FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-02

Free Writing Prospectus

Structural and Collateral Term Sheet

$822,168,756

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2025-C64

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

UBS AG

Societe Generale Financial Corporation

JPMorgan Chase Bank, National Association

Bank of Montreal

LMF Commercial, LLC

Natixis Real Estate Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-C64

January 30, 2025

WELLS FARGO SECURITIES	BMO CAPITAL MARKETS	CITIGROUP	GOLDMAN SACHS & CO. LLC	J.P. MORGAN	SOCIÉTÉ GÉNÉRALE	UBS SECURITIES LLC
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc.	Drexel Hamilton	Natixis Securities Americas LLC	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC, SG Americas Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Issue Characteristics
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	5	7	$193,000,055	23.5%
Citi Real Estate Funding Inc.	8	28	172,246,464	21.0
Wells Fargo Bank, National Association	5	5	132,187,683	16.1
UBS AG	3	10	81,500,000	9.9
Societe Generale Financial Corporation	6	6	78,004,605	9.5
JPMorgan Chase Bank, National Association	1	2	70,000,000	8.5
Bank of Montreal	1	1	45,000,000	5.5
LMF Commercial, LLC	2	2	30,229,949	3.7
Natixis Real Estate Capital LLC	1	1	20,000,000	2.4
Total	32	62	$822,168,756	100.0%

Loan Pool:

Initial Pool Balance:	$822,168,756
Number of Mortgage Loans:	32
Average Cut-off Date Balance per Mortgage Loan:	$25,692,774
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgaged Property(1):	$13,260,786
Weighted Average Interest Rate:	6.6418%
Ten Largest Mortgage/Cross-collateralized Loans as % of Initial Pool Balance:	58.8%
Weighted Average Original Term to Maturity (months):	118
Weighted Average Remaining Term to Maturity (months):	116
Weighted Average Original Amortization Term (months)(2):	356
Weighted Average Remaining Amortization Term (months)(2):	355
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.80x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	54.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	52.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	17.5%
% of Mortgage Loans with Single Tenants(3):	4.5%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans or Cross-Collateralized Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
GSMC	TheWit Chicago	Chicago	IL	1 / 1	$81,000,000	9.9%	Hospitality	310	$261,290	54.4%	54.4%	1.59	x	13.5%
WFB	Ventana Residences	San Francisco	CA	1 / 1	73,500,000	8.9	Multifamily	193	380,829	65.6	65.6	1.25		7.9
JPMCB	Soho Grand & The Roxy Hotel	New York	NY	1 / 2	70,000,000	8.5	Hospitality	548	371,350	40.1	40.1	3.49		21.9
CREFI	West Michigan Industrial Portfolio	Various	MI	1 / 10	57,000,000	6.9	Industrial	1,696,701	34	57.6	57.6	1.90		12.6
GSMC	Outlet Shoppes of the Bluegrass	Simpsonville	KY	1 / 1	45,900,055	5.6	Retail	428,074	154	60.4	52.6	1.72		14.2
BMO	UOVO QPN	Long Island City	NY	1 / 1	45,000,000	5.5	Self Storage	281,494	508	60.9	60.9	1.47		9.7
UBS AG	Phoenix Industrial Portfolio XII	Various	Various	1 / 8	30,000,000	3.6	Industrial	2,013,085	26	48.1	48.1	1.60		11.7
GSMC	Newport Centre	Jersey City	NJ	1 / 1	28,000,000	3.4	Retail	966,186	195	43.0	43.0	2.66		15.3
UBS AG	Union Square Shopping Center	Harrisburg	PA	1 / 1	27,950,000	3.4	Retail	307,913	91	65.0	65.0	1.56		11.2
CREFI	Shops at Mission Viejo	Mission Viejo	CA	1 / 1	25,000,000	3.0	Retail	1,012,005	178	52.4	49.5	1.69		13.4
Top Three Total/Weighted Average				3 / 4	$224,500,000	27.3%				53.6%	53.6%	2.07	x	14.3%
Top Five Total/Weighted Average				5 / 15	$327,400,055	39.8%				55.3%	54.2%	1.99	x	14.0%
Top Ten Total/Weighted Average				10 / 27	$483,350,055	58.8%				55.0%	54.2%	1.92	x	13.3%
Non-Top Ten Total/Weighted Average				22 / 35	$338,818,701	41.2%				53.0%	49.5%	1.64	x	13.2%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loansss
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2025-C64	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
3	Soho Grand & The Roxy Hotel	JPMCB	$70,000,000	$133,500,000	$203,500,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	3.09x	19.4%	45.3%
5	Outlet Shoppes of the Bluegrass	GSMC	$45,900,055	$19,956,546	$65,856,600	WFCM 2025-C64	Wells Fargo	Rialto Capital Advisors, LLC	Future Securitization	1.72x	14.2%	60.4%
6	UOVO QPN	BMO	$45,000,000	$98,000,000	$143,000,000	WFCM 2025-C64	Midland	Rialto Capital Advisors, LLC	Future Securitization	1.47x	9.7%	60.9%
7	Phoenix Industrial Portfolio XII	UBS AG	$30,000,000	$22,500,000	$52,500,000	WFCM 2025-C64	Wells Fargo	Rialto	BBCMS 2025-C32	1.60x	11.7%	48.1%
8	Newport Centre	GSMC	$28,000,000	$160,000,000	$188,000,000	BBCMS 2024-C30	Midland	Rialto Capital Advisors, LLC	BBCMS 2024-C30; BMO 2024-C10; BANK 2024-BNK48	2.66x	15.3%	43.0%
10	Shops at Mission Viejo	CREFI	$25,000,000	$155,000,000	$180,000,000	BBCMS 2025-C32	Midland	Argentic Services Company LP	BBCMS 2025-C32	1.69x	13.4%	52.4%
11	900 North Michigan	GSMC	$25,000,000	$155,000,000	$180,000,000	BBCMS 2024-C28	Wells Fargo	LNR Partners, LLC	BBCMS 2024-C28; WFCM 2024-C63; BANK 2024-BNK48; BBCMS 2024-C30	1.77x	12.6%	57.1%
19	Twin Cities Premium Outlets	Natixis	$20,000,000	$75,000,000	$95,000,000	BBCMS 2024-C30	Midland	Rialto Capital Advisors, LLC	BBCMS 2024-C30	2.01x	14.3%	47.0%

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
2	WFB	Ventana Residences	$73,500,000	8.9%	NAP	$34,750,000	6.7547%	1.25x	0.78x	7.9%	5.4%	65.6%	96.7%
3	JPMCB	Soho Grand & The Roxy Hotel	70,000,000	8.5	$26,500,000	NAP	5.5400	3.49	3.09	21.9	19.4	40.1	45.3
Total/Weighted Average			$143,500,000	17.5%	$26,500,000	$34,750,000	6.1622%	2.34x	1.91x	14.7%	12.2%	53.2%	71.6%

(1)    Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)    With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan or mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.00	JPMCB	Soho Grand & The Roxy Hotel	New York	NY	Hospitality	$70,000,000	8.5%	CSAIL 2015-C1, CSAIL 2015-C2, CSAIL 2015-C3
4.01	CREFI	553 - 555 76th Street Southwest	Byron Center	MI	Industrial	7,600,000	0.9	COMM 2015-PC1
4.02	CREFI	3366 Kraft Avenue Southeast	Grand Rapids	MI	Industrial	7,400,000	0.9	COMM 2015-PC1
4.03	CREFI	8181 Logistics Drive	Zeeland	MI	Industrial	7,100,000	0.9	COMM 2015-PC1
4.04	CREFI	3300 Kraft Avenue Southeast	Grand Rapids	MI	Industrial	7,100,000	0.9	COMM 2015-PC1
4.05	CREFI	3232 Kraft Avenue Southeast	Grand Rapids	MI	Industrial	6,900,000	0.8	COMM 2015-PC1
4.06	CREFI	511 76th Street Southwest	Byron Center	MI	Industrial	6,800,000	0.8	COMM 2015-PC1
4.07	CREFI	425 Gordon Industrial Court Southwest	Byron Center	MI	Industrial	5,400,000	0.7	COMM 2015-PC1
4.08	CREFI	2851 Prairie Street Southwest	Grandville	MI	Industrial	4,100,000	0.5	COMM 2015-PC1
4.09	CREFI	100 84th Street Southwest	Byron Center	MI	Industrial	2,700,000	0.3	COMM 2015-PC1
4.10	CREFI	5001 Kendrick Street Southeast	Grand Rapids	MI	Industrial	1,900,000	0.2	COMM 2015-PC1
5.00	GSMC	Outlet Shoppes of the Bluegrass	Simpsonville	KY	Retail	45,900,055	5.6	CSMC 2022-NWPT
6.00	BMO	UOVO QPN	Long Island City	NY	Self Storage	45,000,000	5.5	CD 2017-CD4
8.00	GSMC	Newport Centre	Jersey City	NJ	Retail	28,000,000	3.4	CSMC 2022-NWPT
9.00	UBS AG	Union Square Shopping Center	Harrisburg	PA	Retail	27,950,000	3.4	CGCMT 2015-GC27; JPMCC 2004-C3
11.00	GSMC	900 North Michigan	Chicago	IL	Mixed Use	25,000,000	3.0	LBUBS 2005-C3
15.04	CREFI	Tuckaway Village MHP	Germantown Hills	IL	Manufactured Housing	2,150,000	0.3	WFCM 2015-C31
15.05	CREFI	Minot MHP	Minot	ND	Manufactured Housing	2,020,000	0.2	CGCMT 2015-GC35
16.00	SGFC	Escondido HHSA Building	Escondido	CA	Mixed Use	21,000,000	2.6	CSAIL 2016-C5
19.00	Natixis	Twin Cities Premium Outlets	Eagan	MN	Retail	20,000,000	2.4	GSMS 2014-GC26; CGCMT 2015-GC27
28.00	WFB	Security Public Storage	Fairfield	CA	Self Storage	9,465,474	1.2	WFRBS 2014-C24
29.00	WFB	North Huntingdon Square	Irwin	PA	Retail	7,974,238	1.0	JPMBB 2014-C19
31.00	CREFI	Skyview Plaza	East Liverpool	OH	Retail	7,481,998	0.9	JPMBB 2014-C24
	Total					$368,941,765	44.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Hospitality	8	$233,712,386	28.4%	47.6%	45.7%	2.28x	17.5%	15.5%	6.8065%
Full Service	4	174,550,000	21.2	47.1	47.1	2.35	17.0	15.0	6.7208
Extended Stay	1	20,947,971	2.5	25.7	22.1	2.99	25.6	22.3	6.3100
Select Service	1	15,800,000	1.9	72.1	59.6	1.34	13.4	12.4	7.9900
Limited Service; Extended Stay	1	11,584,466	1.4	48.5	42.1	1.98	17.3	15.5	6.7800
Limited Service	1	10,829,949	1.3	59.8	52.9	1.64	15.3	13.8	7.4500
Retail	11	195,706,291	23.8	57.6	54.3	1.80	13.2	12.6	6.5322
Outlet Center	2	65,900,055	8.0	56.3	50.9	1.81	14.2	13.6	6.7949
Anchored	3	55,731,998	6.8	65.8	63.3	1.54	11.7	11.1	6.5945
Super Regional Mall	2	53,000,000	6.4	47.4	46.1	2.20	14.4	13.9	6.0445
Shadow Anchored	4	21,074,238	2.6	65.1	62.0	1.46	11.2	10.6	6.7727
Multifamily	6	127,904,605	15.6	60.8	59.0	1.31	9.2	9.0	6.5677
Mid Rise	1	73,500,000	8.9	65.6	65.6	1.25	7.9	7.8	6.1660
Garden	4	33,004,605	4.0	57.0	49.9	1.28	10.6	10.4	7.1560
Student Housing	1	21,400,000	2.6	50.4	50.4	1.55	11.5	11.1	7.0400
Industrial	21	123,780,000	15.1	51.4	50.8	1.73	12.4	11.6	6.5346
Warehouse/Distribution	9	41,881,018	5.1	53.2	53.2	1.76	12.2	11.3	6.3512
Warehouse	6	37,001,651	4.5	56.5	56.5	1.86	12.5	11.7	6.2240
Manufacturing/Warehouse	1	24,000,000	2.9	38.1	35.2	1.55	12.9	12.6	7.1950
Manufacturing/Distribution	2	12,780,000	1.6	56.1	56.1	1.60	12.0	11.1	6.8400
Manufacturing	3	8,117,331	1.0	50.3	50.3	1.67	11.9	10.9	6.4634
Self Storage	3	73,865,474	9.0	60.2	59.2	1.46	9.8	9.8	6.4396
Self Storage	3	73,865,474	9.0	60.2	59.2	1.46	9.8	9.8	6.4396
Mixed Use	2	46,000,000	5.6	59.3	55.8	1.64	12.6	12.2	6.9489
Retail/Office	1	25,000,000	3.0	57.1	57.1	1.77	12.6	12.3	6.8530
Office/Retail	1	21,000,000	2.6	61.9	54.2	1.49	12.7	12.0	7.0630
Manufactured Housing	11	21,200,000	2.6	40.5	40.5	1.44	10.4	10.1	6.9500
Manufactured Housing	11	21,200,000	2.6	40.5	40.5	1.44	10.4	10.1	6.9500
Total/Weighted Average	62	$822,168,756	100.0%	54.2%	52.2%	1.80x	13.3%	12.4%	6.6418%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	6	$172,365,474	21.0%	58.3%	56.1%	1.42	x	10.3%	10.1%	6.5336%
Northern California	3	102,365,474	12.5	63.7	63.0	1.31		8.5	8.4	6.2232
Southern California	3	70,000,000	8.5	50.3	46.0	1.58		13.0	12.6	6.9875
Illinois	6	126,188,074	15.3	53.2	53.2	1.61		12.9	11.6	7.1096
New York	3	115,000,000	14.0	48.2	48.2	2.70		17.1	15.7	5.9098
Michigan	11	68,584,466	8.3	56.1	55.0	1.91		13.4	12.5	6.2813
Kentucky	2	48,265,942	5.9	59.8	52.4	1.71		14.1	13.5	6.8239
Wisconsin	11	46,478,484	5.7	53.9	48.9	1.36		10.9	10.4	7.0073
Other(3)	23	245,286,316	29.8	53.0	50.8	1.82		14.0	13.0	6.8162
Total/Weighted Average	62	$822,168,756	100.0%	54.2%	52.2%	1.80	x	13.3%	12.4%	6.6418%
(1)	The mortgaged properties are located in 19 states and the District of Columbia.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 13 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool
G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7,284,605 - 8,000,000	4	$30,410,841	3.7%
8,000,001 - 9,000,000	1	8,600,000	1.0
9,000,001 - 10,000,000	2	18,915,474	2.3
10,000,001 - 15,000,000	4	48,294,415	5.9
15,000,001 - 20,000,000	3	55,200,000	6.7
20,000,001 - 30,000,000	12	288,347,971	35.1
30,000,001 - 50,000,000	2	90,900,055	11.1
50,000,001 - 70,000,000	2	127,000,000	15.4
70,000,001 - 80,000,000	1	73,500,000	8.9
80,000,001 - 81,000,000	1	81,000,000	9.9
Total:	32	$822,168,756	100.0%
Average:	$25,692,774
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.30	1	$73,500,000	8.9%
1.31 - 1.40	5	52,404,605	6.4
1.41 - 1.50	3	82,000,000	10.0
1.51 - 1.60	5	86,374,238	10.5
1.61 - 1.70	3	58,815,474	7.2
1.71 - 1.80	5	98,811,998	12.0
1.81 - 1.90	4	162,730,003	19.8
1.91 - 2.00	1	57,000,000	6.9
2.01 - 2.25	2	31,584,466	3.8
2.26 - 3.00	1	28,000,000	3.4
3.01 - 3.50	1	20,947,971	2.5
3.51 - 3.91	1	70,000,000	8.5
Total:	32	$822,168,756	100.0%
Weighted Average:	1.93x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.9 - 8.0	1	$73,500,000	8.9%
8.1 - 12.1	15	261,574,317	31.8
12.2 - 16.1	13	384,562,001	46.8
16.2 - 20.1	1	11,584,466	1.4
20.2 – 25.6	2	90,947,971	11.1
Total:	32	$822,168,756	100.0%
Weighted Average:	13.3%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	29	$769,688,756	93.6%
Acquisition	2	39,700,000	4.8
Recapitalization	1	12,780,000	1.6
Total:	32	$822,168,756	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4370 - 5.5000	1	$28,000,000	3.4%
5.5001 - 5.7500	1	70,000,000	8.5
5.7501 - 6.0000	1	9,465,474	1.2
6.0001 - 6.2500	2	130,500,000	15.9
6.2501 - 6.5000	4	81,404,207	9.9
6.5001 - 6.7500	6	142,650,000	17.4
6.7501 - 7.0000	6	123,749,126	15.1
7.0001 - 7.2500	7	105,220,000	12.8
7.2501 - 7.5000	2	91,829,949	11.2
7.5001 - 8.3450	2	39,350,000	4.8
Total:	32	$822,168,756	100.0%
Weighted Average:	6.6418%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.30	5	$106,504,605	13.0%
1.31 - 1.40	2	35,200,000	4.3
1.41 - 1.50	6	128,574,238	15.6
1.51 - 1.60	9	237,627,472	28.9
1.61 - 1.70	2	35,829,949	4.4
1.71 - 1.80	2	70,900,055	8.6
1.81 - 1.90	1	57,000,000	6.9
1.91 - 2.00	1	11,584,466	1.4
2.01 - 2.25	1	20,000,000	2.4
2.26 - 2.75	1	28,000,000	3.4
2.76 - 3.00	1	20,947,971	2.5
3.01 - 3.49	1	70,000,000	8.5
Total:	32	$822,168,756	100.0%
Weighted Average:	1.80x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 8.1	1	$73,500,000	8.9%
8.2 - 12.1	19	428,056,315	52.1
12.2 - 16.1	10	229,664,470	27.9
16.2 - 22.3	2	90,947,971	11.1
Total:	32	$822,168,756	100.0%
Weighted Average:	12.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Wells Fargo Commercial Mortgage Trust 2025-C64	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	1	$21,200,000	2.6%
120	31	800,968,756	97.4
Total:	32	$822,168,756	100.0%
Weighted Average:	118 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	1	$21,200,000	2.6%
114 - 120	31	800,968,756	97.4
Total:	32	$822,168,756	100.0%
Weighted Average:	116 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	16	$568,880,000	69.2%
300	1	15,800,000	1.9
360	15	237,488,756	28.9
Total:	32	$822,168,756	100.0%
Weighted Average(3):	356 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	16	$568,880,000	69.2%
300	1	15,800,000	1.9
356 - 360	15	237,488,756	28.9
Total:	32	$822,168,756	100.0%
Weighted Average(3):	355 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	14	$486,374,293	59.2%
Springing	15	204,514,463	24.9
Soft / Springing Cash Management	2	118,500,000	14.4
Hard / In Place Cash Management	1	12,780,000	1.6
Total:	32	$822,168,756	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	19	$428,148,677	52.1%
Lockout / GRTR 1% or YM / Open	11	339,554,605	41.3
Lockout / GRTR 1% or YM or Defeasance / Open	2	54,465,474	6.6
Total:	32	$822,168,756	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
25.7 - 30.0	1	$20,947,971	2.5%
30.1 - 40.0	1	24,000,000	2.9
40.1 - 45.0	4	142,750,000	17.4
45.1 - 50.0	3	61,584,466	7.5
50.1 - 55.0	4	136,865,474	16.6
55.1 - 60.0	10	154,070,790	18.7
60.1 - 65.0	5	159,250,055	19.4
65.1 - 70.0	3	106,900,000	13.0
70.1 - 72.1	1	15,800,000	1.9
Total:	32	$822,168,756	100.0%
Weighted Average:	54.2%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
22.1 - 25.0	1	$20,947,971	2.5%
25.1 - 40.0	1	24,000,000	2.9
40.1 - 45.0	6	163,799,940	19.9
45.1 - 50.0	6	100,720,000	12.3
50.1 - 55.0	8	202,870,844	24.7
55.1 - 60.0	4	110,580,000	13.4
60.1 - 65.0	3	92,350,000	11.2
65.1 - 68.8	3	106,900,000	13.0
Total:	32	$822,168,756	100.0%
Weighted Average:	52.2%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	16	$568,880,000	69.2%
Amortizing Balloon	13	183,988,756	22.4
Interest Only, Amortizing Balloon	3	69,300,000	8.4
Total:	32	$822,168,756	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
36	1	$24,000,000	2.9%
60	2	45,300,000	5.5
Total:	3	$69,300,000	8.4%
Weighted Average:	52 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	8	$202,220,000	24.6%
1	4	153,550,000	18.7
2	6	115,784,466	14.1
3	9	210,174,578	25.6
4	2	17,439,712	2.1
5	2	98,000,000	11.9
6	1	25,000,000	3.0
Total:	32	$822,168,756	100.0%
Weighted Average:	2 months

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$81,000,000
201 North State Street	TheWit Chicago	Cut-off Date LTV:	54.4%
Chicago, IL 60601		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$81,000,000
201 North State Street	TheWit Chicago	Cut-off Date LTV:	54.4%
Chicago, IL 60601		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.5%

Near North Side
CHICAGO
Lake Michigan
River North
Streeterville
New East Side
Chicago Loop
GRANT PARK
MILLENNIUM PARK
Chicago River
South Branch Chicago River
Lake Shore Drive
Lakefront Trail
MAGNIFICENT MILE
CTA RED LINE
CTA BLUE LINE
CTA LOOP
CTA BROWN, PURPLE LINES
CTA GREEN, PINK BLUE LINES
TheWit Chicago
201 North State Street
Chicago, IL 60601
W. Maple St.
E. Bellevue Pl.
W. Oak St.
E. Oak St.
E. Walton St.
E. Delaware Pl.
E. Chestnut St.
E. Pearson St.
W. Chicago Ave.
E. Chicago Ave.
W. Superior St.
E. Superior St.
W. Huron St.
E. Huron St.
W. Erie St.
E. Erie St.
W. Ontario St.
E. Ontario St.
W. Ohio St.
E. Ohio St.
W. Grand Ave.
E. Grand Ave.
W. Illinois St.
E. Illinois St.
W. Hubbard St.
W. Kinzie St.
E. North Water St.
W. Wacker Dr.
E. Wacker Dr.
W. Lake St.
E. Lake St.
W. Randolph St.
E. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
E. Monroe St.
W. Jackson Blvd.
E. Jackson Blvd.
W. Van Buren St.
E. Congress Pkwy.
N. Orleans St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. Rush St.
N. State St.
N. Wabash Ave.
N. Michigan Ave.
N. St. Clair St.
N. Seneca St.
N. Columbus Dr.
N. Franklin St.
N. Wells St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
The Drake
900 North Michigan
John Hancock Center
Washington Square Park
Mariano Park
The Chicago Hotel
Moody Bible Institute
SAE Institute Chicago
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Loyola University Water Tower Campus
Northwestern Medicine Prentice Women's Hospital
Northwestern University Chicago Campus
Northwestern Memorial Hospital
La Salle Center
Gruen Galleries
Kasa Magnificent Mile Chicago
Richard H. Driehaus Museum
Hotel Felix
Embassy Suites Chicago
Best Western River North Hotel
OHIO STREET BEACH
Milton Lee Olive Park
River East Center
Lake Point Tower
The Shops at North Bridge
Tribune Tower
NBC Tower
Gleacher Center
Kinzie Chicago
Trump Intl. Hotel & Tower
Wrigley Building
Merchandise Mart
Reid Murdoch Center
Marina City
Salesforce Tower Chicago
The Langham Chicago
The River Hotel
St. Regis
Renaissance Chicago
L7 Chicago
Lakeshore East Park
James R. Thompson Ctr/ Atrium Mall
James M. Nederlander Theatre
Prudential Plaza
AON Center
RANDOLPH STREET METRA
City Hall
Daley Plaza
Chicago Cultural Center
Jay Pritzker Pavilion
Harris Music & Dance Theater
Cloud Gate
Chase Tower
Hyatt Center
AT&T Corporate Offices
Willis (Sears) Tower
Art Institute of Chicago
Chicago Symphony Center
Chicago Board of Trade
DePaul Univ. College of Law
Chicago Stock Exchange
RMU-IL Institute of Art & Design
VAN BUREN STREET METRA
LA SALLE ST. METRA
METRA
41
290
Chicago/Franklin
Chicago/State
Grand
Merchandise Mart
Clark/Lake
State/Lake
Lake
Randolph/Wabash
Washington/Wells
Washington/State
Wash/State
Madison/Wabash
Monroe/State
Adams/Wabash
Quincy/Wells
Jackson/State
LaSalle/Van Buren
LaSalle
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Lincolnwood
Norridge
Franklin Park
Northlake
Elmwood Park
Melrose Park
Maywood
Oak Park
Elmhurst
Addison
Westchester
Berwyn
Cicero
Brookfield
La Grange
Downers Grove
Bridgeview
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Orland Park
Alsip
Blue Island
Riverdale
Crestwood
Darien
Lemont
CHICAGO
COOK COUNTY
DU PAGE COUNTY
INDIANA
Lake Michigan
Chicago Loop

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Mortgage Loan No. 1 – TheWit Chicago

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	[NR/NR/NR]			Location:	Chicago, IL 60601
Original Balance:	$81,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$81,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/2019, 2023
Borrower Sponsors:	Scott D. Greenberg, an individual, Scott David Greenberg, as Trustee of Declaration of Trust of Scott David Greenberg dated October 3, 2001			Size:	310 rooms
Guarantor:	Scott David Greenberg			Cut-off Date Balance Per Room:	$261,290
Mortgage Rate:	7.2690%			Maturity Date Balance Per Room:	$261,290
Note Date:	12/11/2024			Property Manager:	Dreamweaver Hotels Inc. – TheWit
Maturity Date:	1/6/2035				(borrower affiliated)
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$10,932,267
Seasoning:	1 month			UW NCF:	$9,503,101
Prepayment Provisions:	L(23),YM1(90),O(7)			UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	11.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.59x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$11,430,385 (12/31/2024)
				2nd Most Recent NOI:	$6,528,974 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$9,731,261 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	69.8% (12/31/2024)
Taxes:	$572,275	$206,202	NAP	2nd Most Recent Occupancy:	60.0% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	65.7% (12/31/2022)
Replacement Reserves:	$0	$118,052	NAP	Appraised Value (as of):	$149,000,000 (10/3/2024)
FF&E Reserve:	$0	$0	NAP	Appraised Value Per Room:	$480,645
PIP Reserve:	$192,500	$0	NAP	Cut-off Date LTV Ratio:	54.4%
				Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$81,000,000	98.6%	Loan Payoff	$80,721,571	98.3%
Principal Cash Contribution	$1,155,066	1.4%	Upfront Reserves	$764,775	0.9%
			Closing Costs	$668,720	0.8%
Total Sources	$82,155,066	100.0%	Total Uses	$82,155,066	100.0%
(1)	See “Escrows” below for further discussion of reserve information.

The Mortgage Loan. The mortgage loan (“TheWit Chicago Mortgage Loan”) is evidenced by a single promissory note issued by ECD-Great Street DE, LLC in the original principal amount of $81,000,000 and secured by the borrower’s fee simple interest in a 310-room full-service hotel located in Chicago, Illinois (“TheWit Chicago Property”). TheWit Chicago Mortgage Loan has a 10-year interest-only term and accrues interest a rate of 7.2690% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$81,000,000
201 North State Street	TheWit Chicago	Cut-off Date LTV:	54.4%
Chicago, IL 60601		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.5%

The Borrower and the Borrower Sponsor. The borrower is ECD-Great Street DE, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of TheWit Chicago Mortgage Loan. The borrower sponsors and non-recourse carveout guarantor is Scott David Greenberg.

The Property. TheWit Chicago Property is a 310-room full-service hotel located on the northeast corner of North State Street and East Lake Street in Downtown Chicago. The hotel commenced operations in May 2009 and was originally affiliated with the Doubletree by Hilton flag. Between 2019 and 2023, TheWit Chicago Property underwent a renovation to an upscale/luxury hotel. Today, the property spans 27 floors and offers multiple food and beverage operations (State & Lake Chicago Tavern and ROOF on TheWit), as well as an on-site spa, fitness center, business center, valet parking services and 11,934 SF of meeting and event space, exclusive of the 4,917 SF rooftop indoor/outdoor venue.

The Market. TheWit Chicago Property is located in the Chicago CBD hotel submarket. According to a third party report, as of January 2025, submarket occupancy is 67.5% and submarket ADR is $239.67.

The following table presents the Competitive Properties of the TheWit Chicago Property:

Competitive Properties(1)
Property	Year Built	# of Rooms	% Commercial	% Meeting & Group	% Leisure	Total Meeting Space
TheWit Chicago	2009	310	40.00%	15.00%	45.00%	11,934
The Allegro Royal Sonesta Hotel Chicago Loop	1927	483	35.00%	20.00%	45.00%	14,000
Westin Chicago River North	1987	445	35.00%	35.00%	30.00%	29,294
Renaissance Chicago Downtown Hotel	1991	560	40.00%	40.00%	20.00%	41,572
Luxury Collection The Gwen Chicago	2001	311	35.00%	25.00%	40.00%	15,000
Hyatt Centric The Loop Chicago	2015	257	40.00%	15.00%	45.00%	2,500
LondonHouse Chicago, Curio Collection	2016	452	35.00%	25.00%	40.00%	25,000
Total/Averages		2,818	37.00%	27.00%	36.00%	139,300
(1)	Source: Appraisal.

Appraisal. According to the appraisal, TheWit Chicago Property had an “as-is” appraised value of $149,000,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental report dated October 11, 2024, there was no evidence of any recognized environmental condition at the TheWit Chicago Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$81,000,000
201 North State Street	TheWit Chicago	Cut-off Date LTV:	54.4%
Chicago, IL 60601		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TheWit Chicago Property:

Cash Flow Analysis(1)
	2019	2021	2022	2023	2024	U/W(2)	U/W $ per Unit
Occupancy	79.5%	40.8%	65.7%	60.0%	69.8%	69.8%
ADR	$225.68	$192.15	$255.13	$254.29	$265.63	$265.63
RevPAR	$179.51	$78.33	$167.49	$152.54	$185.52	$185.52

Rooms Revenue	$20,311,928	$8,863,189	$18,951,986	$17,259,734	$21,049,467	$20,991,955	$67,716
Food and Beverage Revenue	10,951,225	5,199,619	12,314,213	12,126,988	14,467,362	14,427,834	46,541
Spa Income	341,079	112,399	204,110	123,340	(43)	(43)	0
LED Display Revenue	0	0	0	0	0	0	0
Miscellaneous Income	694,022	208,612	494,297	143,305	1,200,088	1,200,088	3,871
Total Operating Revenue	$32,298,254	$14,383,819	$31,964,606	$29,653,367	$36,716,874	$36,619,834	$118,128
							0
Rooms Expense	$5,257,098	$2,204,659	$4,362,520	$4,985,903	$5,927,970	$5,911,773	$19,070
Food and Beverage Expense	7,745,897	3,118,093	7,837,701	7,758,772	8,496,231	8,473,017	27,332
Spa Expense	335,658	112,665	247,328	171,876	4,793	4,780	15
Administrative and General	2,410,345	1,859,214	2,502,900	2,716,057	2,290,324	2,290,324	7,388
Sales and Marketing	2,385,556	746,633	1,815,400	1,996,409	2,259,990	2,259,990	7,290
Franchise Fees	1,697,740	760,333	1,626,614	1,176,367	1,404,165	1,315,577	4,244
Property Operation and Maintenance	1,150,072	898,642	1,265,460	1,377,032	1,483,029	1,483,029	4,784
Utilities	664,156	525,482	543,501	602,384	763,723	763,723	2,464
Base Management Fee(3)	970,267	431,533	1,024,513	891,684	1,104,825	1,098,595	3,544
Total Operating Expenses	$22,616,789	$10,657,254	$21,225,937	$21,676,484	$23,735,050	$23,600,809	$76,132
Income Before Non-Operating Income and Expenses	$9,681,465	$3,726,565	$10,738,669	$7,976,883	$12,981,824	$13,019,025	$41,997
Property and Other Taxes	$1,400,953	$1,434,262	$633,528	$986,422	$1,016,702	$1,603,283	$5,172
Insurance	$252,231	$291,934	$373,880	$461,487	$534,737	$483,475	$1,560
Net Operating Income	$8,028,281	$2,000,369	$9,731,261	$6,528,974	$11,430,385	$10,932,267	$35,265
FF&E	0	0	0	0	0	1,429,166	4,610
Net Cash Flow	$8,028,281	$2,000,369	$9,731,261	$6,528,974	$11,430,385	$9,503,101	$30,655

NOI DSCR	1.34x	0.34x	1.63x	1.09x	1.91x	1.83x
NCF DSCR	1.34x	0.34x	1.63x	1.09x	1.91x	1.59x
NOI Debt Yield	9.9%	2.5%	12.0%	8.1%	14.1%	13.5%
NCF Debt Yield	9.9%	2.5%	12.0%	8.1%	14.1%	11.7%
(1)	TheWit Chicago Property shut operations during 2020 due to the COVID-19 pandemic.
(2)	Based on the underwritten cash flow dated December 31, 2024.
(3)	Base Management Fee is based on 3.0% of total operating revenue.

Escrows and Reserves. At origination, the borrower deposited (a) $572,274.60 for real estate taxes and (b) $192,500 into a property improvement plan reserve for current renovations.

Tax Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be $206,201.68 through June 6, 2025, to be recalculated starting July 6, 2025.

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (such reserve will be conditionally waived (i) so long as no event of default under TheWit Chicago Mortgage Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$81,000,000
201 North State Street	TheWit Chicago	Cut-off Date LTV:	54.4%
Chicago, IL 60601		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.5%

insurance satisfying the requirements set forth in TheWit Chicago Mortgage Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of TheWit Chicago Mortgage Loan documents.

FF&E Reserve - On each payment date, the borrower is required to deposit into a FF&E reserve an amount equal to (i) $118,052,44 through January 2026 and (ii) thereafter a consistent monthly amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E or (b) 4% of the operating income of TheWit Chicago Property for the previous 12-month period (excluding any parking revenue and any revenue attributable to the display), which consistent monthly payment for each 12-month period as described immediately above will be as determined on the anniversary of the last day of the calendar month in which the origination date occurred.

Lockbox / Cash Management. TheWit Chicago Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower and property manager are required to deposit all revenue generated by TheWit Chicago Property into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with TheWit Chicago Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with TheWit Chicago Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for TheWit Chicago Mortgage Loan.

A "Cash Management Period" means any of the following periods: (i) the period from the commencement of a Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is no longer continuing or is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each of the following:

(i) each period that commences when debt yield, determined as of the first day of any two consecutive fiscal quarters, is less than 9.4% (each, a "Debt Yield Trigger Event") and the borrower has not timely made the cash deposit into the excess cash flow account or delivered the letter of credit to the lender, in each case, as required under the related loan agreement, and concludes upon the earlier to occur of (y) the debt yield, determined as of the first day of each of any two consecutive fiscal quarters thereafter, is equal to or greater than 9.4% or (z) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted pursuant to the terms and conditions of the related loan agreement;

(ii) if the financial reports required under the related loan agreement are not delivered to the lender as and when required (subject, in any event, to the notice and cure period specified in the loan agreement), a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing); and

(iii) except as provided in franchise agreement provisions of the related loan agreement, any period from (a) the date TheWit Chicago Property is no longer subject to the related franchise agreement or any replacement thereof entered in accordance with TheWit Chicago Mortgage Loan documents to (b) the date upon which the New License Conditions (as defined below) are satisfied.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a replacement franchise agreement with the franchisor or another franchisor or licensor acceptable to lender, or the extension of the existing franchise agreement, in any case for a term of no less than five years beyond the maturity date and which contains market terms reasonably consistent with other license agreements being issued by the franchisor or any replacement thereof for other properties; (ii) a tri-party agreement or comfort letter issued by the franchisor or any replacement thereof for the benefit of the lender in substantially the same form provided to lender prior to the origination date or otherwise approved by the lender, which approval may not be unreasonably withheld, delayed or conditioned, and which relates to the franchise agreement, as extended, or any replacement franchise agreement referenced in subsection (i) immediately above; and (iii) a completion guaranty from the borrower sponsors (or another person reasonably acceptable to the lender and the borrower) in form reasonably satisfactory to the lender for the completion of any PIP requirements required to satisfy any PIP implemented in conjunction with the entering of any extension or replacement franchise agreement as referenced in subsection (i) above.

Property Management. TheWit Chicago Property is managed by Dreamweaver Hotels Inc. – TheWit, an affiliate of the borrower.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$73,500,000
99 Ocean Avenue and 1820 Alemany Boulevard	Ventana Residences	Cut-off Date LTV:	65.6%
San Francisco, CA 94112		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$73,500,000
99 Ocean Avenue and 1820 Alemany Boulevard	Ventana Residences	Cut-off Date LTV:	65.6%
San Francisco, CA 94112		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

Ventana Residences
99 Ocean Avenue and 1820 Alemany Boulevard
San Francisco, CA 94112
SAN FRANCISCO
MARIN COUNTY
Golden Gate Bridge
Alcatraz Island
Treasure Island
San Francisco Bay
Fisherman's Wharf
Pier 39
Fort Mason
Ghirardelli Square
North Beach
Palace of Fine Arts
Marina
Lombard St.
Russian Hill
Presidio of San Francisco
Presidio Golf Course
Pacific Heights
Nob Hill
Chinatown
Embarcadero Center
EMBARCADERO
MONTGOMERY
POWELL
Downtown
SF Shopping Centre
Bay Bridge
BART
Presidio Heights
Bush St.
Western Addition
Gough St.
Van Ness Ave.
San Francisco VA Medical Center
Lincoln Park Golf Course
California St.
Geary Blvd.
32nd Ave.
Park Presidio Blvd.
Richmond
University of San Francisco
Turk St.
Fulton St.
CIVIC CENTER
SoMa
South Beach
4TH & KING
Oracle Park
Fulton St.
de Young Museum
Calif. Academy of Sciences
Buena Vista Park
Fell St.
Oak St.
Market St.
Golden Gate Park Golf Course
Golden Gate Park
Golden Gate Equestrian Stadium
Kezar Stadium
Haight Ashbury
Lincoln Way
Castro
UCSF-Mission Bay
Chase Center
CALTRAIN
16th St.
16TH & MISSION
Judah St.
MUNI N JUDAH
University of California-San Francisco
17th St.
Mission
Mission St.
Potrero Hill
22ND ST.
Great Hwy.
Sunset
Sunset Blvd.
24TH & MISSION
SAN FRANCISCO COUNTY
Twin Peaks
Noe Valley
J CHURCH
MUNI L TARAVAL
Taraval St.
Glen Canyon Park
Bayshore Fwy
City College of SF - Evans Campus
Evans Ave.
Vicente St.
San Francisco Zoo
GLEN PARK
Monterey Blvd.
Stonestown Galleria
City College of San Francisco
INGLESIDE
MUNI T THIRD ST.
San Francisco State University
Lake Merced
BALBOA PARK
Excelsior
McLaren Park
Mansell St.
Hunters Point
PAUL AVE.
Bayview
Ocean View
Vienna St.
Lake Merced Blvd.
OCEAN
OCEAN VIEW
MUNI
The Olympic Club
San Francisco Golf Club
Pacific Ocean
DALY CITY
Mission St.
John Daly Blvd.
Lake Merced Country Club
SAN MATEO COUNTY
San Bruno Mountain State Park
Daly City
Mission St.
Southgate Ave.
COLMA
Cypress Hills Golf Course
Hillside Blvd.
Serramonte Center
SF Intl. Airport 8 miles
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Mill Valley
Richmond
Martinez
Pittsburg
Antioch
Concord
Walnut Creek
Berkeley
Lafayette
SAN FRANCISCO
OAKLAND
Alameda
Danville
San Ramon
Dublin
Livermore
Pleasanton
Daly City
Hayward
Pacifica
Millbrae
San Mateo
Union City
Fremont
Pacific Ocean
Redwood City
Newark
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Saratoga
Los Gatos
SAN MATEO COUNTY
ALAMEDA COUNTY
CONTRA COSTA COUNTY
SOLANO COUNTY
1
101
80
280
35
82

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Mortgage Loan No. 2 – Ventana Residences

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]			Location:	San Francisco, CA 94112
Original Balance:	$73,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$73,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	8.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsor:	Presidio Bay Ventures, LLC			Size:	193 Units
Guarantors:	Libertas Ventures, LLC and K. Cyrus Sanandaji			Cut-off Date Balance per Unit:	$380,829
Mortgage Rate:	6.1660%			Maturity Balance per Unit:	$380,829
Note Date:	1/29/2025			Property Manager:	Greystar California, Inc.
Maturity Date:	2/11/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,819,367
IO Period:	120 months			UW NCF:	$5,758,221
Seasoning:	0 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR:	1.25x
Additional Debt Balance(1):	$34,750,000			Most Recent NOI:	$2,059,103 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
Reserves(2)				Most Recent Occupancy:	92.2% (1/22/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.7% (12/31/2024)
RE Taxes:	$0	$84,581	NAP	3rd Most Recent Occupancy:	40.4% (12/31/2023)
Insurance:	$115,548	$19,258	NAP	Appraised Value (as of):	$112,000,000 (10/28/2024)
Replacement Reserve:	$0	$4,096	NAP	Appraised Value per Unit:	$580,311
TI/LC Reserve:	$0	$1,000	NAP	Cut-off Date LTV Ratio:	65.6%
Master Lease Reserve:	$345,000	$0	NAP	Maturity Date LTV Ratio:	65.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$73,500,000	67.9%	Loan Payoff:	$80,624,431	74.5%
Mezzanine Loan Amount:	$34,750,000	32.1%	Closing Costs:	$7,940,708	7.3%
			Upfront Reserves:	$460,548	0.4%
			Mezzanine Loan Reserve:	$2,500,000	2.3%
			Equity(4):	$16,724,313	15.4%
Total Sources:	$108,250,000	100.00%	Total Uses:	$108,250,000	100.00%
(1)	See “Mezzanine Loan and Preferred Equity” section below.
(2)	See “Escrows and Reserves” section below.
(3)	Historical NOI figures are not presented as the Ventana Residences Property (as defined below) was delivered in April 2023 and has been undergoing lease up.
(4)	Existing preferred equity will be extinguished no later than February 13, 2025 in exchange for (i) the payment of $16.7MM and (ii) a 31.5% common equity ownership position in the Borrower (as defined below).

The Mortgage Loan. The second largest mortgage loan (the “Ventana Residences Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $73,500,000 and secured by the borrower’s fee interest in a mid-rise multifamily property totaling 193 units located in San Francisco, CA (the “Ventana Residences Property”).

The Borrower and the Borrower Sponsor. The borrower is 99 Ocean Avenue LP, a Delaware limited partnership. The borrower is structured to be a single purpose bankruptcy-remote entity with one independent director. The borrower sponsor is Presidio Bay Ventures, LLC (“Presidio Bay”) and the non-recourse carveout guarantors are Libertas Ventures, LLC, a California limited liability company, and K. Cyrus Sanandaji.

Presidio Bay constructs and operates commercial real estate for private and public sector tenants across the U.S. Founded in 2012 by K. Cyrus Sanandaji and headquartered in San Francisco, Presidio Bay has 38 projects totaling approximately 5.8 million SF valued at approximately $5.4 billion. Presidio Bay specializes in both new construction and major renovation of mid- to large-scale office, life science and R&D spaces, mixed-use, urban infill multifamily communities, industrial distribution centers and other special-use facilities. Presidio Bay has experience in advisory work, asset management services, and strategic venture investment in early-stage commercial real estate technology companies. Libertas Ventures, LLC is wholly owned by K. Cyrus Sanandaji, managing principal and founder of Presidio Bay.

The Property. The Ventana Residences Property is a newly constructed, four-story apartment complex containing 193 units and 5,977 SF of ground floor commercial space. The sponsor constructed the property in 2023 and has a total cost basis of $125.5MM. The property is situated on a 0.93-acre site and includes a parking garage with 76 spaces (0.4 spaces per unit). Amenities include an indoor-outdoor fitness center with a yoga studio and meditation rooms, two roof decks with outdoor grills, pizza ovens and audio systems, fire pits, lounges, a dog run, business center, onsite childcare, tesla carshare service,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$73,500,000
99 Ocean Avenue and 1820 Alemany Boulevard	Ventana Residences	Cut-off Date LTV:	65.6%
San Francisco, CA 94112		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

secured bike storage, and wi-fi in all common areas. The ground floor commercial space is leased to a not-for-profit children’s daycare tenant on a lease through October 2038. The property includes 47 studio units, 67 one-bedroom units, 57 two-bedroom units, and 22, three-bedrooms units. Unit amenities include in-unit washer/dryer, stainless steel appliances, wood cabinets, walk-in closets, and ceramic tile floors. As of January 22, 2025, the property was 92.2% physically occupied.

The following table presents certain information relating to the unit mix of the Ventana Residences Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	47	45	24.4%	95.7%	430	$2,485
1 Bedroom	67	61	34.7%	91.0%	582	$2,969
2 Bedrooms	57	55	29.5%	96.5%	832	$3,699
3 Bedrooms	22	17	11.4%	77.3%	1,046	$4,909
Total/Weighted Average	193	178	100.0%	92.2%	672	$3,288
(1)	Information based on the underwritten rent roll.

The Market. The Ventana Residences Property is located in the Mission Terrace District of San Francisco, approximately 4.3 miles south of downtown San Francisco. The property is located within walking distance of the Balboa Park BART Station and MUNI Light Rail. Additionally, the property is located one block east of Mission Street, which has a variety of pubs, restaurants, and coffee shops, a half mile south of Interstate 280 and 11.5 miles from the San Francisco International Airport. According to the appraisal, as of 2023, the population within a 1-, 3,- and 5-mile radius is 65,051, 405,641, and 901,487, respectively. and the average household income within the same radii was $161,797, $181,848, and $173,243, respectively. San Francisco’s average household income is $166,342, which is 26% higher than State of California ($123,517).

According to a third party market research report, the property is located in the Bayview / Visitacion Valley submarket of the San Francisco - CA market. As of January 2025, the submarket reported total inventory of 1,313 units with a 4.6% vacancy rate and average asking rents of $2,929 per month. The appraisal identified seven directly competitive multifamily comparables with average asking rents ranging from $2,801 to $7,622 per unit and are further detailed in the table below.

Competitive Set
	Ventana Residences (Subject)		793 S Van Ness	Windsor at Dogpatch	Alta Potrero	The Landing	The Madelon	Avalon Dogpatch	Avalon Ocean Avenue
Location	San Francisco, CA		San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance to Subject	--		3.4 miles	4.4 miles	4.6 Miles	4.1 miles	3.8 Miles	4.2 Miles	1.0 mile
Year Built/Renovated	2023/NAP		2022/NAP	2017/NAP	2020/NAP	2019/NAP	2020/NAP	2018/NAP	2012/NAP
Number of Units	193(1)		75	263	172	263	203	326	173
Average Monthly Rent (per unit)
Studio	$2,485	(1)	NAP	$3,218	$2,974	NAP	$2,924	$2,801	NAP
1 Bedroom	$2,969	(1)	$3,925	$3,799	$3,147	$3,732	$3,182	$3,441	$3,228
2 Bedrooms	$3,699	(1)	$4,855	$4,867	$4,448	$4,889	$4,434	$4,823	$4,034
3 Bedrooms	$4,909	(1)	NAP	$6,484	$5,690	$6,198	NAP	$7,622	NAP
Occupancy	92.2%	(1)	97.9%	94.6%	96.0%	95.5%	93.2%	93.6%	91.6%

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to an “as-is” value for the Ventana Residences Property of $112,000,000 as of October 28, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 20, 2024, there was no evidence of any recognized environmental l conditions at the Ventana Residences Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$73,500,000
99 Ocean Avenue and 1820 Alemany Boulevard	Ventana Residences	Cut-off Date LTV:	65.6%
San Francisco, CA 94112		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ventana Residences Property:

Cash Flow Analysis(1)
	2024	UW	UW per Unit
Base Rent	$5,029,502	$6,889,308	$35,696
Grossed Up Vacant Space	$2,771,229	$726,228	$3,763
Gross Potential Rent	$7,800,731	$7,615,536	$39,459
Concessions	($893,863)	($72,348)	($375)
Commercial Income(2)	$266,098	$233,784	$1,211
Other Income(3)	$449,949	$563,952	$2,922
Net Rentable Income	$7,622,915	$8,340,924	$43,217
(Vacancy / Credit Loss)	($2,764,137)	($416,951)	($2,160)
Effective Gross Income	$4,858,778	$7,923,974	$41,057

Real Estate Taxes	$959,702	$465,786(4)	$2,413
Insurance	$381,520	$220,085	$1,140
Management Fee	$221,601	$260,365	$1,349
Other Operating Expenses	$1,236,852	$1,158,370	$6,002
Total Operating Expenses	$2,799,675	$2,104,606	$10,905

Net Operating Income	$2,059,103	$5,819,367	$30,152
TI/LC	$0	$12,000	$2.00(5)
Replacement Reserves	$0	$49,147	$255(6)
Net Cash Flow	$2,059,103	$5,758,221	$29,835

Occupancy (%)	91.7%	95.0%(7)
NOI DSCR	0.45x	1.27x
NCF DSCR	0.45x	1.25x
NOI Debt Yield	2.8%	7.9%
NCF Debt Yield	2.8%	7.8%

(1)	Historical operating history is not presented as the Ventana Residences Property was delivered in April 2023 and has been undergoing lease up.
(2)	Commercial Income represents rent from the daycare tenant. The UW Commercial Rent includes a 5% vacancy factor.
(3)	Other Income includes parking, storage, and vending.
(4)	Real Estate Taxes were underwritten inclusive of the expected 52% tax abatement. The ongoing property tax reserve will be based on the fully assessed tax bill.
(5)	UW TI/LC Per Unit are based on the 5,977 SF of ground floor commercial space.
(6)	UW Replacement Reserves Per Unit are based on the 193 multifamily units at the property.
(7)	Represents the underwritten economic occupancy. The property was 90.5% economically occupied and 92.2% physically occupied as of January 22, 2025.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly reserve deposits equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $84,581.

Insurance – The loan documents require an upfront insurance reserve deposit equal to $115,548 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially $19,258.

Replacement Reserve – The loan documents require ongoing monthly deposits of $4,096 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $1,000 for TI/LCs related to the 5,977 SF of commercial space at the property.

Master Lease Reserve – At loan closing, the sponsor executed a master lease, which is guaranteed by the guarantors, in an amount equal to the difference between the current economic occupancy and 95%, which equates to $28,750 in monthly rent. The loan documents require an upfront deposit of $345,000, which represents the annual difference between the actual 9.5% economic vacancy and 5% underwritten stabilized vacancy. Provided no event of default is continuing, the Master Lease Reserve may be released upon the property achieving an actual economic occupancy of 95.0% (excluding the master lease) and a minimum net cash flow debt yield of at least 7.83%.

Lockbox and Cash Management. The Ventana Residences Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and manager are required to deposit all rents into an established deposit account within one business day of receipt. After the commencement of a Trigger Event Period (as defined below) all funds in the deposit account are required to be transferred periodically to a lender controlled cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$73,500,000
99 Ocean Avenue and 1820 Alemany Boulevard	Ventana Residences	Cut-off Date LTV:	65.6%
San Francisco, CA 94112		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents. Any excess funds after the waterfall are required to be deposited into an excess cash flow account to serve as additional collateral for the loan.

A “Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Ventana Residences Mortgage Loan falling below 1.15x for one calendar quarter.

A Trigger Event Period will end upon;

●	with regard to clause (i) above, the cure of such event of default; and
●	with regard to clause (ii) above, the NCF DSCR on the Ventana Residences Mortgage Loan being above 1.20x for two consecutive calendar quarters.

Regulatory Agreements. The property is subject to two regulatory agreements:

●	The HOME-SF regulatory agreement is with the City & County of San Francisco and requires the property to have at least 25% of the units designated as HOME-SF Units for the life of the property. HOME-SF Units are defined as Below Market Rate (“BMR”) units to tenants meeting average median income (“AMI”) eligibility requirements ranging from 55% to 110% of AMI. As of loan closing, the property met the threshold via 48 BMR units.
●	An agreement with the California Municipal Finance Authority (“CMFA”), was executed at loan closing for a 30-year term and requires at least 100 of 193 units to be available to be leased as low income units in exchange for a property tax reimbursement. At loan closing, the property had at least 100 qualifying units. Taxes were underwritten inclusive of the expected tax abatement; however, the ongoing property tax reserve will be based on the fully assessed tax bill.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the Ventana Residences Mortgage Loan, Ponos Lending, LLC funded a mezzanine loan in the amount of $34,750,000 (the “Ventana Residences Mezzanine Loan”) to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for the Ventana Residences Mezzanine Loan. The Ventana Residences Mezzanine Loan is coterminous with the Ventana Residences Mortgage Loan. The Ventana Residences Mezzanine Loan accrues interest at a rate of 8.0000% per annum, which is comprised of (i) a 5% “current pay” component for monthly interest only debt service payments, and (ii) an additional 3% which shall either (a) accrue and be added to the outstanding balance of the Ventana Residences Mezzanine Loan, or (b) provided no cash sweep period is continuing, be collected from any excess cash flow available after Ventana Residences Mortgage Loan debt service and the “current pay” debt service. At the Ventana Residences Mezzanine Loan closing, $2.5MM was reserved with the mezzanine lender, which is available to be drawn down upon to the extent all or a portion of the 5% current pay debt service is not available from excess cash flow at the property. Once the $2.5MM reserve is completely drawn down, the mezzanine borrower’s debt service obligation is considered satisfied until loan maturity, and there is not a payment default for any current pay debt service that is not available to be paid from excess cash flow. Rather, such amounts will accrue until maturity. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Loan Term (Original)	Amortization Term (Original)	IO Period	Total Debt U/W DSCR based on NOI/NCF	Total Debt U/W Debt Yield based on NOI/NCF	Total Debt Cut-off Date LTV Ratio	Total Debt LTV Ratio at Maturity
Ventana Residences Mezzanine Loan	$34,750,000	8.000%	120	0	120	0.79x / 0.78x(1)	5.4% / 5.3%	96.7%	96.7%(1)
(1)	The Total Debt U/W DSCR based on NOI/NCF assuming the 5.0% current pay interest rate on the Ventana Residences Mezzanine Loan is 0.92x and 0.91x.

Terrorism Insurance. The loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, windstorm/ named storm insurance with a deductible up to 5% of the total insurable value, and (iii) terrorism insurance as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Soho Grand & The Roxy Hotel
1 SoHo Grand Hotel New York, NY
2 Roxy Hotel New York, NY
Meatpacking District
Hudson Park Library
W. 10th St
W. 9th St
W. 8th St
5th Ave
Greenwich Village
Astor Pl
St. Johns University-Manhattan Campus
3rd Ave
Bowery
The Cooper Union
The Public Theater
The Ukrainian Museum
W 4th St
W 10th St
Bethune St
Waverly Pl
Washington Arch
Washington Square
University Pl
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
New York University
NYU School of Law
NYU Stern School of Business
Great Jones St
Bond St
Bleecker St
Washington St
Hudson St
West Village
West St
PATH
Christopher St
W. 10th St
Pier 46
Pier 45
Barrow St
Morton St
Morton Square
7th Ave South
Bedford St
6th Ave
MacDougal St
Sullivan St
Thompson St
West Broadway
Broadway
Lafayette St
John A. Paulson Center
James J. Walker Park
W. Houston St
Greenwich St
WebMD
375 Hudson Street
Varick St
SoHo Playhouse
Prince St
SoHo
The Mercer
Manhattan Mercantile Bldg.
The Basilica of St. Patrick's Old Cathedral
Nolita
Mott St
King St
Charlton St
UPS Customer Center
Vandam St
Crosby Street Hotel
Spring St
Kenmare St
Pier 40
9A
Whitehall Ferry
NYC Fire Museum
The Dominick
MANHATTAN
Broome St
The Broome Hotel New York
Center for Italian Modern Art
Little Italy
Canal St
Holland Tunnel
78
Jackie Robinson Museum
Grand St
Wooster St
Greene St
Mercer St
Crosby St
Italian American Museum
Museum of Chinese in America
Mulberry St
Mott St
Watts St
Tribeca
St. John's Park
Hudson River Greenway
Hudson River
Hubert St
Walker St
White St
Chinatown
Franklin St
Citi Headquarters
56 Leonard Street
Leonard St
Western Union Building
NYC Criminal Court
Columbus Park
Centre St
Church St
33 Thomas Street
NY County Supreme Court
US District Court
Pearl St
Park Row
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
Duane St
Ted Weiss Federal Bldg.
Reade St
NYC Mun. Building
US Justice Department
Chambers St
Tweed Courthouse
1 Police Plaza
Warren St
NY Public Library
NYC City Hall
City Hall Park
Brooklyn Bridge
Murray St
Park Pl
Woolworth Building
Pace University
Schimmel Center
200 West Street
7 World Trade Ctr.
New York by Gehry
New York Downtown Hospital
1 World Trade Ctr.
2 World Trade Ctr.
250 Vesey Street
200 Vesey Street
PATH
Astoria
Upper West Side
Upper East Side
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Hudson County
Williamsburg
Hoboken
Greenwich Village
Hudson River
Little Italy
NEW JERSEY
SoHo
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Mortgage Loan No. 3 – Soho Grand & The Roxy Hotel

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio(4)
Credit Assessment (Moody’s/Fitch//KBRA):	[Aa3/A-/A]	Location:	New York, NY 10013
Original Balance(1):	$70,000,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$70,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	8.5%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Hartz Mountain Industries	Size:	548 Rooms
Guarantors:	NAP	Cut-off Date Balance Per Room(1):	$371,350
Mortgage Rate:	5.5400%	Maturity Date Balance Per Room(1):	$371,350
Note Date:	8/20/2024	Property Manager:	Hartz Hotel Services, Inc.
Maturity Date:	9/1/2034	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term:	0 months	UW NOI:	$44,656,440
IO Period:	120 months	UW NCF:	$39,863,397
Seasoning:	5 months	UW NOI Debt Yield(1):	21.9%
Prepayment Provisions:	L(24),YM1(89),O(7)	UW NCF Debt Yield(1):	19.6%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	21.9%
Additional Debt Type(1):	Pari Passu/B-Note	UW NCF DSCR(1):	3.49x
Additional Debt Balance(1):	$133,500,000/$26,500,000	Most Recent NOI:	$45,406,894 (11/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI:	$42,431,610 (12/31/2023)
3rd Most Recent NOI:	$44,960,439 (12/31/2022)
Most Recent Occupancy:	90.5% (11/30/2024)
2nd Most Recent Occupancy:	89.3% (12/31/2023)
Reserves(2)	3rd Most Recent Occupancy:	89.3% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$508,000,000 (7/1/2024)
RE Taxes:	$1,907,655	$635,885	NAP	Appraised Value Per Room:	$927,007
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.1%
FF&E Reserve:	$387,448	(3)	NAP	Maturity Date LTV Ratio(1):	40.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$230,000,000	90.4%	Loan Payoff:	$250,909,055	98.7%
Borrower Equity:	$24,286,447	9.6%	Upfront Reserves:	$2,295,103	0.9%
			Closing Costs:	$1,082,289	0.4%
Total Sources:	$254,286,447	100.0%	Total Uses:	$254,286,447	100.0%

(1)	The Soho Grand & The Roxy Hotel Mortgage Loan (as defined below) is part of the Soho Grand & The Roxy Hotel Whole Loan (as defined below), which is comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 and (ii) one subordinate note with an original principal balance of $26,500,000. The Credit Assessment, Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Soho Grand & The Roxy Hotel Senior Loan (as defined below). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Soho Grand & The Roxy Hotel Whole Loan are $419,708, $419,708, 19.4%, 17.3%, 19.4%, 3.09x, 45.3% and 45.3%, respectively.
(2)	See “Escrows and Reserves”.
(3)	Monthly FF&E Reserve of 1/12th of 4% estimated annual gross revenues for the succeeding 12 month period (as determined by the lender in good faith).
(4)	No property releases are permitted.

The Mortgage Loan. The third largest mortgage loan (the “Soho Grand & The Roxy Hotel Loan”) is part of a whole loan (the “Soho Grand & The Roxy Hotel Whole Loan”) comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 (collectively, the “Soho Grand & The Roxy Hotel Senior Loan”) and (ii) one subordinate note with an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Whole Loan is secured by a first priority fee mortgage encumbering two full-service hotels: the 347-room Soho Grand Hotel (the “Soho Grand Property”) and a 201-room Roxy Hotel (“The Roxy Hotel Property”, and together with the Soho Grand Property, the “Soho Grand & The Roxy Hotel Properties”). There are no property releases permitted under the Soho Grand & The Roxy Hotel Whole Loan documents. The Soho Grand & The Roxy Hotel Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $70,000,000. The promissory notes comprising the Soho Grand & The Roxy Hotel Whole Loan are summarized in the below table. The Soho Grand & The Roxy Hotel Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel—AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%
Soho Grand & The Roxy Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2024-BNK48	No(1)
A-2	$70,000,000	$70,000,000	WFCM 2025-C64	No
A-3(2)	$33,500,000	$33,500,000	JPMCB	No
A-4	$20,000,000	$20,000,000	BANK 2024-BNK48	No
Senior Notes	$203,500,000	$203,500,000
B	$26,500,000	$26,500,000	BANK 2024-BNK48 (loan-specific interests)(3)	Yes(1)
Whole Loan	$230,000,000	$230,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as Note B is included in the BANK 2024-BNK48 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the BANK 2024-BNK48 loan-specific interests.
(2)	Expected to be contributed to one or more future securitization trusts.
(3)	Note B serves as collateral only with respect to the loan-specific interests. Note B is not part of the pool of mortgage loans securing the BANK 2024-BNK48 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in the prospectus.

The Borrowers and the Borrower Sponsor. The borrowers are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each a New York Corporation structured to be a single-purpose entity with a principal that is a Delaware single-purpose entity with at least two independent directors. The borrower sponsor of the Soho Grand & The Roxy Hotel Whole Loan is Hartz Mountain Industries. There is no non-recourse carveout guarantor and the borrowers are the sole indemnitors under the environmental indemnity agreement.

Hartz Mountain Industries constructed the Soho Grand & The Roxy Hotel Properties in 1996 and 2000, respectively, and has owned and operated each property since inception. Hartz Mountain Industries was founded in 1926 and has since evolved into a diversified privately owned family business. Hartz Mountain Industries focuses on four lines of business: industrial real estate, multifamily rental real estate, hospitality and renewable energy development. Hartz Mountain Industries’ growing and changing portfolio includes warehouses, data centers, hotels, freestanding parking garages, multifamily residential rental units, offices and other properties.

The Properties. The Soho Grand & The Roxy Hotel Properties comprise two full service hotels totaling 548 keys located in the Soho and Tribeca neighborhoods of Lower Manhattan, New York.

The Soho Grand Property (64.6% of underwritten net cash flow), located in Soho, New York City, is a 16-story, 347-room hotel that was constructed in 1996 and renovated between 2018 and 2021. The 189,986 square foot building operates as an independent hotel known as the Soho Grand Hotel and is credited as the first boutique hotel in Soho. The Soho Grand Property offers various facilities and amenities, including a concierge, a fitness center and 2,489 SF of dedicated event and meeting space. Additionally, valet parking is offered via a third-party operator. The Soho Grand Property also offers a variety of food and beverage (“F&B”) outlets for both hotel guests and the public, including (a) the Grand Bar & Salon (a restaurant and bar serving three meals per day), (b) the Club Room (a parlor and bar in a nightclub setting) and (c) Gilligan’s (a seasonal outdoor café and bar operating from May through September). All F&B outlets are owned and operated by the borrowers.

The Soho Grand Property has a wide variety of guestroom layouts, but generally contains standard guestrooms, suites, terrace suites and two penthouse lofts. Standard in-room amenities include custom-designed furniture, an industrial marble work desk, a built-in closet, oak flooring, a smart TV, motorized blackout shades and complimentary WiFi. In addition, the Soho Grand Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, two water bottles, complimentary bicycle usage, access to the member-only Soho Grand dog park, access to the fitness center and 24-hour concierge service.

The borrowers invested approximately $38.6 million in capital improvements at the Soho Grand Property between 2018 and April 2024. Room renovations occurring between 2018 and 2021 made up the bulk of recent capital improvements, accounting for approximately $32.1 million ($92,640 per key). Between 2018 and 2024, the borrowers also made significant investments across F&B outlets, including approximately $1.4 million on the Club Room upgrades and an additional $471,085 across its two other F&B outlets.

According to the appraisal, the property segmentation at the Soho Grand Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Soho Grand Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Soho Grand Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(2)	80.3%	$393.91	$316.48	89.9%	$427.67	$384.41	111.9%	108.6%	121.5%
2023(2)	83.4%	$395.94	$330.21	89.3%	$440.11	$393.21	107.1%	111.2%	119.1%
May 2024 TTM(3)	84.3%	$395.39	$333.27	90.0%	$443.37	$398.87	106.7%	112.1%	119.7%

Source: Industry Report

(1)	Data obtained from third-party hospitality research reports. Variances between underwriting and the industry report data are attributable to variances in reporting methodology and/or timing differences.
(2)	The 2022 and 2023 competitive sets include NoMo SoHo, SIXTY SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
(3)	The competitive set includes NoMo SoHo, 60 Thompson St SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

The Roxy Hotel Property (35.4% of underwritten net cash flow), located in Tribeca, is an eight-story, 201-room hotel that was constructed in 2000 and renovated in 2016. The 133,895 square foot building operates as an independent hotel known as The Roxy Hotel. The Roxy Hotel Property offers various facilities, including a fitness center and 500 SF of dedicated event and meeting space. Additionally valet parking is offered via a third-party operator. The Roxy Hotel Property also has significant F&B offerings that are open to both guests and the public, including (a) the Roxy Bar (a restaurant and bar serving three meals per day), (b) the Django (a jazz bar located on the cellar level), (c) Paul’s Cocktail Lounge (a tropical-themed cocktail lounge), (d) the Oyster Bar (a bar serving oysters) and (e) Jack’s Stir Brew Coffee (a coffee bar). In addition, The Roxy Hotel Property contains the Roxy Cinema, a 118-seat, art-deco-themed theater with two to three showings per day. All F&B outlets, as well as the Roxy Cinema, are owned and operated by the borrowers.

The Roxy Hotel Property has a wide variety of guestroom options, but generally contains king rooms and suites, along with several lofts and a penthouse. Standard in-room amenities include a work area, nightstand, dresser, sofa chair, flatscreen TV and coffee maker. Similar to the Soho Grand Property, The Roxy Hotel Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, a water bottle, complimentary bicycle usage, access to the member-only Soho Grand dog park and access to the fitness center.

The borrowers completed a major renovation in 2016 to reposition The Roxy Hotel Property from the upscale Tribeca Grand Hotel to the current boutique offering. In addition, the borrowers invested approximately $7.3 million in capital improvements between 2017 and May 2024. Major capital improvement projects included upgrades to the Oyster Bar, Paul’s Cocktail Lounge, Django and the Roxy Bar. In addition, the borrowers have budgeted approximately $5.1 million to upgrade HVAC systems in the Roxy Cinema and the guestrooms; however, such upgrades are not required or reserved for under the Soho Grand & The Roxy Hotel Whole Loan documents.

According to the appraisal, the property segmentation at The Roxy Hotel Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Roxy Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			The Roxy Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(2)	78.8%	$347.94	$274.04	86.9%	$394.07	$342.52	110.4%	113.3%	125.0%
2023(2)	81.9%	$350.21	$286.95	87.8%	$394.52	$346.38	107.2%	112.7%	120.7%
May 2024 TTM(3)	82.4%	$357.14	$294.25	88.4%	$399.23	$352.99	107.3%	111.8%	120.0%

Source: Industry Report

(1)	Data obtained from third-party hospitality research reports. Variances between underwriting and the industry report data are attributable to variances in reporting methodology and/or timing differences.
(2)	The 2022 and 2023 competitive sets include 11 Howard, The Frederick Hotel, Smyth Tribeca, The Standard, East Village, NYC and NoMo SoHo.
(3)	The May 2024 TTM competitive set includes 11 Howard, Smyth Tribeca, The Standard, East Village, NYC and Walker Hotel Tribeca.

The Markets. The Soho Grand Property is located in the Soho neighborhood of Manhattan, New York. The Soho neighborhood is situated between Greenwich Village/Noho to the north and Tribeca/Financial District to the south. According to the appraisal, the Soho Grand Property’s location provides for good access to public transportation. The Soho Grand Property is three blocks away from the A, C, E, 1, 2 and 3 subway lines. According to the appraisal, the Soho neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Tribeca, Chinatown and the Financial District.

The Soho neighborhood is densely populated by commercial loft-type office buildings, high-end retail and ancillary uses, such as hotels and numerous service establishments. Soho maintains unique character and charm, with its cobblestone streets and historic architecture. Soho consistently attracts tourists as one of New York City’s historical districts, known for high-end restaurants and New York’s Fashion Week. It is a trendy and fashionable area, home to many upscale boutiques, galleries and restaurants. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

The Roxy Hotel Property is located in the Tribeca neighborhood of Manhattan, New York. The Tribeca neighborhood is situated between Soho to the north, Chinatown, Little Italy and Civic Center to the east, and Financial District and Battery Park City to the south. According to the appraisal, The Roxy Hotel Property’s location provides for good access to public transportation. The Roxy Hotel Property is three blocks away from the A, C, E, 1, 2, 3, N, Q, R and W subway lines. According to the appraisal, the Tribeca neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Soho, Chinatown and the Financial District.

The Tribeca neighborhood is densely improved with a mix of office, residential, hotel and retail properties. As one of New York City’s historical districts, Tribeca consistently attracts tourists. Tribeca is known for its high-end restaurants and the Tribeca Film Festival. It is a trendy and fashionable area that is home to many upscale boutiques, galleries and restaurants. Proximate tourist attractions to The Roxy Hotel Property include Tribeca Cinemas, the Brooklyn Bridge, New York City Fire Museum and City Hall. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

The following table presents the primary competitive properties to the Soho Grand & The Roxy Hotel Properties:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Commercial	Meeting & Group	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Soho Grand Property(1)	1996	347	55%	35%	10%	89.8%	$438.53	$394.00
The Roxy Hotel Property(1)	2000	201	55%	35%	10%	88.3%	$393.57	$347.33
Smyth Tribeca	2009	100	65%	30%	5%	75%-80%	$390-$410	$300-$320
SIXTY SoHo	2001	97	60%	35%	5%	85%-90%	$430-$450	$380-$400
11 Howard	1992	207	65%	30%	5%	75%-80%	$415-$435	$320-$340
NoMo SoHo	2011	264	65%	30%	5%	80%-85%	$315-$335	$255-$275
ModernHaus SoHo	2010	114	55%	35%	10%	75%-80%	$375-$395	$290-$310
Hotel Hugo Soho	2014	122	70%	25%	5%	75%-80%	$315-$335	$245-$265
Walker Hotel Tribeca	1915	171	55%	35%	10%	80%-85%	$255-$265	$210-$230
Subtotal/Average		1,623	61%	32%	7%	84%	$381.20	$318.64

Source: Appraisal dated July 22, 2024.

(1)	Based on actual 2023 metrics.

Appraisal. The appraisal concluded an “as-is” value of $327,000,000 and $181,000,000 for the Soho Grand Property and The Roxy Hotel Property, respectively, resulting in an aggregate appraised value of $508,000,000 as of July 1, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Soho Grand & The Roxy Hotel Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance at the Soho Grand & The Roxy Hotel Properties.

Soho Grand & The Roxy Hotel Properties Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	82.9%	66.8%	89.3%	89.3%	90.5%	90.5%
ADR	$333.17	$310.24	$414.05	$422.22	$440.14	$440.14
RevPAR	$276.35	$207.37	$369.65	$376.88	$398.48	$398.48

Room Revenue	$55,879,820	$41,477,823	$73,936,988	$75,383,605	$79,922,512	$79,704,144	$145,446
Food & Beverage Revenue	$26,875,205	$18,682,444	$34,610,772	$34,032,958	$35,016,263	$34,920,590	$63,724
Other Departmental Income	$2,686,461	$4,794,532	$5,163,505	$5,139,056	$5,194,497	$5,201,331	$9,491
Total Revenue	$85,441,486	$64,954,799	$113,711,265	$114,555,619	$120,133,272	$119,826,066	$218,661

Room Expense	$15,039,152	$10,660,553	$15,420,944	$17,186,859	$17,538,911	$17,490,990	$31,918
Food & Beverage Expense	$20,112,375	$11,585,044	$21,686,816	$22,322,256	$23,371,442	$23,307,586	$42,532
Other Departmental Expenses	$699,634	$745,053	$257,262	$196,673	$198,822	$198,279	$362
Real Estate Taxes	$7,780,017	$7,695,825	$7,093,866	$7,135,720	$6,980,518	$7,630,621	$13,924
Insurance	$138,344	$224,080	$675,730	$872,522	$966,006	$908,252	$1,657
Other Expenses	$20,391,173	$16,585,100	$23,616,208	$24,409,979	$25,670,679	$25,633,898	$46,777
Total Expenses	$64,160,695	$47,495,655	$68,750,826	$72,124,009	$74,726,378	$75,169,626	$137,171

Net Operating Income	$21,280,791	$17,459,144	$44,960,439	$42,431,610	$45,406,894	$44,656,440	$81,490
FF&E	$3,417,659	$2,598,192	$4,548,451	$4,582,225	$4,805,331	$4,793,043	$8,746
Net Cash Flow	$17,863,132	$14,860,952	$40,411,988	$37,849,385	$40,601,563	$39,863,397	$72,743

NOI DSCR(3)	1.86x	1.53x	3.93x	3.71x	3.97x	3.91x
NCF DSCR(3)	1.56x	1.30x	3.54x	3.31x	3.55x	3.49x
NOI Debt Yield(3)	10.5%	8.6%	22.1%	20.9%	22.3%	21.9%
NCF Debt Yield(3)	8.8%	7.3%	19.9%	18.6%	20.0%	19.6%

(1)	2020 excluded as the Soho Grand & The Roxy Hotel Properties were adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.
(3)	Based on the Soho Grand & The Roxy Hotel Senior Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Soho Grand Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	78.6%	68.3%	90.5%	89.8%	91.6%	91.6%
ADR	$337.98	$321.85	$425.65	$438.53	$456.28	$456.27
RevPAR	$265.56	$219.77	$385.06	$394.00	$417.73	$417.73

Room Revenue	$34,216,198	$27,834,377	$48,769,607	$49,901,834	$53,052,358	$52,907,406	$152,471
Food & Beverage Revenue	$12,116,719	$9,859,586	$15,454,161	$14,136,273	$14,861,741	$14,821,135	$42,712
Other Departmental Income	$1,826,265	$3,630,690	$3,652,042	$3,567,980	$3,492,784	$3,502,533	$10,094
Total Revenue	$48,159,182	$41,324,653	$67,875,809	$67,606,088	$71,406,883	$71,231,075	$205,277

Room Expense	$9,327,895	$6,974,836	$10,032,357	$10,922,882	$11,140,516	$11,110,077	$32,018
Food & Beverage Expense	$8,678,417	$5,705,337	$9,453,947	$9,629,002	$10,400,599	$10,372,182	$29,891
Other Income Expense	$469,085	$664,935	$176,134	$132,218	$139,634	$139,252	$401
Real Estate Taxes	$5,188,900	$5,388,775	$5,158,427	$5,117,351	$4,978,141	$5,481,079	$15,796
Insurance	$78,771	$125,316	$417,352	$525,945	$581,266	$551,756	$1,590
Other Departmental Expenses	$11,580,353	$9,846,388	$13,634,400	$14,036,709	$14,996,563	$14,987,996	$43,193
Total Expenses	$35,323,421	$28,705,587	$38,872,617	$40,364,107	$42,236,719	$42,642,343	$122,889

Net Operating Income	$12,835,761	$12,619,066	$29,003,193	$27,241,981	$29,170,164	$28,588,732	$82,388
FF&E	$1,926,367	$1,652,986	$2,715,032	$2,704,244	$2,856,275	$2,849,243	$8,211
Net Cash Flow	$10,909,394	$10,966,080	$26,288,160	$24,537,738	$26,313,889	$25,739,489	$74,177

(1)	2020 excluded as the Soho Grand Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.

The Roxy Hotel Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	90.6%	64.4%	87.2%	88.3%	88.8%	88.8%
ADR	$325.85	$288.96	$393.28	$393.57	$411.41	$411.41
RevPAR	$295.29	$185.97	$343.04	$347.33	$365.25	$365.25

Room Revenue	$21,663,622	$13,643,446	$25,167,381	$25,481,770	$26,870,154	$26,796,738	$133,317
Food & Beverage Revenue	$14,758,486	$8,822,858	$19,156,611	$19,896,685	$20,154,522	$20,099,455	$99,997
Other Departmental Income	$860,196	$1,163,842	$1,511,463	$1,571,076	$1,701,713	$1,698,798	$8,452
Total Revenue	$37,282,304	$23,630,146	$45,835,455	$46,949,531	$48,726,389	$48,594,991	$241,766

Room Expense	$5,711,257	$3,685,717	$5,388,586	$6,263,978	$6,398,395	$6,380,913	$31,746
Food & Beverage Expense	$11,433,958	$5,879,707	$12,232,869	$12,693,254	$12,970,843	$12,935,404	$64,355
Other Income Expense	$230,549	$80,118	$81,129	$64,455	$59,188	$59,026	$294
Real Estate Taxes	$2,591,117	$2,307,050	$1,935,439	$2,018,369	$2,002,377	$2,149,542	$10,694
Insurance	$59,573	$98,764	$258,378	$346,577	$384,740	$356,496	$1,774
Other Departmental Expenses	$8,810,820	$6,738,712	$9,981,808	$10,373,270	$10,674,116	$10,645,902	$52,965
Total Expenses	$28,837,274	$18,790,068	$29,878,209	$31,759,903	$32,489,659	$32,527,283	$161,827

Net Operating Income	$8,445,030	$4,840,078	$15,957,246	$15,189,629	$16,236,730	$16,067,708	$79,939
FF&E	$1,491,292	$945,206	$1,833,418	$1,877,981	$1,949,056	$1,943,800	$9,671
Net Cash Flow	$6,953,738	$3,894,872	$14,123,828	$13,311,647	$14,287,674	$14,123,909	$70,268

(1)	2020 excluded as The Roxy Hotel Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Escrows and Reserves.

Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $1,907,655 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $635,885).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12thth of the annual estimated insurance payments; provided, however, if the Soho Grand & The Roxy Hotel Properties are insured under a blanket policy, no monthly insurance escrows will be required.

FF&E Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $387,448 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12 of 4% of the estimated annual gross revenues at the Soho Grand & The Roxy Hotel Properties for the succeeding 12 month period.

Lockbox and Cash Management. The Soho Grand & The Roxy Hotel Whole Loan is structured with a hard lockbox and springing cash management. By the loan origination date, the borrowers and property manager were required to direct credit card companies to deposit all credit card receipts with respect to the Soho Grand & The Roxy Hotel Properties into a lockbox account controlled by the mortgage lender. Within one business day after receipt, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Soho Grand & The Roxy Hotel Whole Loan and disbursed in accordance with the terms of the Soho Grand & The Roxy Hotel Whole Loan documents.

A “Cash Sweep Period” means the period during which any of the following has occurred and continued: (a) an event of default under the Soho Grand & The Roxy Hotel Whole Loan documents, (b) bankruptcy action of an individual borrower or manager or (c) the debt service coverage ratio for the Soho Grand & The Roxy Hotel Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.50x.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents, (ii) with respect to clause (b) above, in the case of the manager, the replacement of the manager with a qualified manager in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Grand & The Roxy Whole Loan of 1.60x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination; provided, however, among other additional conditions, (A) a Cash Sweep Period cure may occur no more than a total of two times in the aggregate during any five-year period during the term of the Soho Grand & The Roxy Hotel Whole Loan and (B) in no event may the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

Subordinate Debt. The Soho Grand & The Roxy Hotel Properties secure the Soho Grand & The Roxy Hotel Senior Loan, which has an original principal balance of $203,500,000, and the Soho Grand & The Roxy Hotel subordinate note, which has an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Senior Loan is included in the pool of mortgage loans that secures the BANK 2024-BNK48 pooled certificates. The subordinate note is not included in such pool of mortgage loans, but instead separately secures only the BANK 2024-BNK48 loan-specific certificates.

The following table presents certain metrics related to the subordinate note.

Soho Grand & The Roxy Hotel Subordinate Note Metrics
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield	UW NCF Debt Yield	UW NOI Debt Yield at Maturity	UW NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
$26,500,000	5.5400%	19.4%	17.3%	19.4%	3.09x	45.3%	45.3%

The Soho Grand & The Roxy Hotel Senior Loan is entitled to payments of interest that are senior in right of payment to the Soho Grand & The Roxy Hotel subordinate note. The holders of the promissory notes evidencing the Soho Grand & The Roxy Hotel Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Soho Grand & The Roxy Hotel Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel—AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Terrorism Insurance. The Soho Grand & The Roxy Hotel Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Soho Grand & The Roxy Hotel Properties. The Soho Grand & The Roxy Hotel Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

Rockford
Wolverine Blvd
KENT COUNTY
Coopersville
Comstock Park
Marne
Northview
Green Ridge Square
Lamont
Grand River
Allendale
Walker
Grand Valley State Univ. Pew Campus
Fuller Ave
Cornerstone University
Forest Hills
Lake Michigan Dr NW
Lubbers Stadium
Grand Valley State University
DeVos Place, Van Andel Arena
GRAND RAPIDS AMTRAK
Aquinas College
OTTAWA COUNTY
Millennium Park
Cascade Rd
GRAND RAPIDS
Calvin College
Woodland Mall
Jenison
Wyoming
Detroit 148 miles
Grandville
Gerald R. Ford Intl. Airport
AMTRAK
44th St SE
Hudsonville
Univ. of Michigan Health-West
Eastern Ave
Kentwood
Cutlerville
Zeeland
Byron Center
Caledonia
Dorr
ALLEGAN COUNTY
BARRY COUNTY
Yankee Springs Recr. Area
WISCONSIN
Marinette
Wausau
Green Bay
Appleton
Manitowoc
Oshkosh
Portage
Lake Michigan
Madison
MILWAUKEE
Racine
Kenosha
Rockford
Waukegan
CHICAGO
Aurora
Joliet
Gary
Kankakee
ILLINOIS
Bloomington
Traverse City
Cadillac
Alpena
Lake Huron
Midland
Bay City
Saginaw
MICHIGAN
Muskegon
GRAND RAPIDS
Zeeland
Byron Center
Owosso
Flint
Port Huron
Lansing
Pontiac
Kalamazoo
Battle Creek
DETROIT
Ann Arbor
South Bend
TOLEDO
Lake Erie
INDIANA
FORT WAYNE
Kendallville
Findlay
Lima
Mansfield
OHIO
West Lafayette
Kokomo

West Michigan Industrial Portfolio		
1	553 - 555 76th Street Southwest	Byron Center, MI
2	3366 Kraft Avenue Southeast	Grand Rapids, MI
3	8181 Logistics Drive	Zeeland, MI
4	3300 Kraft Avenue Southeast	Grand Rapids, MI
5	3232 Kraft Avenue Southeast	Grand Rapids, MI
6	511 76th Street Southwest	Byron Center, MI
7	425 Gordon Industrial Court Southwest	Byron Center, MI
8	2851 Prairie Street Southwest	Grandville, MI
9	100 84th Street Southwest	Byron Center, MI
10	5001 Kendrick Street Southeast	Grand Rapids, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Mortgage Loan No. 4 – West Michigan Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]			Location(3):	Various, MI Various
Original Balance:	$57,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$57,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	CORE Realty Holdings Management, Inc.			Size:	1,696,701 SF
Guarantors(1):	Various			Cut-off Date Balance Per SF:	$34
Mortgage Rate:	6.1800%			Maturity Date Balance Per SF:	$34

Note Date:	10/30/2024			Property Manager:	CORE Realty Holdings Management, Inc. (borrower-related)
Maturity Date:	11/6/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,154,469
IO Period:	120 months			UW NCF:	$6,784,305
Seasoning:	3 months			UW NOI Debt Yield:	12.6%
Prepayment Provisions:	L(27),YM1(86),O(7)			UW NCF Debt Yield:	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.90x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,330,072 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,795,613 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$6,204,455 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/31/2024)
RE Taxes:	$246,912	$82,304	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.5% (12/31/2022)
Replacement Reserve:	$0	$16,967	NAP	Appraised Value (as of)(4):	$99,000,000 (8/8/2024)
Deferred Maintenance:	$75,167	$0	NAP	Appraised Value PSF:	$58
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(4):	57.6%
				Maturity Date LTV Ratio(4):	57.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$57,000,000	100.0%	Loan Payoff:	$37,385,333	65.6%
			Return of Equity:	$15,590,964	27.4%
			Closing Costs:	$2,701,624	4.7%
			Upfront Reserves:	$1,322,079	2.3%
Total Sources:	$57,000,000	100.0%	Total Uses:	$57,000,000	100.0%

(1)	The Guarantors for the West Michigan Industrial Portfolio Mortgage Loan (as defined below) are CORE Realty Holdings Management, Inc., Norman Arnold, Lawrence Wesley Beans, Ellen Franklin Beans, Cynthia Berkovich, Christina Y. Christensen, Joy A. Degroot, Ruth T. Demartini, Bryan J. Foertsch, James Kopeikin, Richard Craig Lugo, Margaret L. Lynch, Gary D. Massa, Phillip McGee, Gloria McGee, Sharon D. Metsch, Kevin E. Pascoe, Linda J. Perdue, Severn M. Perona, Patrick B. Quast, Brian C. Rees, Audrey I. Rees, Gary A. Romano, Joan K. Roth, Henry C. Sander, Sophia Sander, Sydney Kopeikin, Ken Thwaits, David F. Walker, Sharon L. Walker, Stephen A. Whitlock, Jeffrey C. Young and Jane S. Young.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	See “Portfolio Summary” section below.
(4)	Appraised Value (as of) reflects the portfolio appraised value which includes a 3.1% portfolio premium. The aggregate “as-is” appraised value is $96,050,000. Based on the aggregate “as-is” value the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 59.3%.

The Mortgage Loan. The fourth largest mortgage loan (the “West Michigan Industrial Portfolio Mortgage Loan”) is evidenced by one promissory note in the original principal amount of $57,000,000. The West Michigan Industrial Portfolio Mortgage Loan was originated by Citi Real Estate Funding Inc. The West Michigan Industrial Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering ten industrial properties aggregating 1,696,701 SF (the “West Michigan Industrial Portfolio Properties”) located across the Grand Rapids-Wyoming metropolitan statistical area (“MSA”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

The Borrowers and the Borrower Sponsor. The borrowers are CORE West Michigan Industrial S, LLC, TIC West Michigan Industrial 1, LLC, TIC West Michigan Industrial 2, LLC, TIC West Michigan Industrial 3, LLC, TIC West Michigan Industrial 4, LLC, TIC West Michigan Industrial 6, LLC, TIC West Michigan Industrial 7, LLC, TIC West Michigan Industrial 8, LLC, TIC West Michigan Industrial 9, LLC, TIC West Michigan Industrial 10, LLC, TIC West Michigan Industrial 12, LLC, TIC West Michigan Industrial 13, LLC, TIC West Michigan Industrial 15, LLC, TIC West Michigan Industrial 16, LLC, TIC West Michigan Industrial 18, LLC, TIC West Michigan Industrial 19, LLC, TIC West Michigan Industrial 21, LLC, TIC West Michigan Industrial 22, LLC, TIC West Michigan Industrial 25, LLC, TIC West Michigan Industrial 27, LLC, TIC West Michigan Industrial 29, LLC, TIC West Michigan Industrial 30, LLC, TIC West Michigan Industrial 31, LLC, TIC West Michigan Industrial 32, LLC, TIC West Michigan Industrial 33, LLC, TIC West Michigan Industrial 34, LLC and TIC West Michigan Industrial 35, LLC, as tenants in common, each a Delaware limited liability company and single purpose entity with one independent director (collectively, the “Borrowers”). The borrower sponsor and non-recourse carveout guarantor is CORE Realty Holdings Management, Inc. (“Core Realty”), an affiliate of Core Pacific Advisors. In addition, 31 individuals also serve as additional non-recourse carveout guarantors for the West Michigan Industrial Portfolio Mortgage Loan. Core Pacific Advisors, is an investment advisory and investment firm specializing in commercial real estate and related investments. Core Pacific Advisors portfolio includes 16 commercial assets which include 4,166,980 SF of industrial space.

The Properties. The West Michigan Industrial Portfolio Properties consist of a 1,696,701 SF, 10-building industrial portfolio located across the Grand Rapids – Wyoming MSA. The West Michigan Industrial Portfolio Properties are comprised of five warehouses, four warehouse and distribution facilities and one manufacturing center. The West Michigan Industrial Portfolio Properties were constructed between 1979 and 1990 and are situated on sites ranging in size from 4.0-acres to 15.7-acres. The West Michigan Industrial Portfolio Properties feature clear heights ranging from 18’ to 23’, 51 drive-in doors and 169 dock high doors. As of the underwritten rent rolls dated July 31, 2024, the West Michigan Industrial Portfolio Properties were 100.0% leased by 14 tenants. The West Michigan Industrial Portfolio Properties’ tenant base has a long occupancy history with a weighted average occupancy of 13.0 years as of the cut-off date.

Portfolio Summary
Property Name(2)	Location(1)(1)	Year Built / Renovated(1)(1)	Sq. Ft.(2)	Occupancy(2) (2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value(1)(3)	No. of Drive-in Doors(1)	No. of Dock High Doors(1)	Clear Height (Ft.)(1)
553 - 555 76th Street Southwest	Byron Center, MI	1985 / NAP	210,000	100.0%	$7,600,000	13.3%	$12,750,000	7	18	23’
3366 Kraft Avenue Southeast	Grand Rapids, MI	1987 / NAP	200,000	100.0%	$7,400,000	13.0%	$12,600,000	5	21	20’
8181 Logistics Drive	Zeeland, MI	1989 / NAP	234,575	100.0%	$7,100,000	12.5%	$12,000,000	6	16	23’
3300 Kraft Avenue Southeast	Grand Rapids, MI	1987 / NAP	200,000	100.0%	$7,100,000	12.5%	$11,950,000	3	22	23’
3232 Kraft Avenue Southeast	Grand Rapids, MI	1989 / NAP	216,000	100.0%	$6,900,000	12.1%	$11,350,000	6	18	23’
511 76th Street Southwest	Byron Center, MI	1985 / NAP	202,500	100.0%	$6,800,000	11.9%	$11,450,000	6	28	23’
425 Gordon Industrial Court Southwest	Byron Center, MI	1990 / 1997	173,875	100.0%	$5,400,000	9.5%	$9,250,000	3	18	23’
2851 Prairie Street Southwest	Grandville, MI	1989 / NAP	117,251	100.0%	$4,100,000	7.2%	$6,950,000	4	10	21’
100 84th Street Southwest	Byron Center, MI	1979 / NAP	81,000	100.0%	$2,700,000	4.7%	$4,500,000	9	10	18’
5001 Kendrick Street Southeast	Grand Rapids, MI	1984 / 1995	61,500	100.0%	$1,900,000	3.3%	$3,250,000	2	8	18’
Total/ Wtd. Avg			1,696,701	100.0%	$57,000,000	100.0%	$96,050,000	51	169	22’

(1)	Information is from the appraisals dated between August 8, 2024 and August 22, 2024.
(2)	Information is based on the underwritten rent rolls dated between July 31, 2024.
(3)	The Appraised Values represent the “as-is” appraised values for each property and the aggregate “as-is” appraised value of $96,050,000.

Major Tenants.

Sprinter Services, Inc. (400,000 SF, 23.6% of NRA, 26.6% of UW Rent). Sprinter Services, Inc. (“Sprinter”) warehouses and distributes raw and finished goods for Kellogg’s, Hearthside Foods, General Mills and Coca-Cola. Sprinter also provides logistics solutions for its clients’ supply chain, specializing in food and manufacturing support. Sprinter leases 200,000 SF of space at the 3300 Kraft Avenue Southeast property and 200,000 SF of space at the 3366 Kraft Avenue Southeast property. Sprinter has been a tenant at the 3300 Kraft Avenue Southeast property since February 2007 and at the 3366 Kraft Avenue Southeast property since January 2023 and has current lease terms through December 2028 and December 2027, respectively, with no renewal or termination options remaining.

The Empire Company, Inc. (234,575 SF, 13.8% of NRA, 12.5% of UW Rent). Founded in 1946, The Empire Company, Inc. (“Empire”) is a millwork distribution and manufacturing company offering millwork, molding and trim products. Empire has been a tenant at the 8181 Logistics Drive property since October 2005 and has a current lease term through October 2030 with no renewal or termination options remaining.

Jomar Qsub, Inc. (173,875 SF, 10.2% of NRA, 9.2% of UW Rent). Founded in 1974, Jomar Qsub, Inc. d/b/a New Life Transport Parts Center is a wholesale distributor of aftermarket and OEM heavy duty truck and trailer parts. Jomar Qsub, Inc. has been a tenant at the 425 Gordon Industrial Court Southwest property since May 2021 and has a current lease term through July 2028 with no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the tenancy at the West Michigan Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Sprinter Services, Inc.	3366 Kraft Avenue Southeast, 3300 Kraft Avenue Southeast	NR/NR/NR	400,000	23.6%	$2,071,227	26.6%	$5.18	Various	N	N
The Empire Company, Inc.	8181 Logistics Drive	NR/NR/NR	234,575	13.8%	$973,138	12.5%	$4.15	10/31/2030	N	N
Jomar Qsub, Inc.	425 Gordon Industrial Court Southwest	NR/NR/NR	173,875	10.2%	$719,721	9.2%	$4.14	7/31/2028	N	N
Scott Group Custom Carpets	3232 Kraft Avenue Southeast	NR/NR/NR	171,750	10.1%	$688,170	8.8%	$4.01	11/30/2029	1 x 5 yr	N
BPV, LLC	511 76th Street Southwest	NR/NR/NR	140,000	8.3%	$623,000	8.0%	$4.45	12/31/2027	N	N
Major Tenants Subtotal/Wtd. Avg.			1,120,200	66.0%	$5,075,256	65.2%	$4.53
Other Tenants			576,501	34.0%	$2,708,535	34.8%	$4.70
Occupied Subtotal/Wtd. Avg.			1,696,701	100.0%	$7,783,790	100.0%	$4.59
Vacant Space			0	0.0%
Total/Wtd. Avg.			1,696,701	100.0%

(1)	Information is based on the underwritten rent rolls dated July 31, 2024, inclusive of rent steps through July 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sprinter Services, Inc. occupies 200,000 SF of space at the 3300 Kraft Avenue Southeast property that expires December 31, 2028 and 200,000 SF of space at the 3366 Kraft Avenue Southeast property that expires December 31, 2027.

The following table presents certain information relating to the lease rollover schedule at the West Michigan Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	61,500	3.6%	3.6%	$256,110	3.3%	3.3%	$4.16
2026	3	154,250	9.1%	12.7%	$763,528	9.8%	13.1%	$4.95
2027	4	400,000	23.6%	36.3%	$1,980,987	25.5%	38.5%	$4.95
2028	4	536,375	31.6%	67.9%	$2,490,581	32.0%	70.5%	$4.64
2029	2	192,750	11.4%	79.3%	$775,988	10.0%	80.5%	$4.03
2030	1	234,575	13.8%	93.1%	$973,138	12.5%	93.0%	$4.15
2031	0	0	0.0%	93.1%	$0	0.0%	93.0%	$0.00
2032	1	117,251	6.9%	100.0%	$543,459	7.0%	100.0%	$4.64
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	16	1,696,701	100.0%		$7,783,790	100.0%		4.59

(1)	Information is based on the underwritten rent rolls dated July 31, 2024, inclusive of rent steps through July 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

The Market. The West Michigan Industrial Portfolio Properties are located across three submarkets of the West Michigan Industrial Market: Kent County (five properties), SE Grand Rapids Cascade (four properties), and Zeeland (one property). As of the trailing four quarters ended June 30, 2024, the West Michigan industrial market had inventory of 365,421,925 SF, a vacancy rate of 2.3% and overall triple net rent of $5.86 PSF. Nine of the properties are located within Kent County which had a 2024 population of 669,956 with an average household income of $108,149 while the 8181 Logistics Drive property is located in Ottawa County which had a 2024 population of 306,943 with an average household income of $110,900.

The 553 – 555 76th Street Southwest, 511 76th Street Southwest, 425 Gordon Industrial Court Southwest, 2851 Prairie Street Southwest and 100 84th Street Southwest properties are located in the Kent County industrial submarket. As of the trailing four quarters ended June 30, 2024, the Kent County Industrial submarket had inventory of 133,479,109 SF, a vacancy rate of 2.5% and overall triple net rent of $5.86 PSF.

The 3366 Kraft Avenue Southeast, 3300 Kraft Avenue Southeast, 3232 Kraft Avenue Southeast and 50001 Kendrick Street Southeast properties are located in the SE Grand Rapids Cascade industrial submarket. As of the trailing four quarters ended June 30, 2024, the Kent County Industrial submarket had inventory of 32,012,239 SF, a vacancy rate of 2.5% and overall triple net rent of $6.38 PSF.

The 8181 Logistics Drive property is located in the Zeeland industrial submarket. As of the trailing four quarters ended June 30, 2024, the Zeeland industrial submarket had inventory of 45,745,470 SF, a vacancy rate of 2.1% and overall triple net rent of $6.45 PSF.

The following table presents certain information relating to the submarkets at the West Michigan Industrial Portfolio Properties:

Industrial Market Analysis(1)
Property Name / Address	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Sub market Rent (PSF)	UW Base Rent PSF(2)
553 - 555 76th Street Southwest 553 and 555 76th Street Southwest Byron Center, MI	West Michigan	Kent County	133,479,109	2.50%	$5.86	$4.98
3366 Kraft Avenue Southeast 3366 Kraft Avenue Southeast Grand Rapids, MI	West Michigan	SE Grand Rapids Cascade	32,012,239	2.50%	$6.38	$5.46
8181 Logistics Drive 8181 Logistics Drive Zeeland, MI	West Michigan	Zeeland	45,745,470	2.10%	$6.45	$4.15
3300 Kraft Avenue Southeast 3300 Kraft Avenue Southeast Grand Rapids, MI	West Michigan	SE Grand Rapids Cascade	32,012,239	2.50%	$6.38	$4.89
3232 Kraft Avenue Southeast 3232 Kraft Avenue Southeast Grand Rapids, MI	West Michigan	SE Grand Rapids Cascade	32,012,239	2.50%	$6.38	$4.09
511 76th Street Southwest 511 76th Street Southwest Byron Center, MI	West Michigan	Kent County	133,479,109	2.50%	$5.86	$4.63
425 Gordon Industrial Court Southwest 425 Gordon Industrial Court Southwest Byron Center, MI	West Michigan	Kent County	133,479,109	2.50%	$5.86	$4.14
2851 Prairie Street Southwest 2851 Prairie Street Southwest Grandville, MI	West Michigan	Kent County	133,479,109	2.50%	$5.86	$4.64
100 84th Street Southwest 100 84th Street Southwest Byron Center, MI	West Michigan	Kent County	133,479,109	2.50%	$5.86	$4.36
5001 Kendrick Street Southeast 5001 Kendrick Street Southeast Grand Rapids, MI	West Michigan	SE Grand Rapids Cascade	32,012,239	2.50%	$6.38	$4.16

(1)	Source: Appraisals dated between August 8, 2024 and August 22, 2024.
(2)	Based on the underwritten rent roll dated July 31, 2024, inclusive of rent steps through July 1, 2025.

Appraisals. The appraisals concluded to an “as portfolio” value for the West Michigan Industrial Portfolio Properties of $99,000,000 as of August 8, 2024, which includes a 3.1% portfolio premium. The aggregate “as-is” appraised value is $96,050,000. Based on the aggregate “as-is” value the Cut-off Date LTV Ratio and Maturity Date LTV ratio are 59.3%.

Environmental Matters. The Phase I environmental site assessments dated August 27, 2024, identified aluminum and lead impacts above applicable standards that were found in one groundwater well each during investigation conducted in 2003 and in 2005, respectively, as a recognized environmental condition at the 100 84th Street Southwest property. See “Description of the Mortgage Pool – Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the West Michigan Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	6/2024 TTM	UW	UW PSF
Base Rent	$5,674,787	$5,827,304	$6,293,916	$7,030,017	$7,338,626	$7,576,769	$4.47
Contractual Rent Steps	$0	$0	$0	$0	$0	$207,021	$0.12
Gross Potential Rent	$5,674,787	$5,827,304	$6,293,916	$7,030,017	$7,338,626	$7,783,790	$4.59
Reimbursements	$1,824,520	$1,757,224	$1,957,768	$2,052,376	$2,305,991	$2,365,677	$1.39
Net Rentable Income	$7,499,307	$7,584,528	$8,251,684	$9,082,393	$9,644,617	$10,149,467	$5.98
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($507,473)	($0.30)
Effective Gross Income	$7,499,307	$7,584,528	$8,251,684	$9,082,393	$9,644,617	$9,641,994	$5.68

Management Fee	$224,979	$227,536	$247,551	$272,472	$289,339	$385,680	$0.23
Real Estate Taxes	$836,230	$845,484	$867,791	$909,878	$930,922	$956,982	$0.56
Insurance	$198,820	$132,868	$144,563	$231,414	$283,172	$333,750	$0.20
Other Operating Expenses(2)	$644,176	$728,369	$787,325	$873,016	$811,113	$811,113	$0.48
Total Operating Expenses	$1,904,205	$1,934,256	$2,047,230	$2,286,780	$2,314,545	$2,487,525	$1.47

Net Operating Income	$5,595,102	$5,650,272	$6,204,455	$6,795,613	$7,330,072	$7,154,469	$4.22
Replacement Reserves	$0	$0	$0	$0	$0	$203,604	$0.12
TI/LC	$0	$0	$0	$0	$0	$166,559	$0.10
Net Cash Flow	$5,595,102	$5,650,272	$6,204,455	$6,795,613	$7,330,072	$6,784,305	$4.00

Occupancy (%)	100.0%	95.5%	95.5%	100.0%	100.0%	95.0%(3)
NOI DSCR	1.57x	1.58x	1.74x	1.90x	2.05x	2.00x
NCF DSCR	1.57x	1.58x	1.74x	1.90x	2.05x	1.90x
NOI Debt Yield	9.8%	9.9%	10.9%	11.9%	12.9%	12.6%
NCF Debt Yield	9.8%	9.9%	10.9%	11.9%	12.9%	11.9%

(1)	Information is based on the underwritten rent roll dated July 31, 2024.
(2)	Other Operating Expenses represents payroll and benefits, contract services, general operating expenses, repairs and maintenance, utilities, and general and administrative expenses.
(3)	UW Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Industrial – Various	Loan #4	Cut-off Date Balance:	$57,000,000
Various	West Michigan Industrial Portfolio	Cut-off Date LTV:	57.6%
Various, MI Various		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.6%

Escrows and Reserves. At origination of the West Michigan Industrial Portfolio Mortgage Loan, the Borrowers deposited approximately (i) $246,912 into a real estate tax reserve account, (ii) $75,167 into an immediate repairs reserve; and (iii) $1,000,000 into a leasing reserve.

Real Estate Taxes – On each monthly payment date, the Borrowers are required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $82,304).

Insurance – The loan documents require at the option of the lender, if the liability or casualty policies maintained by the Borrowers do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies.

Replacement Reserve – On each monthly payment date, the Borrowers are required to deposit an amount equal to approximately $16,967 for replacements to the West Michigan Industrial Portfolio Properties.

TI/LC Reserve – On each monthly payment date during the continuance of a Trigger Period or Leasing Reserve Deposit Period (each as defined below), the Borrowers are required to deposit an amount equal to $25,000 for general tenant improvements and leasing commissions relating to the West Michigan Industrial Portfolio Properties; provided, however, that such monthly deposit shall not be required to the extent such deposit would cause the balance of the leasing reserve to exceed $1,000,000.

Lockbox and Cash Management. The West Michigan Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Borrowers were required to execute a lockbox account agreement and have the lockbox account in place within 30 days of the origination date, which actions have been completed. Within two business days after the establishment of the lockbox account, the Borrowers are required to deliver direction letters to each tenant at the West Michigan Industrial Portfolio Properties directing them to pay rent and other sums due to the lender-controlled lockbox account. From and after the establishment of the lockbox account, the Borrowers are required to (or cause the property manager to) immediately deposit all revenue derived from the West Michigan Industrial Portfolio Properties and received by the Borrowers or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the Borrowers unless a Trigger Period exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the West Michigan Industrial Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the West Michigan Industrial Portfolio Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the West Michigan Industrial Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the Borrowers. Upon an event of default under the West Michigan Industrial Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the West Michigan Industrial Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.20x and (iii) at any time from and after the date that is 12 months prior to the stated maturity date, the debt yield being less than 11.9%; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the West Michigan Industrial Portfolio Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters. The West Michigan Industrial Portfolio Mortgage Loan documents do not provide for the expiration of a Trigger Period commenced in connection with clause (iii) above.

A “Leasing Reserve Deposit Period” means any period commencing on any date on which the balance of funds in the leasing reserve is less than $400,000, and ending on the first date thereafter on which the balance of funds in the leasing reserve is $1,000,000.

Release of Property. Provided that no event of default is continuing under the West Michigan Industrial Portfolio Mortgage Loan documents, at any time prior to November 6, 2034 (other than a period beginning thirty days prior to and ending thirty days following the closing date of the WFCM 2025-C64 securitization), the Borrowers may obtain the release of the 100 84th Street Southwest property (the “Release Property”) in connection with a sale of the Release Property to a third party pursuant to an arms-length transaction, provided that, among other conditions, (i) the Borrowers partially prepay the West Michigan Industrial Portfolio Mortgage Loan in an amount equal to $3,375,000 (the “Prepayment Amount”), together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium (unless the prepayment occurs on or after the open prepayment date), (ii) the Borrowers deliver a REMIC opinion if reasonably requested by the lender, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining West Michigan Industrial Portfolio Properties is equal to or greater than 1.90x, (iv) after giving effect to the release, the debt yield with respect to the remaining West Michigan Industrial Portfolio Properties is equal to or greater than 11.90% and (v) after giving effect to the release, the loan-to-value ratio with respect to the remaining West Michigan Industrial Portfolio Properties is not greater than 57.6%. The Borrowers, in their sole discretion, may increase the Prepayment Amount to cause the requirements in clauses (iii), (iv) and (v) above to be satisfied.

Terrorism Insurance. The Borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the West Michigan Industrial Portfolio Properties and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to sixty days (until renewed, at which point such required period increases to six months). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

Crestwood
Orchard Grass Hills
OLDHAM COUNTY
Pewee Valley
Todds Point Rd
Persimmon Ridge GC
Aiken Rd
Kroger Distribution Center
UofL Health – Medical Center Northeast
Terra Crossing
Lake Forest CC
Long Run Park
Lake Forest
Long Run GC
Johnson Rd
Middletown Commons
Valhalla GC
Landis Lakes Towne Ctr.
Shelbyville Rd
Boston
Middletown
Midland Trail Golf Club
Eastwood
Simpsonville
SHELBY COUNTY
Todds Point Rd
Louisville Intl. Airport 15 miles
Beckley Creek Park
Shakes Run
Univ. of Louisville Golf Club
Buck Creek Rd
KCC Manufacturing, R&D Center
Shelbyville Rd
Shelbyville
Voestalpine Roll Forming Corp. Kentucky
Martinrea Heavy Stamping
Ryerson
LOUISVILLE
Fisherville
Fisherville Rd
Taylor Wood Rd
Outlet Shoppes of the Bluegrass
1155 Buck Creek Road
Simpsonville, KY 40067
Pope Lick Park
Hopewell
Fisherman's Park
Taylorsville Lake Rd
Finchville
JEFFERSON COUNTY
Routt Rd
Wilsonville
Brush Run Rd
Old Heady Rd
Seatonville
Elk Creek
SPENCER COUNTY
BULLITT COUNTY
Normandy
ST. LOUIS
ILLINOIS
INDIANA
Terre Haute
Columbus
CINCINNATI
Covington
OHIO
Ashland
Huntington
WV
Frankfort
Mt. Vernon
LOUISVILLE
Simpsonville
Lexington
Carbondale
Evansville
Elizabethtown
Madisonville
Richmond
Cape Girardeau
KENTUCKY
MO
Paducah
Hopkinsville
Bowling Green
VA
Kingsport
Clarksville
NASHVILLE
Knoxville
Johnson City
Dyersburg
Murfreesboro
Franklin
TENNESSEE
Jackson
Columbia
MEMPHIS
Collierville
NC
Chattanooga
SC
Greenville
MS
AL
Decatur
Huntsville
GEORGIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Mortgage Loan No. 5 – Outlet Shoppes of the Bluegrass

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	[NR/NR/NR]			Location:	Simpsonville, KY 40067
Original Balance(1):	$46,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$45,900,055			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014, 2015/NAP

Borrower Sponsors:	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.			Size:	428,074 SF

Guarantors:	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.			Cut-off Date Balance Per SF(1):	$154
Mortgage Rate:	6.8380%			Maturity Date Balance Per SF(1):	$134
Note Date:	10/31/2024			Property Manager:	Horizon Group Properties, L.P.
Maturity Date:	11/6/2034				(borrower affiliated)
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$9,383,499
Seasoning:	3 months			UW NCF:	$8,930,399
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield(1):	14.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	13.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.4%
Additional Debt Balance(1):	$19,956,546			UW NCF DSCR(1):	1.72x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$8,990,020 (8/31/2024 TTM)
				2nd Most Recent NOI:	$9,420,943 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$9,036,411 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.2% (10/30/2024)
RE Taxes:	$0	$59,050	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.6% (12/31/2022)
Replacement Reserves:	$0	$5,351	$256,844	Appraised Value (as of):	$109,100,000 (9/26/2024)
TI/LC Reserve:	$2,0000,000	Springing	$1,000,000	Appraised Value Per SF:	$255
Outstanding TI/LC Reserve:	$84,982	$0	NAP	Cut-off Date LTV Ratio(1):	60.4%
				Maturity Date LTV Ratio(1):	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$66,000,000	100.0%	Loan Payoff	$61,690,303	93.5%
			Upfront Reserves	$2,084,982	3.2%
			Return of Equity	$1,204,485	1.8%
			Closing Costs	$1,020,230	1.5%
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%
(1)	The Outlet Shoppes of the Bluegrass Mortgage Loan (as defined below) is part of the Outlet Shoppes of the Bluegrass Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $66,000,000. The Financial Information in the chart above is based on the Outlet Shoppes of the Bluegrass Whole Loan. See "The Mortgage Loan" below.
(2)	See “Escrows” below for further discussion of reserve information.

The Mortgage Loan. The fifth mortgage loan (the “Outlet Shoppes of the Bluegrass Mortgage Loan”) is part of a whole loan (the “Outlet Shoppes of the Bluegrass Whole Loan”) evidenced by two notes issued to Bluegrass Outlet Shoppes CMBS 2024, LLC in the aggregate original principal amount of $66,000,000. The Outlet Shoppes of the Bluegrass Mortgage Loan is evidenced by the controlling Note A-1, which has an outstanding principal balance as of the Cut-off Date of $45,900,055. The Outlet Shoppes of the Bluegrass Mortgage Loan will be included in the WFCM 2025-C64 securitization trust and represents approximately 5.6% of the initial pool balance. The Outlet Shoppes of the Bluegrass Whole Loan was originated on October 31, 2024, by Goldman Sachs Bank USA (“GSBI”). The Outlet Shoppes of the Bluegrass Whole Loan is secured by the borrowers’ fee simple interest in a 428,074 square foot retail property located in Simpsonville, Kentucky (the "Outlet Shoppes of the Bluegrass Property"). The Outlet Shoppes of the Bluegrass Whole Loan has a 10-year amortizing balloon term and accrues interest a rate of 6.8380% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

The table below identifies the promissory notes that comprise the Outlet Shoppes of the Bluegrass Whole Loan. The Outlet Shoppes of the Bluegrass Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. The relationship between the holders of the Outlet Shoppes of the Bluegrass Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Outlet Shoppes of the Bluegrass Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,000,000	$45,900,055	WFCM 2025-C64	Yes
A-2(1)	$20,000,000	$19,956,546	GSBI	No
Whole Loan	$66,000,000	$65,856,600
(1)	Expected to be contributed to a future securitization.

The Borrower and the Borrower Sponsor. The borrower is Bluegrass Outlet Shoppes CMBS 2024, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Outlet Shoppes of the Bluegrass Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Horizon Group Properties, Inc., and CBL & Associates Limited Partnership.

The Property. The Outlet Shoppes of the Bluegrass Property is a multi-building, open-air retail center. The outlet center contains 428,074 square feet of net rentable area on a 44.49-acre parcel of land. The subject property is anchored by H&M, Nike Factory Store, Old Navy, Polo Ralph Lauren and adidas; there is also one vacant anchor position (a former Saks Off 5th). Each of the anchor stores are owned and leased to the respective retailers. The outlet center was constructed in two phases in 2014 and 2015.

Major Tenants.

H&M (22,142 SF, 5.2% of NRA, 1.4% of annual underwritten rent). Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women and children. H&M has over 4,300 stores across 77 countries worldwide and is known for its commitment to affordable fashion.

Nike Factory Store (14,355 SF, 3.4% of NRA, 3.1% of annual underwritten rent). Nike Factory Store is a part of Nike, Inc., which sells athletic footwear, apparel, equipment, accessories and services and was founded in 1964 by Philip Knight.

Old Navy (13,266 SF, 3.1% of NRA, 2.3% of annual underwritten rent). Old Navy is a North American value apparel brand. Old Navy opened its first store in 1994 in the United States and since then has expanded to more than 1,200 Company-operated stores in the U.S. and Canada, as well as franchise stores around the world.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

The following table presents the Tenant Summary at the Outlet Shoppes of the Bluegrass Property:

Tenant Summary(1)
							July 2024 TTM Sales
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost %	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
H&M	NR/NR/BBB	22,142	5.2%	$178,187	1.4%	$8.05	$2,545,530	$115	7.0%	1/31/2026	3 x 5 yrs	Y(4)
Nike Factory Store	A1/NR/AA-	14,355	3.4%	$409,118	3.1%	$28.50	$11,911,389	$830	3.4%	1/31/2030	1 x 5 yrs	N
Old Navy	Ba3/NR/BB	13,266	3.1%	$307,092	2.3%	$23.15	$4,705,176	$355	6.5%	7/31/2029	None	N
Polo Ralph Lauren	A3/NR/A-	12,317	2.9%	$107,549	0.8%	$8.73	$3,584,953	$291	3.0%	7/31/2029	3 x 5 yrs	N
Under Armour(5)	Ba2/NR/BB-	11,053	2.6%	$414,712	3.2%	$37.52	$7,191,808	$651	5.8%	7/31/2029	None	N
adidas	A3/NR/A-	10,203	2.4%	$429,082	3.3%	$42.05	$4,024,536	$394	10.7%	3/31/2032	None	N
American Eagle	NR/NR/NR	9,194	2.1%	$347,418	2.6%	$37.79	$5,885,904	$640	5.9%	1/31/2028	1 x 5 yrs	N
Tommy Hilfiger	Baa3/NR/BBB-	8,039	1.9%	$292,132	2.2%	$36.34	$2,038,771	$254	14.3%	7/31/2029	None	N
Abercrombie & Fitch	NR/NR/BB	8,000	1.9%	$332,092	2.5%	$41.51	$2,641,842	$330	12.6%	10/31/2025	None	N
Gap Outlet	Ba3/NR/BB	7,836	1.8%	$184,945	1.4%	$23.60	$2,880,724	$368	6.4%	7/31/2029	None	N
Major Tenants Subtotal/Wtd. Avg.		116,405	27.2%	$3,002,327	22.9%	$25.79	$47,410,633	$407	6.3%

Other Tenants		269,848	63.0%	$10,113,712	77.1%	$37.48	$97,369,562	$361	10.4%
Occupied Subtotal/Wtd. Avg.		386,253	90.2%	$13,116,039	100.0%	$33.96	$144,780,195	$375	9.1%

Vacant Space		41,821	9.8%
Total/Wtd. Avg.		428,074	100.0%
(1)	Based on the underwritten rent roll dated October 30, 2024.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Inclusive of rent steps, overage rent and marketing recovery.
(4)	H&M has an ongoing right to terminate its lease with nine months’ notice until the lease expiration date on January 31, 2026.
(5)	Includes 2,206 SF of storage space and $18,000 of UW Rent attributable to Under Armour. The storage lease is month-to-month.

The following table presents certain information relating to the lease rollover schedule at the Outlet Shoppes of the Bluegrass Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	28	93,238	21.8%	21.8%	$2,823,449	21.5%	21.5%	$30.28
2026	9	41,288	9.6%	31.4%	$995,668	7.6%	29.1%	$24.12
2027	15	45,587	10.6%	42.1%	$1,469,248	11.2%	40.3%	$32.23
2028	7	35,168	8.2%	50.3%	$1,209,425	9.2%	49.5%	$34.39
2029	23	112,684	26.3%	76.6%	$4,102,407	31.3%	80.8%	$36.41
2030	7	40,128	9.4%	86.0%	$1,565,447	11.9%	92.8%	$39.01
2031	1	1,253	0.3%	86.3%	$53,372	0.4%	93.2%	$42.60
2032	1	10,203	2.4%	88.7%	$429,082	3.3%	96.4%	$42.05
2033	0	0	0.0%	88.7%	$0	0.0%	96.4%	$0.00
2034	0	0	0.0%	88.7%	$0	0.0%	96.4%	$0.00
2035	2	6,704	1.6%	90.2%	$467,940	3.6%	100.0%	$69.80
2036 & Thereafter	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
Vacant	0	41,821	9.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	93	428,074	100.0%		$13,116,039	100.0%		$33.96
(1)	Based on the underwritten rent roll dated October 30, 2024.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

The Market. The Outlet Shoppes of the Bluegrass Property is located in the East retail submarket. According to a third party report, as of the second quarter of 2024, submarket vacancy is 11.0% and the submarket asking rent per SF is $21.66.

The following table presents the Competitive Properties of the Outlet Shoppes of the Bluegrass Property:

Competitive Properties(1)
Property	City, State	Built / Renovated	Total GLA	Anchor Tenants	Sales/SF	Occupancy
Outlet Shoppes of the Bluegrass	Simpsonville, KY	2014, 2015 / NAP	428,074(2)	H&M Nike Factory Old Navy Polo Ralph Lauren adidas	$408	90.2%(2)
The Paddock Shops	Louisville, KY	1999 / 2020	371,486	Barnes & Noble DSW, Gap Pottery Barn REI, Ulta Williams Sonoma	N/A	97%
Springhurst Towne Center	Louisville, KY	1997 / 2023	877,044	Meijer, Target T.J. Maxx, Cinemark OfficeMax, HomeGoods Old Navy, Liquor Barn and Party Mart O’Charley’s	N/A	99%
Shelbyville Road Plaza	Louisville, KY	1954 / 2001, 2007	420,330	Jo-Anne Fabric Off Broadway Shoe Warehouse Quest Outdoors, World Market Guitar Center, Old Navy, Ross Trader Joe’s, Yudofsky Fur & Leather	N/A	86%
Summit at Fritz Farm	Lexington, KY	2016 / NAP	219,536	Whole Foods Market Pottery Barn Arhaus Apple Williams Sonoma	N/A	99%
Cincinnati Premium Outlets	Monroe, OH	2009 / NAP	398,986	Columbia, Gap Under Armour J. Crew Tommy Hilfiger Nike, Polo	$672	98%
Indiana Premium Outlets	Edinburgh, IN	1989 / 2005	378,015	Lee Wrangler Clearance Center Columbia adidas Coach, Polo Nike / Under Armour	$356	99%
Source:	Appraisal.
(1)	Based on the underwritten rent roll dated October 30, 2024.
(2)	Represents NRA at the Outlet Shoppes of the Bluegrass Property.

Appraisal. According to the appraisal, the Outlet Shoppes of the Bluegrass Property had an “as-is” appraised value of $109,100,000 as of September 26, 2024.

Environmental Matters. According to the Phase I environmental report dated September 23, 2024, there was no evidence of any recognized environmental condition at the Outlet Shoppes of the Bluegrass Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Outlet Shoppes of the Bluegrass Property:

Cash Flow Analysis
	2021	2022	2023	TTM August 2024	U/W	U/W $ per Unit
Base Rental Revenue	$7,642,587	$8,788,888	$9,046,201	$9,044,341	$9,311,687(1)	$21.75
Credit Tenant Rent Steps	0	0	0	0	79,098(2)	$0.18
Overage / Percentage Rent	2,140,357	1,911,755	1,876,965	1,562,228	1,667,386(3)	$3.90
Other Rental Revenue	353,977	309,979	510,614	487,227	373,067	$0.87
Total Commercial Reimbursement Revenue	1,995,212	2,370,857	2,408,306	2,506,087	2,546,006	$5.95
Market Revenue from Vacant Units	0	0	0	0	996,830	$2.33
Potential Gross Revenue	$12,132,133	$13,381,479	$13,842,086	$13,599,882	$14,974,075	$34.98
Vacancy Loss	0	0	0	0	(996,830)	($2.33)
Commercial Credit Loss	190,783	(31,510)	40,315	(54,175)	(103,412)	($0.24)
Effective Gross Revenue	$12,322,916	$13,349,969	$13,882,401	$13,545,707	$13,873,832	$32.41

Real Estate Taxes	631,912	690,164	686,880	658,396	708,600	$1.66
Insurance	456,337	351,358	212,976	281,756	237,128	$0.55
Repairs & Maintenance	1,751,255	1,805,135	1,946,040	1,931,364	1,958,645	$4.58
Management Fee(4)	430,485	471,745	483,166	472,467	485,584	$1.13
Advertising	833,243	836,743	933,790	1,055,161	978,448	$2.29
General and Administrative – Direct	244,513	158,413	198,606	156,543	121,927	$0.28
Total Expenses	$4,347,745	$4,313,558	$4,461,458	$4,555,687	$4,490,333	$10.49

Net Operating Income	$7,975,171	$9,036,411	$9,420,943	$8,990,020	$9,383,499	$21.92
CapEx	0	0	0	0	64,211	$0.15
TI/LC	0	0	0	0	388,889	$0.91
Net Cash Flow	$7,975,171	$9,036,411	$9,420,943	$8,990,020	$8,930,399	$20.86

Occupancy	86.8%	94.6%	96.0%	90.2%(1)	93.3%(5)
NOI DSCR(6)	1.54x	1.74x	1.82x	1.73x	1.81x
NCF DSCR(6)	1.54x	1.74x	1.82x	1.73x	1.72x
NOI Debt Yield(6)	12.1%	13.7%	14.3%	13.7%	14.2%
NCF Debt Yield(6)	12.1%	13.7%	14.3%	13.7%	13.6%
(1)	Based on the underwritten rent roll dated October 30, 2024.
(2)	Based on the present value of straight-line rent step increments through lease term for IG tenants.
(3)	Based on TTM Sales and in-place breakpoints. Includes rent attributable to PIL tenants totaling $1,078,494.
(4)	Based on 3.5% Maximum Management Fee, although the contractual fee is 2.50%.
(5)	Represents UW Economic Occupancy.
(6)	Based on the Outlet Shoppes of the Bluegrass Whole Loan.

Escrows and Reserves. At origination, the borrower deposited (a) $2,000,000 into a TI/LC reserve related to tenant improvement and leasing commission obligations and (b) $84,982.44 into an outstanding TI/LC reserve for outstanding leasing fees for 10 tenants identified in a schedule to the related loan agreement.

Tax Escrows – On each payment date the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be $59,050.

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (such reserve will be conditionally waived (i) so long as no event of default under the Outlet Shoppes of the Bluegrass Whole Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that insurance satisfying the requirements set forth in the Outlet Shoppes of the Bluegrass Whole Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the Outlet Shoppes of the Bluegrass Whole Loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Retail – Outlet Center	Loan #5	Cut-off Date Balance:	$45,900,055
1155 Buck Creek Road	Outlet Shoppes of the Bluegrass	Cut-off Date LTV:	60.4%
Simpsonville, KY 40067		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	14.2%

Replacement Reserve – On each payment date, the borrower is required to deposit approximately $5,351 into a replacement reserve account for replacements and repairs required to be made to the Outlet Shoppes of the Bluegrass Property during the calendar year, subject to a cap of $256,844.

TI/LC Reserve – On each payment date that the sums on deposit in the TI/LC reserve account are less than $1,000,000, the borrower is required to deposit approximately $35,673 into such reserve account for tenant improvement and leasing commission obligations incurred following the origination date.

Outstanding TI/LC Reserve – During the term of the Outlet Shoppes of the Bluegrass Whole Loan, in connection with new leases or lease renewals, the borrower has the option to deposit additional amounts into the outstanding TI/LC reserve account and deliver an updated schedule of outstanding leasing fees to the lender in connection with such additional deposit.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of an “event of default” under any mezzanine loan (if applicable) and (iii) the debt yield being less than 11.75% for two (2) consecutive calendar quarters; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the cure (if applicable) of such “event of default” and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the Outlet Shoppes of the Bluegrass Property achieves a debt yield of at least 11.75% for two (2) consecutive calendar quarters. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

Lockbox / Cash Management. The Outlet Shoppes of the Bluegrass Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower in accordance with the lockbox agreement. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on a daily basis to a lender-controlled cash management account to be disbursed in accordance with the Outlet Shoppes of the Bluegrass Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Trigger Period continues.

Real Estate Substitution. Not permitted.

Property Management. The Outlet Shoppes of the Bluegrass Property is managed by Horizon Group Properties, L.P., an affiliate of the borrower.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Outlet Shoppes of the Bluegrass Whole Loan documents permit the borrower to obtain a release of a designated parcel at the Bluegrass Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus an extended period of indemnity for continued loss of income after the physical loss to the improvements and the personal property has been repaired, until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Outlet Shoppes of the Bluegrass Property is repaired or replaced and operations are resumed, whichever first occurs. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%

UOVO QPN
41-45 21st Street and 41-54 22nd Street
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Upper East Side
Astoria
Dutch Kills
Queensbridge
Long Island City
Hunters Point
Greenpoint
Roosevelt Island
East River
Roosevelt Island Garden Club
Rainey Park
Ravenswood Playground
Ravenswood Community Center
Ravenswood Generating Station
Roosevelt Island Library
Roosevelt Island Bridge
Firefighters Field
Queens Bridge Park
Queensboro Bridge
Queensboro Plaza
JetBlue Corporate Headquarters
Silvercup Studios
The Foundry
NYC REACH
Aloft Long Island City-Manhattan View
CUNY School of Law
1 Court Square
Long Island City Courthouse
La Guardia Performing Arts
La Guardia Community College
Murray Playground
Cornell Tech
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
4545 Center Blvd.
4540 Center Blvd.
4705 Center Blvd.
4720 Center Blvd.
Pepsi Cola Sign
GUM Studios
Hunters Point South Park
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
Silvercup Studios East
Kaufman Astoria Studios
Museum of the Moving Image
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
United Nations Visitors Ctr.
United Nations Headquarters
Queens-Midtown Tunnel
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Long Island Railroad
East River Ferry
Long Island Expwy
Pulaski Bridge
Newtown Creek
34th Ave.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
41st Rd.
43rd Ave.
44th Ave.
47th Ave.
48th Ave.
49th Ave.
Hunters Point Ave
Borden Ave.
Queens Blvd.
Northern Blvd.
Honeywell St.
Van Dam St.
Vernon Blvd.
Crescent St.
21st St.
39th St.
2nd St.
York Ave.
FDR Drive
Eagle St.
Freeman St.
Green St.
Huron St.
West St.
PATERSON
YONKERS
NEW JERSEY
NEWARK
MANHATTAN
BRONX
QUEENS
BROOKLYN
LONG ISLAND
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Mortgage Loan No. 6 – UOVO QPN

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	[NR/NR/NR]			Location:	Long Island City, NY 11101
Original Balance(1):	$45,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Steven J. Guttman			Size:	281,494 SF
Guarantor:	Steven J. Guttman			Cut-off Date Balance per SF(1):	$508
Mortgage Rate:	6.4850%			Maturity Date Balance per SF(1):	$508
Note Date:	1/22/2025			Property Manager:	UOVO Management LLC
Maturity Date:	2/6/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$13,904,062
Amortization Term:	0 months			UW NCF:	$13,861,838
IO Period:	120 months			UW NOI Debt Yield(1):	9.7%
Seasoning:	0 months			UW NCF Debt Yield(1):	9.7%
Prepayment Provisions(2):	L(24),DorYM1(89),O(7)			UW NOI Debt Yield at Maturity(1):	9.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.47x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$12,841,638 (9/30/2024 TTM)
Additional Debt Balance(1):	$98,000,000			2nd Most Recent NOI:	$13,136,852 (12/31/2023)
Future Debt Permitted (Type)(1):	No (NAP)			3rd Most Recent NOI:	$12,230,675 (12/31/2022)
				Most Recent Occupancy(4):	87.3% (11/1/2024)
Reserves(3)				2nd Most Recent Occupancy:	91.4% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.1% (12/31/2022)
RE Taxes:	$183,288	$61,096	NAP	Appraised Value (as of):	$234,900,000 (12/16/2024)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$834
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	60.9%
Deferred Maintenance:	$14,300	$0	NAP	Maturity Date LTV Ratio(1):	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$143,000,000	100.0%	Loan Payoff:	$75,832,056	53.0%
			Equity Repatriation:	$63,964,738	44.7%
			Closing Costs:	$3,005,619	2.1%
			Reserves:	$197,588	0.1%
Total Sources:	$143,000,000	100.0%	Total Uses:	$143,000,000	100.0%

(1)	The UOVO QPN Mortgage Loan (as defined below) is part of the UOVO QPN Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate original principal balance of $143,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the UOVO QPN Whole Loan. See “The Mortgage Loan” below for further discussion.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on March 6, 2025. Defeasance of the UOVO QPN Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the UOVO QPN Whole Loan to be securitized and (ii) January 22, 2028. The assumed lockout period of 24 payments is based on the expected WFCM 2025-C64 securitization closing date in February 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024. See “The Property” below for further discussion of the property type.

The Mortgage Loan. The sixth largest mortgage loan (the “UOVO QPN Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $143,000,000 (the “UOVO QPN Whole Loan”). The UOVO QPN Whole Loan is secured by the borrowers’ fee interest in 281,494 SF self storage property located in Long Island City, New York (the “UOVO QPN Property”). The UOVO QPN Whole Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $45,000,000. The UOVO QPN Whole Loan was originated by Bank of Montreal (“BMO”) on January 22, 2025. The UOVO QPN Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the preliminary prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%
UOVO QPN Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$45,000,000	$45,000,000	WFCM 2025-C64	Yes
Note A-2(1)	$23,250,000	$23,250,000	BMO	No
Note A-3(1)	$24,700,000	$24,700,000	BMO	No
Note A-4(1)	$36,750,000	$36,750,000	GACC	No
Note A-5(1)	$6,650,000	$6,650,000	GACC	No
Note A-6(1)	$6,650,000	$6,650,000	GACC	No
Total	$143,000,000	$143,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsor. The borrowers are QPN 1 DE LLC and QPN 10 DE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and the non-recourse carveout guarantor is Steven J. Guttman. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the UOVO QPN Whole Loan.

Steven J. Guttman is the founder of Storage Deluxe Management Company, a leading self storage developer in the New York City metropolitan area. The company has 84 projects completed and in development, totaling 8 million SF for a total investment in excess of $2.5 billion. Mr. Guttman is also an avid art collector and founded Storage Deluxe affiliate UOVO Fine Art Storage in 2014. Such affiliate was designed for the sole purpose of safe-guarding collections. UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO QPN Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas Texas.

The Property. The UOVO QPN Property has 281,494 SF and 669 self storage units across two interconnected buildings located in Long Island City, New York. The UOVO QPN Property was developed in 2013 and is situated on a 1.27-acre site. The UOVO QPN Property is specially designed for fine art storage and contains two storage components: private storage on floors 3 through 8 (163,150 SF with 282 storage units), and managed/concierge storage on floors 1 through 3 (164,916 CF with 387 storage units). The UOVO QPN Property also serves as UOVO’s headquarters and features 20-foot clear heights, four enclosed loading docks, five covered loading docks, five viewing galleries, private meeting rooms, client café and two freight elevators.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self storage and is ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, private storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The following table presents certain information relating to the Private Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(2)	Market Rent Per SF(3)
Private Storage	163,150	82.1%	142,410	87.3%	282	42.2%	249	$98.45	$54.00 - $102.00

(1)	Based on the borrowers’ rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per SF is calculated using actual rent for occupied square feet and market rent for vacant square feet.
(3)	Source: Appraisal dated January 9, 2025.

The following table presents certain information relating to the Managed Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per CF(2)	Market Rent Per CF(3)
Managed Storage	164,916	17.9%	91,301	55.4%	387	57.8%	386	$33.58	$16.20 - $38.40

(1)	Based on the borrowers’ rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per CF is calculated using actual rent for occupied cubic feet and market rent for vacant cubic feet.
(3)	Source: Appraisal dated January 9, 2025.

The Market. The UOVO QPN Property is located in Long Island City, Queens County, New York. Long Island City is a residential and commercial neighborhood in the most western part of Queens, bordering the neighborhood of Astoria to the north, Sunnyside to the east, and Greenpoint to the South. The Long Island City neighborhood has undergone a transformation in recent years due to new high-rise developments, making the neighborhood increasingly residential, as well as new office and retail developments. The neighborhood’s mass transit infrastructure provides easy access to Manhattan, Brooklyn, the Bronx, and surrounding areas. Twelve New York City subway lines travel through Queens, as well as buses and the Long Island Railroad.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%

Both the Long Island Expressway and the Brooklyn Queens Expressway run through the neighborhood. Additionally, two of the three major airports serving the New York City metropolitan area (LaGuardia Airport and JFK International Airport) are located in Queens. According to the appraisal, as of 2024, the total population in Queens is 2,356,325, the median household income is $83,331, and the most common job type is health care/social assistance.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the U.S are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self storage facility to be managed by CubeSmart. The CMX Cinema at 400 E 62nd Street is being converted into a 65,000 SF self storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO QPN Property:

Competitive Properties Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)
UOVO QPN 41-45 21st Street and 41-54 22nd Street Long Island City, NY(2)	2013 / NAP	87.3%	163,150	55.4%	164,916	Private Storage Managed Storage	$8.20	$2.80	$98.45 $33.58
105 Evergreen Ave Brooklyn, NY	1955 / 2019	86.0%	48,145	58.0%	330,000	Private Storage Managed Storage	$8.22	$1.60	$98.64 $19.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	41.0%	9,765	9.0%	177,000	Private Storage Managed Storage	$6.77	$2.25	$81.24 $27.00
346 NW 29th Street Miami, FL	2008 / NAP	89.0%	55,063	70.0%	42,670	Private Storage Managed Storage	$5.91	$2.94	$70.92 $35.28
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	68.0%	177,222	Private Storage Managed Storage	N/A	$1.93	N/A $23.16
101 Lake Drive Newark, DE	1986 / NAP	53.0%	7,675	24.0%	238,000	Private Storage Managed Storage	$4.92	$1.06	$59.04 $12.72
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	80.0%	3,675	12.0%	118,000	Private Storage Managed Storage	$9.20	$1.09	$110.40 $13.08
(1)	Source: Appraisal.
(2)	Based on the borrowers’ rent roll dated November 1, 2024.

Appraisal. The appraiser concluded to an “as-is” value for the UOVO QPN Property of $234,900,000 as of December 16, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 31, 2024, there was no evidence of any recognized environmental conditions at the UOVO QPN Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the UOVO QPN Property:

Cash Flow Analysis
	2021	2022	2023	9/30/2024 TTM	UW	UW Per SF
In-Place Rent (Private)	$12,987,102	$13,375,690	$13,627,670	$13,442,957	$13,782,417	$48.96
In-Place Rent (Managed)	2,056,784	2,514,142	3,075,775	2,996,002	3,065,534	10.89
Vacancy Lease-Up (Private)	0	0	0	0	2,215,620	7.87
Vacancy Lease-Up (Managed)	0	0	0	0	2,471,707	8.78
Contractual Rent Steps	0	0	0	0	237,174	0.84
Expense Recoveries	93,476	79,734	107,350	$107,189	108,407	0.39
Gross Potential Rent(1)	$15,137,362	$15,969,566	$16,810,795	$16,546,148	$21,880,859	$77.73

Other Income(2)	($1,914)	$232,314	$346,630	$343,631	$370,989	$1.32
Net Rental Income	$15,135,447	$16,201,880	$17,157,425	$16,889,779	$22,251,847	$79.05

Discount Units (Private)	($5,270)	($36,025)	($16,330)	($16,265)	($16,676)	($0.06)
Discount Units (Managed)	(13,400)	(13,598)	(3,816)	0	0	0.00
In-Place Vacancy (Private)	0	0	0	0	(2,215,620)	(7.87)
In-Place Vacancy (Managed)	0	0	0	0	(2,471,707)	(8.78)
Effective Gross Income	$15,116,777	$16,152,257	$17,137,279	$16,873,514	$17,547,845	$62.34

Real Estate Taxes(3)	$428,914	$511,658	$563,172	$623,887	$751,970	$2.67
Insurance	161,940	254,884	266,436	258,860	225,164	0.80
Other Operating Expenses	2,654,815	3,155,041	3,170,819	3,149,129	2,666,649	9.47
Total Operating Expenses	$3,245,669	$3,921,582	$4,000,428	$4,031,876	$3,643,783	$12.94

Net Operating Income	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,904,062	$49.39
Replacement Reserves	0	0	0	0	42,224	0.15
Net Cash Flow	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,861,838	$49.24

Occupancy	91.9%	91.1%	91.4%	87.3%(4)	78.6%
NOI DSCR(5)	1.26x	1.30x	1.40x	1.37x	1.48x
NCF DSCR(5)	1.26x	1.30x	1.40x	1.37x	1.47x
NOI Debt Yield(5)	8.3%	8.6%	9.2%	9.0%	9.7%
NCF Debt Yield(5)	8.3%	8.6%	9.2%	9.0%	9.7%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated November 1, 2024.
(2)	Other Income includes viewing room rent, private work space, and fortress payments.
(3)	The UOVO QPN Property benefits from a tax abatement program for 25 years. The Property receives 100% of the exemption benefit for the first 16 years, which then decreases each year thereafter by 10%. The physical improvements will be fully taxable in year 26.
(4)	Represents occupancy based on the borrower rent roll dated November 1, 2024.
(5)	The NOI DSCR, NCF DSCR, NOI Debt Yield, and NCF Debt Yield presented above is based on the aggregate original principal balance of the promissory notes comprising the UOVO QPN Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $183,288 for real estate taxes and (ii) $14,300 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,096.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO QPN Property is currently insured under a blanket insurance policy.

Replacement Reserves – On a monthly basis during a Triggering Event (as defined below), the borrowers are required to deposit approximately $3,519 for replacement reserves.

Lockbox and Cash Management. The UOVO QPN Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO QPN Property are required to be deposited by the borrowers. During a Triggering Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the UOVO QPN Whole Loan documents. Also, during a Triggering Event, all excess cash is required to be collected by the lender and held as additional security for the UOVO QPN Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$45,000,000
41-45 21st Street and 41-54 22nd Street	UOVO QPN	Cut-off Date LTV:	60.9%
Long Island City, New York 11101		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.7%

A “Triggering Event” will commence upon the earliest of (i) the occurrence of an event of default under the UOVO QPN Whole Loan documents or (ii) the debt yield being less than 9.0%, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, the debt yield being at least 9.0% for two consecutive quarters.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months of casualty and 12 months of extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

Phoenix Industrial Portfolio XII
1 Galesburg Galesburg, IL
2 Kenosha Kenosha, WI
3 St Marys St. Marys, PA
4 Milwaukee (4041) Milwaukee, WI
5 Evansville Evansville, IN
6 Milwaukee (Midtown) Milwaukee, WI
7 Cleveland Cleveland, TN
8 Winchester Winchester, KY
Lake Michigan
MILWAUKEE
Kenosha
WISCONSIN
ILLINOIS
Lake Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
St. Marys
MARYLAND
IOWA
Galesburg
Peoria
Springfield
INDIANAPOLIS
CINCINNATI
INDIANA
KENTUCKY
LOUISVILLE
Evansville
Lexington
Winchester
NASHVILLE
TENNESSEE
KNOXVILLE
Cleveland
CHATTANOOGA
GEORGIA
ALABAMA
ATLANTA
BIRMINGHAM
HUNTSVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mortgage Loan No. 7 – Phoenix Industrial Portfolio XII

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	[NR/NR/NR]			Location:	Various, Various
Original Balance(1):	$30,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Phoenix Investors			Size:	2,013,085 SF
Guarantor:	Phoenix Fund Symbol LLC			Cut-off Date Balance PSF(1):	$26
Mortgage Rate:	6.5500%			Maturity Balance PSF(1):	$26
Note Date:	11/26/2024			Property Manager:	Phoenix Investors
Maturity Date:	12/6/2034				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(4):	$6,133,248
IO Period:	120 months			UW NCF:	$5,585,579
Seasoning:	2 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions:	L(12),YM1(102),O(6)			UW NCF Debt Yield(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.60x
Additional Debt Balance(1):	$22,500,000			Most Recent NOI(4):	$5,067,115 (9/30/2024 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(5):	NAV
Reserves(2)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	81.1% (11/25/2024)
RE Taxes:	$218,800	$47,300	NAP	2nd Most Recent Occupancy(5):	NAV
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	NAV
Replacement Reserve:	$0	$16,776	$402,624	Appraised Value (as of):	$109,050,000 (Various)
TI/LC Reserve:	$2,000,000	Springing	$1,000,000	Appraised Value per SF:	$54
Immediate Repairs:	$362,940	$0	NAP	Cut-off Date LTV Ratio(1):	48.1%
Other Reserves(3):	$738,560	Springing	NAP	Maturity Date LTV Ratio(1):	48.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$52,500,000	100.0%	Loan Payoff:	$34,998,785	66.7%
			Return of Equity:	$13,105,644	25.0%
			Upfront Reserves:	$3,320,300	6.3%
			Closing Costs(6):	$1,075,271	2.0%
Total Sources:	$52,500,000	100.0%	Total Uses:	$52,500,000	100.0%

(1)	The Phoenix Industrial Portfolio XII Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio XII Whole Loan (as defined below) with an original aggregate principal balance of $52,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Phoenix Industrial Portfolio XII Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Other Reserves consist of (i) $238,560 for unfunded obligations with respect to the Thrushwood Farms Quality Meats lease at the Galesburg property, (ii) $500,000 for capital expenditure work at the St Marys property and (iii) a monthly springing material tenant reserve.
(4)	The increase from Most Recent NOI to UW NOI is mainly attributable to (i) the lease up at the Galesburg property with the addition of the Thrushwood Farms Quality Meats lease at a base rent of $715,680 and (ii) approximately $152,068 of contractual rent steps through February 2026.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio XII Properties (as defined below) between 2015 and 2021.
(6)	Includes a St. Marys tax appeal reserve of $130,852, which was collected and held by the title company at origination.

The Mortgage Loan. The seventh largest mortgage loan (the “Phoenix Industrial Portfolio XII Mortgage Loan”) is part of a whole loan (the “Phoenix Industrial Portfolio XII Whole Loan”) secured by first priority fee interests in a 2,013,085 square foot portfolio of eight industrial properties located in Wisconsin, Illinois, Pennsylvania, Indiana, Tennessee and Kentucky (each, a “Phoenix Industrial Portfolio XII Property”, and collectively, the “Phoenix Industrial Portfolio XII Properties”). The Phoenix Industrial Portfolio XII Whole Loan has an original aggregate principal balance of $52,500,000 and is comprised of four pari passu notes. The Phoenix Industrial Portfolio XII Mortgage Loan, with an original principal balance of $30,000,000 is evidenced by the controlling Note A-1 and non-controlling Note A-2-2. The Phoenix Industrial Portfolio XII Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%
Phoenix Industrial Portfolio XII Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	WFCM 2025-C64	Yes
A-2-1	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-2-2	$5,000,000	$5,000,000	WFCM 2025-C64	No
A-3	$2,500,000	$2,500,000	BBCMS 2025-C32	No
Total	$52,500,000	$52,500,000

The Borrowers and the Borrower Sponsor. The borrowers are Phoenix Galesburg III Industrial Investors LLC, Phoenix Winchester Industrial Investors LLC, Phoenix St. Marys Industrial Investors LLC, Phoenix Cleveland TN Industrial Investors II LLC, Phoenix Evansville LLC, Phoenix Midtown Industrial Investors LLC, Phoenix Richards Industrial Investors LLC and Phoenix Kenosha Industrial Investors LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio XII Whole Loan.

The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantor’s investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 78 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions. The non-recourse carveout guarantor of the Phoenix Industrial Portfolio XII Whole Loan is Phoenix Fund Symbol LLC.

The Properties. The Phoenix Industrial Portfolio XII Whole Loan is secured by eight industrial properties totaling 2,013,085 square feet located in Wisconsin (three properties, 31.0% of NRA), Illinois (one property, 23.0% of NRA), Pennsylvania (one property, 18.9% of NRA), Indiana (one property, 10.2% of NRA), Kentucky (one property, 8.8% of NRA) and Tennessee (one property, 8.1% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XII Properties between 2015 and 2021 for an aggregate purchase price of $10.9 million. Since acquisition, the borrower sponsor has invested approximately $37.4 million in capital improvements and approximately $2.5 million in soft costs resulting in a total cost basis of approximately $50.8 million at the Phoenix Industrial Portfolio XII Properties. The Phoenix Industrial Portfolio XII Properties were 81.1% occupied by 21 tenants as of November 25, 2024.

The following table presents certain information relating to the Phoenix Industrial Portfolio XII Properties:

Portfolio Summary(1)
Property	State	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI(2)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights	Dock Doors	Drive-In Doors
Galesburg	IL	Warehouse/Distribution	462,087	1972/2020	30.8%	$14,346,630	27.3%	$29,800,000	1.0%	28'	25	4
Kenosha	WI	Warehouse	276,500	1949/2017	5.8%	$7,702,889	14.7%	$16,000,000	1.0%	25' - 30'	13	8
St Marys	PA	Manufacturing	380,136	1953/2020	11.6%	$6,740,028	12.8%	$14,000,000	6.0%	24'	17	6
Milwaukee (4041)	WI	Warehouse/Distribution	213,194	1945/2017	12.7%	$6,114,168	11.6%	$12,700,000	33.0%	18'	7	3
Evansville	IN	Warehouse/Distribution	205,982	1943/2023	10.8%	$4,958,735	9.4%	$10,300,000	4.0%	12' - 49'	18	4
Milwaukee (Midtown)	WI	Warehouse/Distribution	134,134	2004/NAP	6.6%	$4,284,731	8.2%	$8,900,000	1.0%	23'	7	1
Cleveland	TN	Warehouse/Distribution	163,964	1985/2022	12.8%	$4,212,517	8.0%	$8,750,000	5.3%	20' - 24'	28	5
Winchester	KY	Manufacturing	177,088	1953/2023	9.0%	$4,140,302	7.9%	$8,600,000	19.5%	19.5' - 32'	6	3
Total			2,013,085		100.0%	$52,500,000	100.0%	$109,050,000			121	34

(1)	Source: Appraisals.
(2)	Information is based on the underwritten rent rolls dated November 25, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the tenancy at the Phoenix Industrial Portfolio XII Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
E.I. Du Pont De Nemours & Company	NR/Baa1/BBB+	283,166	14.1%	$906,131	13.5%	$3.20	12/21/2025	N	None
Thrushwood Farms Quality Meats	NR/NR/NR	178,920	8.9%	$715,680	10.6%	$4.00	3/31/2035	N	2 x 15 yr
SRG Global Trim, LLC	NR/NR/NR	161,319	8.0%	$696,898	10.4%	$4.32	5/31/2028	N	2 x 5 yr
Gasbarre Products, Inc	NR/NR/NR	145,169	7.2%	$407,925	6.1%	$2.81	9/30/2042	N	1 x 5 yr
Phoenix Logistics, LLC (Cargill)	NR/NR/NR	142,338	7.1%	$589,274	8.8%	$4.14	12/31/2036	N	3 x 3 yr
Subtotal/Wtd. Avg.		910,912	45.2%	$3,315,909	49.3%	$3.64

Other Tenants		720,805	35.8%	$3,409,565	50.7%	$4.73
Total Occupied Space		1,631,717	81.1%	$6,725,474	100.0%	$4.12

Vacant Space		381,368	18.9%
Total/Wtd. Avg.		2,013,085	100.0%

(1)	Information is based on the underwritten rent rolls dated November 25, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF are inclusive of approximately $152,068 of contractual rent steps through February 2026.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio XII Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(2)
MTM/2025	9	405,271	20.1%	20.1%	$1,778,199	26.4%	26.4%	$4.39
2026	4	249,332	12.4%	32.5%	$919,818	13.7%	40.1%	$3.69
2027	2	155,198	7.7%	40.2%	$656,257	9.8%	49.9%	$4.23
2028	3	192,465	9.6%	49.8%	$1,052,428	15.6%	65.5%	$5.47
2029	2	163,024	8.1%	57.9%	$605,892	9.0%	74.5%	$3.72
2030	0	0	0.0%	57.9%	$0	0.0%	74.5%	$0.00
2031	0	0	0.0%	57.9%	$0	0.0%	74.5%	$0.00
2032	0	0	0.0%	57.9%	$0	0.0%	74.5%	$0.00
2033	0	0	0.0%	57.9%	$0	0.0%	74.5%	$0.00
2034	0	0	0.0%	57.9%	$0	0.0%	74.5%	$0.00
2035	1	178,920	8.9%	66.8%	$715,680	10.6%	85.2%	$4.00
2036 & Thereafter	2	287,507	14.3%	81.1%	$997,199	14.8%	100.0%	$3.47
Vacant	0	381,368	18.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	2,013,085	100.0%		$6,725,474	100.0%		$4.12

(1)	Information is based on the underwritten rent rolls dated November 25, 2024, inclusive of rent steps through February 2026 totaling $152,068.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Phoenix Industrial Portfolio XII Properties are located in Wisconsin (34.5% of ALA), Illinois (27.3% of ALA), Pennsylvania (12.8% of ALA), Indiana (9.4% of ALA), Tennessee (8.0% of ALA) and Kentucky (7.9% of ALA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XII Properties:

Market Overview(1)
Property	Year Built / Renovated(2)	Net Rentable Area (SF)(3)	Submarket	Property Vacancy(3)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(3)(4)	Submarket Rent PSF
Galesburg(5)	1972/2020	462,087	Galesburg - IL	0.0%	5.1%	5.0%	3,694,821	$3.95	$3.89
Kenosha	1949/2017	276,500	Kenosha East	55.3%	12.5%	5.0%	51,310,381	$5.07	$7.36
St Marys(5)	1953/2020	380,136	St. Mary's - PA	32.4%	12.0%	10.0%	4,017,573	$3.76	$6.95
Milwaukee (4041)	1945/2017	213,194	Milwaukee East	22.7%	4.0%	5.0%	8,519,198	$5.02	$6.43
Evansville	1943/2023	205,982	Northside/Airport	21.7%	3.0%	3.0%	18,318,110	$4.32	$5.51
Milwaukee (Midtown)	2004/NAP	134,134	Milwaukee NW	0.0%	4.1%	0.0%	36,086,546	$3.55	$6.11
Cleveland(5)	1985/2022	163,964	Cleveland - TN	0.0%	3.0%	2.5%	16,061,712	$4.72	$7.12
Winchester	1953/2023	177,088	Clark County	6.8%	2.9%	3.0%	3,945,972	$3.24	$6.91
Total/Wtd. Avg.		2,013,085		18.9%	6.7%	5.0%	141,954,313	$4.12	$6.06

(1)	Source: Third-party market research reports.
(2)	Source: Appraisals.
(3)	Information is based on the underwritten rent rolls dated November 25, 2024.
(4)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $152,068 of contractual rent steps through February 2026.
(5)	No submarket data for the Galesburg, St Marys and Cleveland properties was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XII Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
Galesburg	462,087	$14,346,630	27.3%	$1,887,158	30.8%	31,172	$65,289
Kenosha	276,500	$7,702,889	14.7%	$355,888	5.8%	105,079	$88,737
St Marys	380,136	$6,740,028	12.8%	$712,292	11.6%	12,393	$83,828
Milwaukee (4041)	213,194	$6,114,168	11.6%	$776,664	12.7%	319,777	$78,207
Evansville	205,982	$4,958,735	9.4%	$659,590	10.8%	110,668	$76,013
Milwaukee (Midtown)	134,134	$4,284,731	8.2%	$404,316	6.6%	388,165	$78,254
Cleveland	163,964	$4,212,517	8.0%	$785,422	12.8%	74,162	$75,266
Winchester	177,088	$4,140,302	7.9%	$551,919	9.0%	29,364	$86,362
Total/Wtd. Avg.	2,013,085	$52,500,000	100.0%	$6,133,248	100.0%	103,605	$78,006

(1)	Information is based on the underwritten rent rolls dated November 25, 2024.
(2)	Information obtained from third-party market research reports.

Appraisal. The appraisals concluded to a combined “as-is” appraised value for the Phoenix Industrial Portfolio XII Properties of $109,050,000 as of October 1, 2024 through October 16, 2024.

Environmental Matters. According to the Phase I environmental reports dated on October 15, 2024 and October 21, 2024, there was no evidence of recognized environmental conditions at the Phoenix Industrial Portfolio XII Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Phoenix Industrial Portfolio XII Properties:

Cash Flow Analysis
	TTM 9/30/2024	UW	UW PSF
Base Rent(1)	$5,573,164	$6,573,406	$3.27
Rent Steps(2)	$0	$152,068	$0.08
Vacant Income	$0	$1,777,698	$0.88
Gross Potential Rent	$5,573,164	$8,503,171	$4.22
Total Recoveries	$2,255,124	$2,516,130	$1.25
Other Income	($5,032)	$91,194	$0.05
Net Rental Income	$7,823,257	$11,110,495	$5.52
Less Vacancy & Credit Loss	$0	($1,777,698)	($0.88)
Effective Gross Income	$7,823,257	$9,332,798	$4.64

Real Estate Taxes	$629,476	$567,598	$0.28
Insurance	$461,799	$402,366	$0.20
Management Fee	$236,487	$279,984	$0.14
Other Expenses	$1,428,380	$1,949,602	$0.97
Total Expenses	$2,756,142	$3,199,550	$1.59

Net Operating Income(3)	$5,067,115	$6,133,248	$3.05
CapEx	$0	$201,309	$0.10
TI/LC	$0	$346,360	$0.17
Net Cash Flow	$5,067,115	$5,585,579	$2.77

Occupancy %(4)	72.2%	83.9%
NOI DSCR(5)	1.45x	1.76x
NCF DSCR(5)	1.45x	1.60x
NOI Debt Yield(5)	9.7%	11.7%
NCF Debt Yield(5)	9.7%	10.6%

(1)	Base Rent is based on the underwritten rent rolls dated November 25, 2024.
(2)	Rent Steps totaling $152,068 are taken through February 2026.
(3)	The increase from TTM 9/30/2024 NOI to UW NOI is mainly attributable to (i) the lease up at the Galesburg property with the addition of the Thrushwood Farms Quality Meats lease at a base rent of $715,680 and (ii) approximately $152,068 of contractual rent steps through February 2026.
(4)	The UW Occupancy % represents the in-place economic occupancy. Historical occupancies represent physical occupancies. The Phoenix Industrial Portfolio XII Properties were 81.1% occupied as of November 25, 2024.
(5)	The information presented is based on the Phoenix Industrial Portfolio XII Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of approximately $218,800 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $47,300 monthly; provided, such monthly deposits will be waived so long as (a) the applicable lease demises the entirety of the applicable property; (b) the applicable lease is in full force and effect and no event of default under such lease exists; (c) the then current term of the applicable lease will expire no earlier than (i) twelve months after the date on which the next tax installment for the applicable property is due (if such installments are due annually), (ii) six months after the date on which the next tax installment is due (if such installments are due and payable semi-annually) or (iii) three months after the date on which the next tax installment is due (if such installments are due quarterly); (d) if the applicable tenant is a Material Tenant (as defined below), no Material Tenant Trigger Event (as defined below) exists; (e) the applicable tenant is required under its lease to make the payments relating to the obligations and liabilities for which the tax reserve account was established; and (f) the applicable tenant continues to make the payments relating to the obligations and liabilities for which the tax reserve account was established and the borrowers deliver evidence of the same to the lender in a timely manner.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $16,776, capped at $402,624.

TI/LC Reserve – The loan documents require an upfront deposit of $2,000,000. If at any time the balance of the reserve is equal to or less than $250,000, the borrowers are required to deposit $25,164 monthly for rollover reserves until such time as the reserve is restored to a cap of $1,000,000.

Immediate Repairs – The loan documents require an upfront deposit of $362,940 for immediate repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

Unfunded Obligations – The loan documents require an upfront deposit of $238,560 for unfunded obligations funds with respect to the Thrushwood Farms Quality Meats lease.

St. Marys Capital Expenditure Work – The loan documents require an upfront deposit of $500,000 for St. Marys capital expenditure work.

Lockbox and Cash Management. The Phoenix Industrial Portfolio XII Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Phoenix Industrial Portfolio XII Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio XII Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio XII Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XII Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.35x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio XII Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio XII Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XII Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio XII Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio XII Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio XII Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated in whole or (vi) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XII Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XII Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (f) with respect to clause (vi) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

Property Management. The Phoenix Industrial Portfolio XII Properties are managed by Phoenix Investors, the borrower sponsor.

Mezzanine Loan and Preferred Equity. The borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio XII Whole Loan documents, including, without limitation: (i) no event of default under the Phoenix Industrial Portfolio XII Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no greater than 48.1%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no less than 1.63x; (iv) the actual combined net operating income debt yield based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no less than 10.7%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Industrial - Various	Loan #7	Cut-off Date Balance:	$30,000,000
Various	Phoenix Industrial Portfolio XII	Cut-off Date LTV:	48.1%
Various, Various		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	11.7%

Release of Property. The Phoenix Industrial Portfolio XII Whole Loan documents permit releases of outparcels located at the St Marys and Evansville properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

LEVEL 1
KOHL'S
macy's
JCPenney
PRIMARK
DICK'S SPORTING GOODS
VACANT
The Cheesecake Factory
GNC
PERFUMANIA
zumiez
VANS
LensCrafters
LOFT
KAY
H&M
snipes
HOLLISTER
PLACE
Bath&BodyWorks
UNIQLO
SEPHORA
ALDO
charlotte russe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

LEVEL 2
KOHL'S
macy's
DICK'S
ZARA
JCPenney
H&M
FOREVER 21
EXPRESS
VICTORIA'S SECRET
GARAGE
WINDSOR
AEROPOSTALE
PINK
LUSH
at&t
Clarks
T-Mobile
PANDORA
verizon
Foot Locker
Rue21
claire's
VACANT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

Hackensack River
Kearny
HUDSON COUNTY
Hoboken
Hoboken Historical Museum
11th St.
9th St.
Stevens Institute of Technology
Chelsea Waterside Park
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
DOWNTOWN HOBOKEN
Hudson St.
NEW JERSEY
NEW YORK
NJ TRANSIT
PATH
Pulaski Skyway
Tonnelle Ave.
John F. Kennedy Blvd.
Summit Ave.
Central Ave.
Palisade Ave.
HBLR
Newark Ave.
Mana Contemporary
Christ Hospital - Jersey City
Lackawanna Center
Newark St.
Observer Hwy.
HOBOKEN TERMINAL
West St.
Newark Intl. Airport 10 miles
3 Journal Square
2 Journal Square
Journal Square
Newport Plaza
Hudson Co. Community College
West Side Ave.
St. Peter's University
Lincoln Park
Holland Tunnel
PAVONIA NEWPORT
Newport Centre
30 Mall Drive West
Jersey City, NJ 07310
Metro Plaza
McGinley Square
Montgomery St.
Coles St.
Grove St.
NJ Tpke. Extension
JFK Blvd.
Bergen Ave.
JERSEY CITY
DOWNTOWN JERSEY CITY
Hudson River
Borough of Manhattan Comm. College
Communipaw Ave.
Grand St.
Jersey City Medical Center
Jersey Ave.
Montgomery St.
Harborside
EXCHANGE PLACE
Bramhall Ave.
Johnston Ave.
MORA - Art Museum
RBC, Goldman Sachs
1 World Trade Center
9/11 Memorial
Colgate Clock
Financial District
New Jersey City University
West Bergen
Audrey Zapp Dr.
Liberty Science Center
Empty Sky Memorial
NY Stock Exchange
Central Railroad of New Jersey Terminal
MANHATTAN
MLK Jr. Dr.
Ocean Ave.
Liberty State Park
Freedom Way
HBLR - 8th St.-Hoboken Terminal
Battery Park
Ellis Island Immigration Museum
Ellis Island
BROOKLYN BATTERY TUNNEL
Bayside Park
Morris Pesin Dr.
Liberty National Golf Course
Flag Plaza
Liberty Island
Statue of Liberty
Hudson House
Upper New York Bay
PATERSON
YONKERS
MANHATTAN
NEW JERSEY
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Mortgage Loan No. 8 – Newport Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	[BBB/A3/BBB-]			Location:	Jersey City, NJ 07310
Original Balance(1):	$28,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$28,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2006
Borrower Sponsors:	Simon Newport Limited Partnership and LF Newport Jersey Limited Partnership			Size:	966,186 SF

Guarantors:	Newport Associates Phase I Developers Limited Partnership			Cut-off Date Balance Per SF:	$195

Mortgage Rate:	5.4370%			Maturity Date Balance Per SF:	$195
Note Date:	8/22/2024			Property Manager:	M.S. Management Associates, Inc.
Maturity Date:	9/1/2034				(borrower affiliated)
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	120 months			UW NOI:	$28,762,228
Seasoning:	5 months			UW NCF:	$27,602,805
Prepayment Provisions:	L(29),D(84),O(7)			UW NOI Debt Yield:	15.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	14.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	15.3%
Additional Debt Balance(1):	$160,000,000			UW NCF DSCR:	2.66x
Future Debt Permitted (Type) (1):	No (NAP)			Most Recent NOI:	$27,014,364 (6/30/2024 TTM)
				2nd Most Recent NOI:	$27,822,648 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$27,402,194 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.5% (7/29/2024)
Real Estate Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	82.7% (12/31/2023)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.0% (12/31/2022)
Replacement Reserves(3):	$0	Springing	N/A	Appraised Value (as of):	$436,800,000 (7/11/2024)
TI / LC Reserve:	$0	Springing	N/A	Appraised Value Per SF:	$452
				Cut-off Date LTV Ratio:	43.0%
				Maturity Date LTV Ratio:	43.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$188,000,000	100.0%	Loan Payoff:	$156,209,178	83.1%
			Return of Equity:	$30,599,394	16.3%
			Closing Costs:	$1,191,428	0.6%
Total Sources	$188,000,000	100.0%	Total Uses	$188,000,000	100.0%
(1)	The Newport Centre Mortgage Loan (as defined below) is part of the Newport Centre Whole Loan (as defined below), which is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $188,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Newport Centre Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The eighth largest mortgage loan (the “Newport Centre Mortgage Loan”) is part of a whole loan (the “Newport Centre Whole Loan”) that is evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $188,000,000, and accrues interest at a fixed rate of 5.43700% per annum on an Actual/360 basis. The Newport Centre Whole Loan is secured by the borrower’s fee interest in a super regional mall located in Jersey City, New Jersey (the “Newport Centre Property”). The Newport Centre Whole Loan was co-originated on August 22, 2024 by German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA (“GSBI”). The Newport Centre Mortgage Loan is evidenced by non-controlling notes A-2-1-2 and A-2-3 and has an outstanding principal balance as of the Cut-off Date of $28,000,000. The scheduled maturity date of the Newport Centre Whole Loan is September 1, 2034.

The Newport Centre Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2024-C30 securitization. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

The table below identifies the promissory notes that comprise the Newport Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$40,000,000	$40,000,000	BBCMS 2024-C30	Yes
A-1-2-1	$20,000,000	$20,000,000	BMO 2024-C10	No
A-1-2-2	$10,000,000	$10,000,000	BBCMS 2024-C30	No
A-1-3	$20,000,000	$20,000,000	BMO 2024-C10	No
A-1-4	$30,000,000	$30,000,000	BBCMS 2024-C30	No
A-2-1-1	$20,000,000	$20,000,000	BMO 2024-C10	No
A-2-1-2	$10,000,000	$10,000,000	WFCM 2025-C64	No
A-2-2	$20,000,000	$20,000,000	BANK 2024-BNK48	No
A-2-3	$18,000,000	$18,000,000	WFCM 2025-C64	No
Whole Loan	$188,000,000	$188,000,000

The Borrower and the Borrower Sponsor. The borrower under the Newport Centre Whole Loan is Newport Centre, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Centre Whole Loan. The borrower sponsors are Simon Newport Limited Partnership (“Simon”) and LF Newport Jersey Limited Partnership. The non-recourse carveout guarantor is Newport Associates Phase I Developers Limited Partnership. Simon is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG).

The Properties. The Newport Centre Property is a 966,186 square foot super regional mall property located in Jersey City, New Jersey. The Newport Centre Property was built in 1987 and most recently renovated in 2006 and is a three-story enclosed mall situated on a 33.39-acre parcel. The Newport Centre Property is anchored by Kohl’s, Macy’s and Sears (currently occupied by Dick’s House of Sport & Primark) and shadow anchored by JC Penney. Macy’s owns its improvements, ground leases and the underlying land from the borrower. Sears also owns its improvements, ground leases and the underlying land from the borrower; however Sears subleases its space to Dick’s House of Sport & Primark with a small portion of the bottom floor space currently vacant. JC Penney owns its store and the underlying land and is not part of the collateral for the Newport Centre Whole Loan. JCPenney serves as a non-collateral anchor of the Newport Centre Property. Notable tenants at the Newport Centre Property include H&M, AMC Theatres and Zara. As of July 29, 2024 the Newport Centre Property was 92.5% leased.

The following table presents certain information relating to the sales history of certain tenants at the Newport Centre Property:

Sales History(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 6/30/2024 Sales (PSF)
H&M	$331.05	$330.34	$275.99	$263.61
AMC Theatres	$101.45	$197.28	$231.20	$208.39
Zara	$454.65	$472.78	$496.87	$473.28
Kohl's	$57.89	$86.68	$99.73	$55.41
Victoria's Secret	$595.86	$568.97	$534.11	$518.28
(1)	All sales information presented herein with respect to the Newport Centre Property is based upon information obtained from the borrower.

Major Tenants. The three largest tenants based on SF are Macy’s, Sears (subject to a ground lease that is subleased to Dick’s House of Sport & Primark) and Kohl’s.

Macy’s (229,889 SF; 23.8% of NRA; 0.7% of underwritten annual rent): Macy’s is a modern department store that was founded in New York City in 1856 as a dry goods store. As of January 2025, there are 479 total Macy’s locations, 24 small format locations and nine freestanding Macy’s Backstage locations. Macy’s has been a tenant at the Newport Centre Property since November 2002.

Sears (subleased to Dick’s House of Sport & Primark) (192,000 SF; 19.9% of NRA; 6.8% of underwritten annual rent): Sears is an American retailer offering a range of home merchandise, apparel and automotive products and services through Sears-branded and affiliated full-line and specialty retail stores in the United States. Sears’ current lease at the Newport Centre Property expires in October 2027. Sears has subleased its entire top ﬂoor to Dick’s new concept, Dick’s House of Sport (“Dick’s”), and Primark is taking two-thirds of the bottom ﬂoor with the remaining space yet to be subleased.

Dick’s and Primark have each signed subleases for their respective portions of the Sears space, but only Dick’s has taken occupancy. Dick’s has taken possession of its space and will open fall 2025. Primark has taken possession of its space and will open early summer 2025. We cannot assure you that Dick’s House of Sport and Primark will open as expected or at all.

Dick’s Sporting Goods, Inc. is an American chain of sporting goods stores founded in 1948. It is the largest sporting goods retailer in the United States and is listed on the Fortune 500. Dick’s House of Sport is a new concept introduced by Dick’s Sporting Goods, Inc. It is an approximately 82,500 square foot store that provides customers with a wide assortment of products along with in-store experiences, including a climbing wall, multiple golf bays with simulators, and multi-sport cages for baseball, softball, lacrosse, and soccer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

Primark is an international clothing retailer that sells affordable clothing, accessories, footwear, beauty products, and homeware for women, men, and children. The company was founded in Dublin, Ireland in 1969 by Arthur Ryan. Primark has since expanded to over 450 stores in 17 countries, including the UK, United States, Spain, Germany, and Italy.

Kohl’s (144,654 SF; 15.0% of NRA; 4.0% of underwritten annual rent): Kohl’s is an omnichannel retailer that operates more than 1,100 stores across 49 states and generates over $17 billion in revenue, as of January 2025. Kohl’s was founded in Brookfield, WI in 1962. Kohl’s has been a tenant at the Newport Centre Property since January 2016.

The following table presents the Tenant Summary at the Newport Centre Property:

Tenant Summary(1)
							June 2024 TTM Sales(3)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost %	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Macy’s	Ba1/BBB-/BB+	229,889	23.8%	140,000	0.7%	$0.61	$49,538,202	$215	0.3%	1/29/2028	4 x 10 yrs	N
Sears (Dick’s and Primark)(3)	NR/NR/NR	192,000	19.9%	$1,385,000	6.8%	$7.21	$0	$0	0.0%	10/31/2027	4 x 5 yrs and 2 x 5 yrs	N
Kohl’s	Ba3/BB/BB-	144,654	15.0%	$807,169	4.0%	$5.58	$8,015,874	$55	10.1%	1/29/2028	2 x 10 yrs	N
AMC Theatres	Ca/NR/CCC+	45,165	4.7%	$1,410,000	6.9%	$31.22	$9,412,066	$208	15.0%	1/31/2026	3 x 5 yrs	N
H&M	NR/NR/BBB	26,863	2.8%	$1,414,620	7.0%	$52.66	$7,081,282	$264	20.0%	1/31/2030	3 x 3 yrs	N
Zara	NR/NR/NR	23,662	2.4%	$1,307,554	6.4%	$55.26	$11,198,726	$473	11.7%	10/31/2028	None	N
XXI Forever(4)	NR/NR/NR	22,366	2.3%	$0	0.0%	$0.00	$2,965,986	$133	0.0%	1/31/2026	None	N
Uniqlo	NR/NR/NR	11,983	1.2%	$461,226	2.3%	$38.49	$9,480,348	$791	4.9%	1/31/2034	None	N
Express/Express Men	NR/NR/NR	10,422	1.1%	$177,487	0.9%	$17.03	$2,883,599	$277	6.2%	1/31/2028	None	N
Victoria's Secret	B1/NR/BB-	9,895	1.0%	$573,910	2.8%	$58.00	$5,128,423	$518	11.2%	1/31/2025	None	N
Major Tenants Subtotal/Wtd. Avg.		716,899	74.2%	$7,676,966	37.8%	$10.71

Other Tenants		176,421	18.3%	$12,632,818	62.2%	$71.61
Occupied Subtotal/Wtd. Avg.		893,320	92.5%	$20,309,783	100.0%	$22.74

Vacant Space		72,866	7.5%
Total/Wtd. Avg.		966,186	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Dick’s has taken possession of its space and will open fall 2025. Primark has taken possession of its space and will open early summer 2025. We cannot assure you that Dick’s House of Sport and Primark will open as expected or at all.
(4)	XXI Forever pays PIL rent that totals $336,639.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

The following table presents certain information relating to the lease rollover schedule at the Newport Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	72,866	7.5%	NAP	NAP	72,866	7.5%	NAP	NAP
2024 & MTM	13	18,126	1.9%	$1,399,383	6.9%	90,992	9.4%	$1,399,383	6.9%
2025	15	34,223	3.5%	$2,113,477	10.4%	125,215	13.0%	$3,512,860	17.3%
2026	19	96,227	10.0%	$3,608,065	17.8%	221,442	22.9%	$7,120,925	35.1%
2027	13	228,259	23.6%	$3,425,449	16.9%	449,701	46.5%	$10,546,375	51.9%
2028	11	422,169	43.7%	$3,478,432	17.1%	871,870	90.2%	$14,024,807	69.1%
2029	10	21,273	2.2%	$1,864,328	9.2%	893,143	92.4%	$15,889,134	78.2%
2030	6	35,367	3.7%	$2,389,629	11.8%	928,510	96.1%	$18,278,764	90.0%
2031	1	726	0.1%	$99,382	0.5%	929,236	96.2%	$18,378,146	90.5%
2032	3	7,044	0.7%	$526,082	2.6%	936,280	96.9%	$18,904,228	93.1%
2033	3	3,669	0.4%	$276,331	1.4%	939,949	97.3%	$19,180,559	94.4%
2034	3	16,448	1.7%	$770,946	3.8%	956,397	99.0%	$19,951,506	98.2%
2035 & Beyond	3	9,789	1.0%	$358,277	1.8%	966,186	100.0%	$20,309,783	100.0%
Total/Wtd. Avg.	100	966,186	100.0%	$20,309,783	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The Newport Centre Property is located in Jersey City, New Jersey in the Jersey City Waterfront District in northern New Jersey. According to the appraisal, the northern New Jersey region is named the “gateway region” given its easy access to Manhattan. The Newport Centre Property is the largest retail development in Hudson County and occupies a densely-developed city infill location, leaving few available sites for competing development. The area is accessible by highways, ferry, subway and light rail.

According to the appraisal, Jersey City is the fastest-growing metropolitan area in New Jersey and ranks 3rd for fastest residential growth in the country. Newport, New Jersey ranks 13th for highest office density in the country, with eight commercial buildings, 5,600,000 square feet of space, consisting of 50 corporations (including: Bank of America, Chase Manhattan Bank, Cigna Healthcare, Citi Group, Fidelity Investments, Forbes Media, HSBC, JP Morgan Chase, Merrill Lynch and UBS Financial Services). According to the appraisal, there are approximately 30,000 employees that work in Newport, with 97% of them shopping at Newport Centre, benefiting from New Jersey’s tax-free pricing on apparel. According to the appraisal, the average household income in the area is $123,149.

According to the appraisal, Northern New Jersey’s demographic characteristics indicate a population that is identical in age to the nation and earns $36,477 more in terms of average annual household income when compared to other areas of the United States. The region also contains a higher concentration of educational attainment than the United States, with 42.3% of its population having a bachelor’s degree or higher versus 31.9% for the nation.

According to the appraisal, the Newport Centre Property is in the Hudson submarket of northern New Jersey. The submarket is 94.0% occupied with an average asking rent of $28.98 per square foot. Over the past five years, new construction activity in the Hudson submarket outpaced absorption, with an annual average of 10,400 square feet completed and 8,800 square feet absorbed.

The following table presents information regarding certain competitive properties to the Newport Centre Property:

Competitive Property Summary(1)
	Newport Centre	The Mills at Jersey Gardens	The Shops at Riverside	Garden State Plaza	Willowbrook Mall	Bergen Town Center
Year Built/ Renovated	1987 / 2006	1999/2013	1986/2020	1957/2000	1969/1997	1957/2020
Total GLA (SF)	966,186(2)	1,300,000	743,800	2,130,000	1,525,000	1,020,000
Ownership	Simon Property Group	Simon Property Group	Simon Property Group	Unibail Rodamco- Westfield SE	Seritage Growth Properties	Urban Edge Properties
Occupancy %	92.5%(2)	95.0%	90.0%	92.0%	99.0%	91.0%
Inline Sales PSF	$714(3)	$1,025	$910	$950	$925	$670
Anchors	Macy’s, Kohl’s, JCPenney (non-collateral), Sears (Dicks & Primark)	AMC Theatres, Burlington, Cohoes, Forever 21, Marshalls, Saks Off 5th	Bloomingdale’s, Barnes and Noble, AMC Theatres	Macy’s, Neiman Marcus, Nordstrom, AMC Theatres	Bloomingdale’s, Macy’s, BJ’s Wholesale Club, JCPenney, Cinemark	Kohl’s, Target, Whole Foods
(1)	Source: Third party report.
(2)	Information is based on the underwritten rent roll dated July 29, 2024.
(3)	Represents sales PSF as of June 2024 as provided by the borrower sponsors.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

Appraisal. According to the appraisal, the Newport Centre Property had an “as-is” appraised value of $436,800,000 as of July 11, 2024. The table below shows the appraisal’s “as-is” conclusions.

Environmental Matters. According to the Phase I environmental report dated July 18, 2024, there was evidence of a recognized environmental condition at the Newport Centre Property related to historical coal-gas manufacturing at two on-site locations from approximately 1885 through the late 1920s. The Newport Centre Property is currently being remediated in a New Jersey Department of Environmental Protection (“NJDEP”) remediation program on behalf of the state. Remedial actions are ongoing until the NJDEP deems the responses to be completed according to established cleanup goals. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Newport Centre Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 6/30/2024	Underwritten		PSF	%(1)
Base Rent	$20,564,204	$20,338,102	$18,549,753	$19,306,882	$19,270,653	$19,146,217	$20,309,783(2)		$21.02	41.1%
Rent Steps	0	0	0	0	0	0	259,850		0.27	0.5
Recoveries	15,345,651	15,581,064	13,975,987	15,371,903	15,270,988	15,205,829	14,276,516		14.78	28.9
Other Income	11,230,520	6,356,856	9,909,900	11,462,036	12,872,322	12,586,027	12,337,560		12.77	24.9
Value of Vacant Space	0	0	0	0	0	0	2,274,447		2.35	4.6
Total Gross Income	$47,140,375	$42,276,022	$42,435,640	$46,140,821	$47,413,963	$46,938,073	$49,458,156		$51.19	100.0%
(Vacancy/Bad Debt)	17,020	(4,531,116)	(508,428)	291,531	(225,830)	(251,829)	(2,274,447)		(2.35)	(4.6)
Effective Gross Income	$47,157,395	$37,744,906	$41,927,212	$46,432,352	$47,188,133	$46,686,244	$47,183,709		$48.84	95.4%
Real Estate Taxes	4,119,652	4,306,134	4,292,885	5,668,751	6,025,755	6,060,072	5,753,660		5.96	12.2
Insurance	802,878	798,798	774,449	835,508	848,610	865,888	901,508		0.93	1.9
Utilities	2,387,284	1,944,879	2,310,660	2,941,366	2,337,947	2,325,281	2,511,587		2.60	5.3
Repairs & Maintenance	1,444,702	1,231,504	1,508,906	1,771,794	1,835,080	1,895,740	1,910,156		1.98	4.0
Management Fee	2,058,409	1,650,597	1,915,075	2,039,250	2,070,600	2,010,650	1,250,000		1.29	2.6
Other Expenses	5,877,233	4,330,456	5,000,337	5,773,489	6,247,493	6,514,249	6,094,570		6.31	12.9
Total Expenses	$16,690,158	$14,262,368	$15,802,312	$19,030,158	$19,365,485	$19,671,880	$18,421,481		$19.07	39.0%
Net Operating Income	$30,467,237	$23,482,538	$26,124,900	$27,402,194	$27,822,648	$27,014,364	$28,762,228		$29.77	61.0%
Total TI/LC, Capex/RR	0	0	0	0	0	0	1,159,423		1.20	2.5
Net Cash Flow	$30,467,237	$23,482,538	$26,124,900	$27,402,194	$27,822,648	$27,014,364	$27,602,805		$28.57	58.5%

Occupancy	90.5%	83.2%	83.3%	86.0%	82.7%	92.5%	95.4	%(3)
NOI DSCR	2.94x	2.27x	2.52x	2.64x	2.68x	2.61x	2.78x
NCF DSCR	2.94x	2.27x	2.52x	2.64x	2.68x	2.61x	2.66x
NOI Debt Yield	16.2%	12.5%	13.9%	14.6%	14.8%	14.4%	15.3%
NCF Debt Yield	16.2%	12.5%	13.9%	14.6%	14.8%	14.4%	14.7%
(1)	Represents percent of Total Gross Income for all revenue fields and percent of Effective Gross Income for all other fields.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated July 29, 2024.
(3)	Based on economic occupancy.

Property Management. The Newport Centre Property is currently managed by M.S. Management Associates, Inc., an affiliate of the borrower.

Escrows and Reserves.

Real Estate Taxes – During a Lockbox Event Period (as defined below), the borrower is required to deposit monthly to a real estate tax reserve 1/12th of the annual estimated real estate taxes.

Insurance – During a Lockbox Event Period, to the extent the borrower has not provided evidence satisfactory to the lender that the Newport Centre Property is covered by a reasonably acceptable blanket insurance policy, the borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly approximately $8,396 to a reserve for replacements to the Newport Centre Property.

Rollover Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly approximately $64,583 to a reserve for costs of tenant improvements, tenant allowances and/or leasing commissions incurred by the borrower under leases at the Newport Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$28,000,000
30 Mall Drive West	Newport Centre	Cut-off Date LTV:	43.0%
Jersey City, NJ 07310		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	15.3%

Lockbox / Cash Management. The Newport Centre Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Newport Centre Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Lockbox Event Period, funds will be transferred to the lender-controlled cash management account within two business days and disbursed according to the Newport Centre Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Newport Centre Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Lockbox Event” will occur during the existence of any of: (i) an event of default, (ii) a bankruptcy action of the borrower or property manager if the property manager is an affiliate of the borrower and not replaced within 60 days by a qualified property manager in accordance with the Newport Centre Whole Loan documents, (iii) a Debt Yield Trigger Event (as defined below) or (iv) a Major Tenant Trigger Event (as defined below).

A “Lockbox Event Period” will commence on the occurrence of a Lockbox Event and continue until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Termination Event” means (a) if the Lockbox Event is caused solely by the occurrence of a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Event cure, (b) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the Newport Centre Whole Loan, moved for a receiver or commenced foreclosure proceedings, (c) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified property manager under a replacement management agreement in accordance with the Newport Centre Whole Loan documents within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Newport Centre Property or the Newport Centre Whole Loan, or (d) if the Lockbox Event is caused solely by the occurrence of a Major Tenant Trigger Event, so long as only one (1) Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash flow reserve account or (y) a Major Tenant Trigger Event has been cured in accordance with the Newport Centre Whole Loan documents; provided, however, that, each such Lockbox Termination Event set forth in this definition will be subject to the following conditions, (i) no other Lockbox Event exists, (ii) no other event of default exists under the Newport Centre Whole Loan documents, (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Newport Centre Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Newport Centre Whole Loan, and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including, reasonable attorney’s fees and expenses.

A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 11.5% for two consecutive calendar quarters and will be cured upon the achievement of a debt yield of 11.5% or greater for two consecutive calendar quarters.

A “Major Tenant” means (i) Macy’s, (ii) Kohl’s, (iii) AMC Theatres, and/or (iv) any replacement tenant that occupies (x) at least 75% of the entire premises occupied by AMC Theatres as of the origination date, and/or (as applicable) (y) 50% of the entire premises occupied by Macy’s or Kohl’s as of the origination date.

An “Major Tenant Trigger Event” will commence on the earlier to occur of (i) a bankruptcy action of a Major Tenant, (ii) a Major Tenant Operations Event (meaning the date that a Major Tenant “goes dark” or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently) its demised space at the Newport Centre Property; provided that none of the following will constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates or (d) a temporary closure related to COVID mandated stay-at-home closures), or (iii) a Major Tenant Renewal Event (as defined below).

An “Major Tenant Renewal Event”” will commence unless such Major Tenant lease has been renewed or extended on terms approved in writing by lender, the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing its lease in accordance with its terms, and (y) the date in its lease by which such Major Tenant is required to give notice to renew.

“Major Tenant Threshold Amount” means, with respect to (i) the space occupied by Macy’s as of the origination date, the amount of $11,494,450.00, (ii) with respect to the space occupied by Kohl’s as of the origination date, the amount of $7,232,700.00 and (iii) with respect to the space occupied by AMC Theatres as of the origination date, the amount of $2,258,250.00.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

Union Square Shopping Center
3529-3915 Union Deposit Road
Harrisburg, PA 17109
HARRISBURG
DAUPHIN COUNTY
PERRY COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Golf Club at Felicita
Boyds Big Tree Preserve
Fishing Creek Valley Rd
Country Club of Harrisburg
Marysville
Deer Path Woods
Blue Mountain Commons
Sportsman's Golf Course
Patton Place
Colonial Country Club
Lingletown
Linglestown Rd
N. Progress Ave
Crums Mill Rd
Allentown Blvd
Paxton Square
Paxtonia
Woodridge Estates
G.N. Wade Bridge
McCormick Island
Summerdale Plaza
Harrisburg Area Community College
The Shoppes at Susquehanna
Colonial Commons
Paxton Towne Center
Colonial Park Mall
Colonial Park
Windsor Manor
Elmerton Ave
Progress
Locust Ln
N. Nyes Rd
Pennsylvania Dept. of Agriculture
Progress Plaza
UPMC Community Hospital
Enola
Expo Center
Dauphin Plaza
Union Deposit Rd
Maclay St
Penbrook
The Point Shopping Ctr.
Rutherford
N. Front St
N. 4th St
AMTRAK
Susquehanna River
State Capitol
The National Civil War Museum
Progress Ave
Wormleysburg
M. Harvey Taylor Mem. Bridge
DOWNTOWN HARRISBURG
S. 17th St
Pepsi Bottling Group
Lawnton
Whitaker Center
Derry St
Swatara Square
Amazon Distribution Center
UPMC Harrisburg
Metro Bank Park
Holy Spirit Hospital
Scottsdale Plaza
Harrisburg Mall
Lemoyne
Camp Hill
West Shore Plaza
John Harris Mem. Bridge
High Pointe Commons
Chambers Hill
S. 19th St
S. Front St
S. Harrisburg St
Steelton
Dauphin Highlands GC
Philadelphia 102 miles
Fairview Commons
Capitol City Airport
PA Tpke.
Highspire
New Cumberland Army Depot
Susquehanna River Bridge
Harrisburg Intl. Airport
Baltimore, MD 71 miles
Millersburg
Newport
Bloomfield
Marysville
Linglestown
Hershey
Harrisburg
Colonial Park
Grantville
Myerstown
Lebanon
Cornwall
New Cumberland
Middletown
Newville
Carlisle
Mechanicsburg
Elizabethtown
Dillsburg
Mt. Holly Springs
Lancaster
Dover
North York
Columbia
York
East York
Gettysburg
Hanover
Brogue
Airville
Parkville
New Freedom
Stewartstown
PENNSYLVANIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Mortgage Loan No. 9 – Union Square Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	[NR/NR/NR]			Location:	Harrisburg, PA 17109
Original Balance:	$27,950,000			General Property Type:	Retail
Cut-off Date Balance:	$27,950,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/2006
Borrower Sponsor:	Milton S. Schneider			Size:	307,913 SF
Guarantor:	Milton S. Schneider			Cut-off Date Balance PSF:	$91
Mortgage Rate:	6.6130%			Maturity Balance PSF:	$91
Note Date:	11/4/2024			Property Manager:	Paramount LMS LLC
Maturity Date:	11/6/2034
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,129,684
Seasoning:	3 months			UW NCF	$2,924,682
Prepayment Provisions:	L(27),D(89),O(4)			UW NOI Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.56x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,227,536 (8/31/2024 TTM)
				2nd Most Recent NOI:	$3,118,040 (12/31/2023)
				3rd Most Recent NOI:	$3,138,846 (12/31/2022)
Reserves(1)				Most Recent Occupancy(2):	97.4% (10/23/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.5% (12/31/2023)
RE Taxes:	$409,233	$55,544	NAP	3rd Most Recent Occupancy:	97.4% (12/31/2022)
Insurance:	$30,640	$8,511	NAP	Appraised Value (as of):	$43,000,000 (9/22/2024)
Replacement Reserve:	$96,000	Springing	$96,000	Appraised Value PSF:	$140
TI/LC Reserve:	$500,000	Springing	$500,000	Cut-off Date LTV Ratio:	65.0%
				Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,950,000	100.0%	Loan Payoff:	$25,864,047	92.5%
			Upfront Reserves:	$1,035,873	3.7%
			Return of Equity:	$528,755	1.9%
			Closing Costs:	$521,325	1.9%
Total Sources:	$27,950,000	100.0%	Total Uses:	$27,950,000	100.0%

(1)	See “Escrows and Reserves” section.
(2)	Most Recent Occupancy is 100.0% as of October 23, 2024. UBS AG is underwriting to a 97.4% occupancy due to a tenant that vacated at the end of October 2024 (Cricket Wireless; 0.5% of NRA), a tenant vacating at the end of January 2025 (Top Line Tuxedo; 1.0% of NRA) and a tenant that has ceased operations but is continuing to pay rent (World Appliance; 1.1% of NRA).

The Mortgage Loan. The ninth largest mortgage loan (the “Union Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $27,950,000 and secured by the borrower’s first priority fee interest in a 307,913 square foot anchored retail center located in Harrisburg, Pennsylvania (the “Union Square Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Union Square Shopping Center, L.P., a Pennsylvania limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Union Square Shopping Center Mortgage Loan. The borrower sponsor and guarantor is Milton S. Schneider, principal and founder of The Glenville Group.

The Property. The Union Square Shopping Center Property consists of an anchored retail center totaling 307,913 square feet located in Harrisburg, Pennsylvania. Built in 1988 and renovated in 2006, the Union Square Shopping Center Property is situated on a 33.2-acre site. The Union Square Shopping Center Property includes six buildings and a total of 1,324 parking spaces, which results in a parking ratio of 4.3 spaces per 1,000 square feet. The Union Square Shopping Center Property is anchored by Gabriel Brothers and Weis Markets and includes national retailers such as Chipotle, Dollar Tree, GameStop, Great Clips Salon, Starbucks, UPS and Wendy's. As of October 23, 2024, the Union Square Shopping Center Property was 100.0% leased to 37 tenants. UBS AG is underwriting to a 97.4% occupancy due to a tenant that vacated at the end of October 2024 (Cricket Wireless; 0.5% of NRA), a tenant vacating at the end of January 2025 (Top Line Tuxedo; 1.0% of NRA) and a tenant that has ceased operations but is continuing to pay rent (World Appliance; 1.1% of NRA). Investment-grade tenants occupy 13.5% of the NRA at the Union Square Shopping Center Property, representing 14.8% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

Major Tenants.

Gabriel Brothers (78,823 square feet; 25.6% of NRA; 17.4% of underwritten base rent). Founded in 1961 in Morgantown, West Virginia, Gabriel Brothers is an off-price retailer offering top brands and more for less. Since opening more than 60 years ago, Gabriel Brothers provides up to 70% savings off department store prices on fashion and footwear, home, pantry and more. Old Time Pottery, a Tennessee-based home merchandise store, became a part of the Gabriel Brothers family in 2023. Approximately 164 Gabriel Brothers and Old Town Pottery store locations are found across 20 states, with the support of six distribution centers serving the Mid-Atlantic, Midwest, and Southeast. Gabriel Brothers has been a tenant since 1993 and has a lease expiration of September 30, 2029. Gabriel Brothers has one, five-year renewal option remaining. In the event of a casualty, if more than 50% of the ground floor area, in the aggregate, of all the buildings at the Union Square Shopping Center Property is closed due to damage and the Required Space (as defined here) is not repaired within 10 months, Gabriel Brothers may terminate its lease by providing notice. The lease terminates 60 days after notice unless repairs are completed before this date. “Required Space” means the amount of ground floor building area in the Union Square Shopping Center Property which when added to the ground floor building area at the Union Square Shopping Center Property that has not been damaged or destroyed equals 75% of the ground floor building area at the Union Square Shopping Center Property existing immediately prior to such damage or destruction (excluding the Gabriel Brothers premises).

Weis Markets (45,000 square feet; 14.6% of NRA; 11.0% of underwritten base rent). Weis Markets (NYSE: WMK) is a Pennsylvania business founded by Harry and Sigmund Weis in 1912 and incorporated in 1924. Weis Markets is engaged principally in the retail sale of food in Pennsylvania and surrounding states. Weis Markets retail food stores sell groceries, dairy products, frozen foods, meats, seafood, fresh produce, floral products, pharmacy services, deli products, prepared foods, bakery products, beer and wine, fuel and general merchandise items, such as health and beauty care and household products. Weis Markets currently owns and operates 197 retail food stores many of which have on-line order customer service. Weis Markets has been a tenant since 1989 and has a lease expiration of December 31, 2031. Weis Markets has a one-time right to terminate effective December 31, 2026, with 12-months' notice.

Advanced Auto Parts (24,300 square feet; 7.9% of NRA; 5.9% of underwritten base rent). Advance Auto Parts (NYSE: AAP) is an automotive aftermarket parts provider that serves both professional installers and do-it-yourself customers. As of July 13, 2024, Advance Auto Parts operated 4,776 stores and 321 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. Advance Auto Parts also served 1,138 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Advance Auto Parts has been a tenant since 2020 and has a lease expiration of July 31, 2031. Advance Auto Parts has three, five-year renewal options remaining. Advance Auto Parts has a one-time right to terminate its lease, effective on the expiration of the 5th lease year provided (i) Advance Auto Parts provides the landlord at least 365 days prior written notice and (ii) on or before the date of termination, Advance Auto Parts pays to the landlord the unamortized portion of the tenant allowance as of the date of termination and the unamortized portion of any fees paid to the brokers, both amounts amortized on an even basis over the initial term.

The following table presents certain information relating to the tenancy at the Union Square Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Gabriel Brothers	NR/NR/NR	78,823	25.6%	$571,467	17.4%	$7.25	9/30/2029	Y(4)	1, 5-year
Weis Markets	NR/NR/NR	45,000	14.6%	$360,000	11.0%	$8.00	12/31/2031	Y(5)	None
Advance Auto Parts	NR/Baa3/BB+	24,300	7.9%	$194,400	5.9%	$8.00	7/31/2031	Y(6)	3, 5-year
The Salvation Army	NR/NR/NR	22,250	7.2%	$206,925	6.3%	$9.30	4/30/2026	Y(7)	None
Majik Enterprises	NR/NR/NR	16,211	5.3%	$87,500	2.7%	$5.40	1/31/2033	N	1, 5-year
DTLR (Villa)	NR/NR/NR	14,128	4.6%	$102,428	3.1%	$7.25	8/31/2029	N	1, 5-year
Chuck E Cheese	NR/NR/NR	14,042	4.6%	$126,378	3.9%	$9.00	7/31/2029	Y(8)	2, 5-year
Subtotal/Wtd. Avg.		214,754	69.7%	$1,649,098	50.3%	$7.68

Other Tenants		85,259	27.7%	$1,626,323	49.7%	$19.08
Occupied Collateral Total		300,013	97.4%	$3,275,421	100.0%	$10.92
Vacant Space		7,900	2.6%
Total/Wtd. Avg.		307,913	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through December 31, 2025 totaling $56,354.
(4)	Gabriel Brothers may terminate its lease by providing notice if more than 50% of the ground floor area at the Union Square Shopping Center Property is closed due to damage and not repaired within 10 months. The lease terminates 60 days after notice unless repairs are completed before this date.
(5)	Weis Markets has a one-time right to terminate effective December 31, 2026, with 12-months' notice.
(6)	Advance Auto Parts has a one-time right to terminate its lease, effective on the expiration of the 5th lease year provided (i) Advance Auto Parts provides the landlord at least 365 days prior written notice and (ii) on or before the date of termination, Advance Auto Parts pays to the landlord the unamortized portion of the tenant allowance as of the date of termination and the unamortized portion of any fees paid to the brokers, both amounts amortized on an even basis over the initial term.
(7)	Should The Salvation Army be unable to operate a retail store for the sale of new and/or second-hand merchandise due to any restriction, covenant, regulation, ordinance, or local zoning laws, at The Salvation Army's option, upon written notice from The Salvation Army Board of Trustees, West Nyack, New York and 90 days right to cure, the lease will become null and void.
(8)	If after five years, Union Square Shopping Center Property is 50.0% vacant, the landlord has six months to raise the occupancy level of the Union Square Shopping Center Property or Chuck E Cheese may elect to terminate its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the Union Square Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)(4)	Approx. % of Total Rent Rolling(4)	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)(4)
MTM/2025	2	9,195	3.0%	3.0%	$117,527	3.6%	3.6%	$12.78
2026	7	33,511	10.9%	13.9%	$483,131	14.8%	18.3%	$14.42
2027	7	18,001	5.8%	19.7%	$316,825	9.7%	28.0%	$17.60
2028	4	16,001	5.2%	24.9%	$302,478	9.2%	37.2%	$18.90
2029	8	135,792	44.1%	69.0%	$1,226,224	37.4%	74.7%	$9.03
2030	2	2	0.0%	69.0%	$152,317	4.7%	79.3%	$76,158.50
2031	2	69,300	22.5%	91.5%	$554,400	16.9%	96.3%	$8.00
2032	1	2,000	0.6%	92.2%	$35,018	1.1%	97.3%	$17.51
2033	1	16,211	5.3%	97.4%	$87,500	2.7%	100.0%	$5.40
2034	0	0	0.0%	97.4%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	97.4%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	97.4%	$0	0.0%	100.0%	$0.00
Vacant	0	7,900	2.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	34	307,913	100.0%		$3,275,421	100.0%		$10.92

(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and Wtd. Avg. UW Rent PSF Rolling does not include vacant space.
(4)	Total UW Rent Rolling, Approx. % of Total Rent Rolling and UW Rent PSF Rolling shown above include contractual rent steps through December 31, 2025 totaling $56,354.

The Market. The Union Square Shopping Center Property is located in Dauphin County, Harrisburg, Pennsylvania. As the state capital, Harrisburg is the largest city of the region at 11.2 square miles. The Union Square Shopping Center Property is approximately 3.9 miles east of the Harrisburg central business district, approximately 9.0 miles northwest of the Harrisburg International Airport, approximately 83.1 miles north of Baltimore, Maryland and approximately 104 miles west of Philadelphia. Access to the neighborhood is provided by Interstate 83, a highway located in Maryland and Pennsylvania running from Baltimore, Maryland to Harrisburg, Pennsylvania, Interstate 283 and US Route 22. The immediate area is primarily composed of a mix of hospitality, retail, office, and restaurant uses. Retailers in the immediate surrounding area include Price Rite, Waffle House, Crunch Fitness, Big Lots, Lowe's, McDonald's, IHOP, Staples, GIANT, Burlington, and many more. Colonial Commons, approximately 3.6 miles from the Union Square Shopping Center Property, includes retailers such as Hobby Lobby, At Home, Dick's Sporting Goods, Sally Beauty, Marshalls, Bath & Body Works and Dollar Tree with other nationally recognized retailers being Ulta, Great Clips, Old Navy, Five Guys, and Olive Garden.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Union Square Shopping Center Property was 11,503, 95,959 and 195,415, respectively, and the estimated 2024 average household income is $72,224, $77,484 and $89,606, respectively. According to a third-party market research report, the Union Square Shopping Center Property is located along high-traffic Union Deposit Road and Able Drive that sees, on average, 12,669 vehicles per day.

The Union Square Shopping Center Property is part of the Harrisburg-Carlisle, Pennsylvania Metropolitan Statistical Area (the “MSA”). Specifically, the Union Square Shopping Center Property is located within the Harrisburg Area East retail submarket. According to a third-party market research report, the MSA had an estimated 2024 population of approximately 610,059 and experienced an annual growth rate of approximately 0.8% since 2020. According to a third-party market research report, as of August 2024, the Harrisburg Area East retail submarket reported an inventory of approximately 19.4 million square feet, with an average asking rent of $17.17 and an overall vacancy rate of 5.7%. The appraisal concluded to market rents in the market rent summary below

The following table presents certain information relating to the appraisal’s market rent conclusions for the Union Square Shopping Center Property:

Market Rent Summary
	Large Inline > 5,000 SF	Medium Inline < 5,000 SF	Small Inline < 2,500 SF	Pad	Anchor > 25,000 SF	Weis Market	Junior Anchor < 25,000 SF
Market Rent (PSF)	$13.50	$15.50	$20.00	$40.00	$7.50	$8.50	$8.00
Lease Term (Years)	10	5	5	10	10	10	20
Lease Type	Net	Net	Net	Net	Net	Net	Net
Escalations	2.0% / Year	2.0% / Year	2.0% / Year	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years

Source:	Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

The table below presents certain information relating to comparable sales pertaining to the Union Square Shopping Center Property identified by the appraiser:

Comparable Sales(1)
Property Name	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Union Square Shopping Center 3529-3915 Union Deposit Road Harrisburg, PA	1988/2006	307,913(2)	97.4%(2)
Shippenburg Marketplace SC 397 Baltimore Road Shippensburg, PA	2002/NAP	59,339	85.0%	Apr-2024	$6,630,000	$112
Larkins Center 601 Conchester Highway Boothwyn, PA	1994/NAP	225,214	99.0%	Sep-2023	$26,000,000	$115
The Pavilion at Lansdale 401 South Broad Street Lansdale, PA	1960/NAP	135,808	96.0%	Apr-2023	$19,500,000	$144
Franklin Center 1320 Lincoln Way East Chambersburg, PA	1989/2015	174,063	97.0%	May-2022	$22,250,000	$128
Dauphin Plaza 3812 Union Deposit Road Harrisburg, PA	1989/NAP	215,735	92.0%	Mar-2022	$21,700,000	$101

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated October 23, 2024.

Appraisal. The appraisal concluded to an “as-is” value of $43,000,000 as of September 22, 2024 for the Union Square Shopping Center Property.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024 for the Union Square Shopping Center Property, there was no evidence of any recognized environmental conditions.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Union Square Shopping Center Property:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW	UW PSF
Base Rent(1)	$3,123,681	$3,137,695	$3,166,253	$3,336,494	$3,275,421	$10.64
Straight-Line Rent	0	0	0	0	14,765	0.05
Grossed Up Vacant Space	0	0	0	0	128,750	0.42
Gross Potential Rent	$3,123,681	$3,137,695	$3,166,253	$3,336,494	$3,418,935	$11.10
Other Income	6,744	25,835	41,578	24,783	24,783	0.08
Total Recoveries	1,111,048	1,053,359	1,011,894	1,052,897	1,121,145	3.64
Net Rental Income	$4,241,473	$4,216,889	$4,219,725	$4,414,174	$4,564,864	$14.83
(Vacancy & Credit Loss)	0	0	0	0	(227,004)	(0.74)
Effective Gross Income	$4,241,473	$4,216,889	$4,219,725	$4,414,174	$4,337,860	$14.09

Real Estate Taxes	$594,984	$602,451	$616,657	$653,195	$653,195	$2.12
Insurance	66,092	68,658	75,639	75,639	102,134	0.33
Management Fee	124,012	126,143	127,558	135,094	130,136	0.42
Other Operating Expenses	393,266	280,790	281,830	322,711	322,711	1.05
Total Expenses	$1,178,354	$1,078,043	$1,101,684	$1,186,638	$1,208,175	$3.92

Net Operating Income	$3,063,119	$3,138,846	$3,118,040	$3,227,536	$3,129,684	$10.16
Replacement Reserves	0	0	0	0	45,096	0.15
TI/LC	0	0	0	0	159,906	0.52
Net Cash Flow	$3,063,119	$3,138,846	$3,118,040	$3,227,536	$2,924,682	$9.50

Occupancy %(2)	98.8%	97.4%	98.5%	100.0%	95.0%
NOI DSCR	1.63x	1.67x	1.66x	1.72x	1.67x
NCF DSCR	1.63x	1.67x	1.66x	1.72x	1.56x
NOI Debt Yield	11.0%	11.2%	11.2%	11.5%	11.2%
NCF Debt Yield	11.0%	11.2%	11.2%	11.5%	10.5%

(1)	Base Rent includes contractual rent steps totaling $56,354 through December 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

(2)	The UW Occupancy % represents the in-place economic occupancy. Historical occupancies represent physical occupancies. UW Occupancy % based on physical occupancy is 100.0% as of October 23, 2024. UBS AG is underwriting to a 97.4% occupancy due to a tenant that vacated at the end of October 2024 (Cricket Wireless; 0.5% of NRA), a tenant vacating at the end of January 2025 (Top Line Tuxedo; 1.0% of NRA) and a tenant that has ceased operations but is continuing to pay rent (World Appliance; 1.1% of NRA).

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of approximately $409,233 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $55,544.

Insurance – The loan documents require an upfront deposit of approximately $30,640 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage, initially $8,511.

Replacement Reserve – The loan documents require an upfront deposit of $96,000 and an ongoing monthly replacement reserve deposit of $4,002, capped at $96,000.

TI/LC Reserve – The loan documents require an upfront deposit of $500,000 and an ongoing monthly replacement reserve deposit of $19,245, capped at $500,000.

Lockbox and Cash Management. The Union Square Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Union Square Shopping Center Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Union Square Shopping Center Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Union Square Shopping Center Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Union Square Shopping Center Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, Glenville Union Square GP, LLC (the “SPC Party”), the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x or (iv) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the SPC Party, the guarantor or the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the SPC Party’s, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least (A) 1.40x for one calendar quarter or (B) 1.35x for two consecutive calendar quarters or (d) with respect to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Union Square Shopping Center Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the SPC Party or the guarantor or (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrower, the SPC Party or the guarantor, and the lender’s determination that such filing does not materially affect the borrower’s, the SPC Party’s or the guarantor’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least (A) 1.30x for one calendar quarter or (B) 1.25x for two consecutive calendar quarters.

A “Material Tenant” means (i) Gabriel Brothers, (ii) Weis Markets or (iii) any tenant at the Union Square Shopping Center Property that, together with its affiliates, either (a) leases no less than 15% of the total rentable square footage of the Union Square Shopping Center Property or (b) accounts for (or would account for) no less than 15% of the total in-place base rent at the Union Square Shopping Center Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or any portion of its Material Tenant space or (viii) a Material Tenant (or a person on its behalf) announces or discloses publicly its intention to relocate from or vacate all or any portion of its Material Tenant space, and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii) and (viii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Union Square Shopping Center Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, if the conditions of clause (a) above are not satisfied, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof, such that it is no longer dark and has not vacated or ceased to conduct business at the Union Square Shopping Center Property or a portion thereof and (f) with respect to clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space.

In order to avoid a Material Tenant Trigger Event, the Union Square Shopping Center Mortgage Loan documents permit the borrower to post a lump sum cash deposit in the amount of $1.25 million (the “Re-tenanting Reserve”), within five days of the occurrence of a Material Tenant Trigger Event. A deposit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail – Anchored	Loan #9	Cut-off Date Balance:	$27,950,000
3529-3915 Union Deposit Road	Union Square Shopping Center	Cut-off Date LTV:	65.0%
Harrisburg, PA 17109		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.2%

will defer the Material Tenant Trigger Event for one year. In addition, with respect to the Gabriel Brothers lease, in the event of the occurrence of a Material Tenant Trigger Event triggered solely pursuant to subsection (ii) of the definition thereof, the borrower can elect to defer the deposit of the Re-tenanting Reserve until the occurrence of Material Tenant Trigger Event triggered pursuant to subsection (iii) of the definition thereof. Failure of the borrower to post the Re-tenanting Reserve on the deferred date will be an event of default and trigger recourse on the Union Square Shopping Center Mortgage Loan. Such deposit will defer the Material Tenant Trigger Event for six months.

Property Management. The Union Square Shopping Center Property is managed by Paramount LMS LLC.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

Shops at Mission Viejo
555 The Shops at Mission Viejo
Mission Viejo, CA 92691
IRVINE
John Wayne Airport 8 miles
Irvine Spectrum
Medtronic Neurovascular
Trabuco Rd.
Lake Forest
METROLINK
IE-OC/ORANGE COUNTY LINES
Ridge Rte Dr.
El Toro Rd.
Muirlands Blvd.
Rockfield Blvd.
Spectrum Crossroads
Los Alisos Village
Los Alisos Blvd.
Jeronimo Rd.
Lake Forest Marketplace
San Diego Fwy
Laguna Woods GC
Valencia Center
Laguna Woods
Saddleback Mem. Medical Center
Moulton Pkwy.
Aliso Viejo Resort and GC
Mission Viejo
Rancho Santa Margarita
Acacia Knolls
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
San Joaquin Hills Trans. Corridor
Laguna Hills
Oso Pkwy.
Plaza de las Flores
Aliso Viejo
La Paz Rd.
Mission Viejo CC
Marguerite Pkwy.
Las Flores
Los Patrones Pkwy
Thomas F. Riley Park
Kaiser Permanente Aliso Viejo
Pacific Park Dr.
Saddleback Business Park
Providence Mission Hospital
Crown Valley Pkwy.
Plaza de la Paz
Mercantile West
Mercantile East Shopping Center
Chet Holifield Federal Building
Crown Valley Business Park
Bridgepark Plaza
Soka University of America
Aliso Creek Rd.
The Center at Rancho Niguel
Saddleback College
Saddleback Coll. Stadium
Ladera Ranch
Laguna Niguel Reg. Park
Laguna Niguel/ Mission Viejo
Arroyo Trabuco GC
ORANGE COUNTY
Antonio Pkwy.
Kite Hill
Aliso and Woods Regional Park
Laguna Niguel Plaza
Crown Valley Pkwy.
Crown Valley Plaza
Crown Valley Mall
Laguna Heights Marketplace
Kaiser Permanente San Juan Capistrano
Citron Esencia
Cow Camp Rd.
Laguna Beach
El Niguel CC
Laguna Niguel
Marbella CC
Ortega Hwy.
The Ranch at Laguna Beach GC
Salt Creek Regional Park
San Juan Capistrano Mission
Los Rios Historic District ZOOMARS
San Juan Capistrano
Marbella Plaza
Mission Hospital Laguna Beach
Crown Valley Pkwy.
Niguel Rd.
Los Rios
Plaza Del Obispo Shopping Center
Avenida La Plata
1000 Steps Beach
Pacific Coast Hwy.
Ocean Ranch Village
Plaza Del Rio Shopping Ctr.
San Juan Capistrano
Three Arches
Dana Point
Camino Del Avion
San Juan Hills GC
405
5
73
241
74
1
Burbank
Pasadena
Glendale
LOS ANGELES
Santa Monica
Pomona
Fontana
SAN BERNARDINO
Ontario
Redlands
Yucaipa
RIVERSIDE
Fullerton
Corona
Moreno Valley
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Perris
Hemet
Huntington Beach
Irvine
Newport Beach
Mission Viejo
Laguna Hills
Murrieta
San Clemente
Temecula
Fallbrook
Pacific Ocean
Oceanside
Carlsbad
Vista
Escondido
Encinitas
Ramona
Poway
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
Chula Vista
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%
Mortgage Loan No. 10 – Shops at Mission Viejo
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Mission Viejo, CA
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1979 / 2000, 2021
Borrower Sponsors:	Simon Property Group, L.P and Institutional Mall Investors LLC			Size(4):	1,012,005 SF
Guarantors:	Simon Property Group, L.P.			Cut-off Date Balance Per SF(1):	$178
Mortgage Rate:	6.72500%			Maturity Date Balance Per SF(1):	$168
Note Date:	12/4/2024			Property Manager:	Simon Management Associates, LLC
Maturity Date:	1/1/2035
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	360 months			UW NOI:	$24,174,721
IO Period:	60 months			UW NCF:	$23,570,815
Seasoning:	1 months			UW NOI Debt Yield:	13.4%
Prepayment Provisions(2):	L(25),D(88),O(7)			UW NCF Debt Yield:	13.1%
Lockbox/Cash Mgmt. Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.69x
Additional Debt Balance(1):	$155,000,000			Most Recent NOI(5):	$24,142,803 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$25,221,490 (12/31/2023)
Reserves(3)				3rd Most Recent NOI:	$24,750,051 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (10/23/2024)
Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.8% (12/31/2023)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.2% (12/31/2022)
Replacement Reserves:	$0	Springing	N/A	Appraised Value (as of)(3):	$343,600,000 (10/30/2024)
TI/LC Reserve:	$0	Springing	N/A	Appraised Value PSF:	$340
Gap Rent Reserve:	$429,705	$0	N/A	Cut-off Date LTV Ratio(3):	52.4%
Outstanding TI/LC:	$1,981,224	$0	N/A	Maturity Date LTV Ratio(3):	49.5%
Major Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$180,000,000	62.8%	Loan Payoff:	$282,626,868	98.5%
Borrower Sponsor Equity:	106,843,216	37.2%	Upfront Reserves:	2,410,929	0.8%
			Closing Costs:	1,805,418	0.6%
Total Sources:	$286,843,216	100.0%	Total Uses:	$286,843,216	100.0%

(1)	The Shops at Mission Viejo Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Shops at Mission Viejo Whole Loan”). The Financial Information in the chart above reflects the Shops at Mission Viejo Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on February 1, 2025. Defeasance of the Shops at Mission Viejo Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) January 1, 2028 (the “Permitted Release Date”). The assumed lockout period is based on the anticipated closing date of the WFCM 2025-C64 securitization in February 2025. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not yet occurred, the borrower may prepay the Shops at Mission Viejo Whole Loan in whole, but not in part, provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	The Shops at Mission Viejo Property (as defined below) is part of a larger retail development consisting of a total of 1,236,320 square feet (“SF”). Macy’s operates 193,500 SF at the Shops at Mission Viejo Property through a ground lease and has another suite consisting of 224,315 SF that is not part of the collateral.
(5)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.8% as of the end of 2023 to 96.3% as of October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

The Mortgage Loan. The Shops at Mission Viejo mortgage loan (the “Shops at Mission Viejo Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super-regional mall located in Mission Viejo, California (the “Shops at Mission Viejo Property”). The Shops at Mission Viejo Whole Loan consists of 10 pari passu promissory notes and accrues interest at a rate of 6.72500% per annum on an Actual/360 basis. The Shops at Mission Viejo Whole Loan has a 10-year term and is interest only for the first 60 months followed by amortization based on a 30 year schedule for the remaining term. The Shops at Mission Viejo Whole Loan was co-originated by Barclays, SGFC and CREFI. The Shops at Mission Viejo Mortgage Loan is evidenced by the non-controlling Note A-2-1 with an original principal balance of $25,000,000. The remaining notes are currently held by Barclays, SGFC and CREFI or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Shops at Mission Viejo Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BBCMS 2025-C32	Yes
A-1-2(1)	$25,000,000	$25,000,000	Barclays	No
A-1-3(1)	$15,000,000	$15,000,000	Barclays	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2025-C32	No
A-1-5	$5,000,000	$5,000,000	BBCMS 2025-C32	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-C64	No
A-2-2	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-1	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-2(1)	$15,000,000	$15,000,000	SGFC	No
A-3-3(1)	$10,000,000	$10,000,000	SGFC	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsor. The borrower for the Shops at Mission Viejo Whole Loan is Shops at Mission Viejo, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Mission Viejo Whole Loan.

The borrower sponsors are Simon (51% interest) and Institutional Mall Investors LLC (“IMI”) (49% interest). Simon is the non-recourse carveout guarantor. So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc., a Delaware corporation, or an IMI Key Principal (as defined below), the liability under the guaranty is limited to 20% ($36,000,000) of the original principal amount of the Shops at Mission Viejo Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the Shops at Mission Viejo Whole Loan; however, the non-recourse carveout guaranty provides loss recourse for breaches of representations, warranties and indemnification provisions in the Shops at Mission Viejo Whole Loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of December 12, 2024, Simon had an equity market capitalization of approximately $57.8 billion.

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI focuses on high-quality, fashion-oriented retail properties throughout the United States. As of September 2024, IMI’s portfolio included approximately 20.6 million SF of retail space and over approximately 1.2 million SF of prime office space.

“IMI Key Principal” means one or more of IMI, CalPERS or any person of which CalPERS owns, directly or indirectly, at least 50% of the capital and profits.

The Property. The Shops at Mission Viejo Property is a Class A, two-story, enclosed super-regional mall on a 66.70-acre site in Mission Viejo in Orange County, California. The Shops at Mission Viejo Property consists of a 1,012,005 square foot portion of a larger retail development consisting of 1,236,320 total SF. The Shops at Mission Viejo Property benefits from three anchor tenants: two Macy’s units (one of which is collateral), Dick’s Sporting Goods (“Dick’s”) and Nordstrom. Notable inline tenants include, among others, Apple, Tesla, Sephora, Lululemon, Steve Madden, Pandora and J. Crew. Food and beverage offerings at the food court include SmashBurger, Chipotle Mexican Grill and Cheesecake Factory. One Macy‘s unit representing 224,315 SF is not part of the collateral. The Shops at Mission Viejo Property was constructed in 1979 and was most recently renovated in 2021 which involved a $17.6 million interior and exterior redevelopment of the Dick’s space to allow for Dick’s to take occupancy on a build-to-suit basis.

As of October 23, 2024, the Shops at Mission Viejo Property was 89.8% leased to 116 unique tenants (excluding temporary tenants), including one medical office tenant (1.0% of underwritten base rent). Other than the three retail anchor tenants and one medical office tenant, no other tenant accounts for greater than 2.1% of net rentable area and 3.9% of underwritten base rent. In the trailing-12 month period ending September 30, 2024, the tenants at the Shops at Mission Viejo Property generated approximately $245.0 million in total sales (excluding Tesla, whose sales have been excluded from all sales data due

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

to historical reporting variances in methodology), with comparable inline sales of $566 per square foot (less than 10,000 SF excluding Apple and Tesla) and $665 per square foot (less than 10,000 SF).

The Shops at Mission Viejo Property has benefitted from positive leasing momentum with 11 unique tenants totaling 43,868 SF (4.3% of collateral SF) and approximately $1.8 million of underwritten rent (9.2% of total underwritten rent) of recently executed leases since the beginning of 2024. Such new leasing includes two major tenants, Round 1 Bowling and Amusement and Uniqlo, collectively representing 32,196 SF.

Major Retail Tenants.

Macy’s (193,500 SF; 19.1% of NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Fitch/Moody’s/S&P: BBB-/Ba2/BB+) is a department store chain that operates approximately 735 stores in the United States as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), which sell men's, women's and children's apparel and accessories, cosmetics and home furnishings, among other merchandise. Macy’s, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of February 2030 and has five, 10-year renewal options remaining with no termination options. Ground rent will remain $10 during any renewal periods. Simon Property Group, L.P. (“Simon”) estimated Macy’s sales to be $11,100,000, or $57 per square foot, for the 193,500 SF of collateral space and $20,100,000, or $90 per square foot, for the 224,315 SF of non-collateral space from the trailing-12 month period through September 2024. The 224,315 SF non-collateral space is occupied by Macy’s pursuant to a ground lease through 2069. Macy’s has been in occupancy of such space since the Shops at Mission Viejo Property opened in 1977.

Nordstrom (165,000 SF; 16.3% of NRA; 0.0% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB/Ba2/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom was added to the Shops at Mission Viejo Property upon executing a ground lease in January 1999 that was part of a significant renovation and expansion with an original cost of $20 million. The ground lease has an initial expiration date on February 2030. Nordstrom has seven, 10-year extension options remaining. Ground rent will remain $1 during any renewal periods. For the trailing-12 month period through September 2024, Nordstrom reported sales of approximately $49.4 million, which equates to approximately $299 per square foot.

Dick's (80,000 SF; 7.9% of NRA; 7.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s has been in occupancy at the Shops at Mission Viejo Property since May 2020 and has a lease expiration date of January 2032. Dick’s has three, five-year extension options remaining. For the trailing-12 month period through September 2024, Dick’s reported sales of approximately $19.1 million, which equates to approximately $239 per square foot.

Major Medical Office Tenant.

Welltower Mission Viejo Medical (104,500 SF; 10.3% of NRA; 1.0% of underwritten base rent): Welltower Mission Viejo Medical (“Welltower”) is an outparcel medical office that is being operated as an outpatient center with a focus on cancer care. The medical office also includes an array of health and medical services in partnership with Providence Mission Viejo Hospital that is located adjacent to Welltower. Providence Mission Viejo Hospital is the largest employer in the city of Mission Viejo and is currently undergoing a $712 million expansion. Welltower is a real estate investment trust and S&P 500 company headquartered in Toledo, Ohio. Welltower invests with senior housing operators, post-acute providers and health systems to fund the real estate infrastructure needed for health care operations. Founded in 1970, Welltower currently has a portfolio of over 430 medical properties totaling approximately 26 million square feet with locations across all 50 states. Welltower, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of January 2074 with two, 10-year renewal options remaining.

The following tables present certain information relating to the tenancy at the Shops at Mission Viejo Property:

	2019	2020	2021	2022	2023	Current(2)
Inc. Temp Tenants	88.7%	96.6%	95.3%	98.5%	98.8%	96.3%
Excl. Temp Tenants	85.2%	90.6%	88.4%	88.2%	90.8%	89.8%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of October 23, 2024. Temporary tenants are underwritten as vacant, however, income from such tenants is included in underwritten income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%
Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Anchor Tenants
Macy’s(3)	NR/Ba2/BB+	193,500	19.1%	$0.00	$10	0.0%	2/2/2030
Nordstrom(3)	BB+/Ba2/BB	165,000	16.3%	$0.00	$0	0.0%	2/28/2030
Dick’s	NR/Baa2/BBB	80,000	7.9%	$19.50	$1,560,000	7.9%	1/31/2032
Anchor Tenants Subtotal / Wtd. Avg.		438,500	43.3%	$3.56	$1,560,010	7.9%

Medical Office Tenant
Welltower(3)	NR/Baa1/BBB+	104,500	10.3%	$1.89	$198,000	1.0%	1/31/2074

Major Tenants
Old Navy	NR/NR/NR	21,196	2.1%	$22.64	$479,945	2.4%	1/31/2026
Round 1 Bowling and Amusement	NR/NR/NR	20,465	2.0%	$37.63	$770,000	3.9%	1/31/2035
Forever 21	NR/NR/NR	13,141	1.3%	$11.78	$154,757	0.8%	1/31/2027
Uniqlo(4)	NR/NR/NR	11,731	1.2%	$37.30	$437,566	2.2%	8/31/2035
The Gap/Gap Body	NR/B1/BB	10,617	1.0%	$59.94	$636,422	3.2%	1/31/2027
Pottery Barn	NR/NR/NR	10,048	1.0%	$35.64	$358,138	1.8%	1/31/2025
Express Men	NR/NR/NR	9,748	1.0%	$14.53	$141,638	0.7%	1/31/2029
Abercrombie & Fitch	NR/NR/BB	9,350	0.9%	$40.88	$382,222	1.9%	1/31/2026
Tenshoppe	NR/NR/NR	8,681	0.9%	$25.43	$220,758	1.1%	11/30/2025
Victoria's Secret	NR/B1/BB-	7,709	0.8%	$41.23	$317,842	1.6%	1/31/2033
Major Tenants Subtotal / Wtd. Avg.		122,686	12.1%	$31.78	$3,899,289	19.6%
Remaining Occupied		243,443	24.1%	$58.31	$14,194,421	71.5%
Occupied Collateral Total / Wtd. Avg.		909,129	89.8%	$21.84	$19,851,720	100.0%

Vacant Space		102,876	10.2%

Collateral Total		1,012,005	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2024, inclusive of rent steps through December 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom, Macy’s and Welltower are subject to ground leases.
(4)	In the event that Uniqlo does not achieve sales of at least $4,271,726 during the 12 month period from September 1, 2027 through August 31, 2028 (the “Sales Measuring Period”), Uniqlo has the right to terminate its lease by providing notice within 90 days of the end of the Sales Measuring Period and the lease termination would be effective one year after providing such notice.

Tenant Sales(1)(2)
	2019	2021	2022	2023	TTM(3)
Gross Mall Sales	$293,240,349	$211,527,376	$241,604,693	$252,622,256	$244,989,630
Sales PSF (Inline < 10,000 SF)	$715	$569	$653	$684	$665
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)	$553	$501	$565	$580	$566
Occupancy Cost (Inline < 10,000 SF)	13.5%	16.4%	13.8%	13.4%	12.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)	17.2%	18.4%	15.8%	15.7%	14.9%

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Macy’s does not report sales for its collateral and non-collateral spaces.
(2)	2020 sales are excluded due to the adverse impact of the COVID-19 pandemic. Tesla sales are excluded from all sales data due to historical reporting variances.
(3)	Based on the trailing-12 month period as of September 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%
Major Tenant Sales(1)(2)
Tenant Name	SF	2019	2021	2022	2023	9/30/2024 TTM	Occupancy Cost	9/30/2024 TTM Sales PSF
Anchor Tenants
Macy’s(3)	193,500	$13,100,000	$11,800,000	$11,700,000	$11,100,000	$11,100,000	0.6%	$57
Nordstrom	165,000	$55,450,000	$45,699,000	$62,174,000	$54,767,955	$49,364,357	0.3%	$299
Dick’s	80,000	NAV	NAV	$17,566,000	$17,398,683	$19,100,000	9.9%	$239
Major Tenants
Old Navy	21,196	$3,813,000	$3,041,000	$2,809,000	$2,855,915	$2,925,013	20.2%	$138
Forever 21	13,141	NAV	$506,000	$1,651,000	$1,406,717	$1,282,319	14.0%	$98
The Gap/Gap Body	10,617	$2,601,000	$1,960,000	$2,010,000	$2,163,548	$2,542,138	45.0%	$239
Pottery Barn	10,048	$6,880,000	$7,500,000	$8,801,000	$7,556,008	$7,153,671	10.2%	$712
Signature Tenants
Abercrombie & Fitch	9,350	$1,731,000	$1,954,000	$2,071,000	$2,557,750	$3,036,791	14.7%	$325
Victoria's Secret	7,709	$4,824,000	$3,789,000	$3,878,000	$3,480,655	$4,553,559	12.9%	$591
J. Crew	7,100	$1,791,000	$1,903,000	$2,144,000	$2,588,908	$2,817,790	11.1%	$397
Cheesecake Factory	6,927	$9,980,000	$10,015,000	$10,861,000	$10,730,469	$10,516,158	6.4%	$1,518
Apple	6,195	$50,363,000	$19,693,000	$24,418,000	$28,302,090	$26,569,865	2.4%	$4,289
Sephora	5,338	$7,128,000	$4,576,000	$6,627,000	$8,894,692	$9,298,805	7.7%	$1,742
Williams-Sonoma	4,718	$2,485,000	$3,080,000	$3,168,000	$3,260,723	$3,434,306	10.9%	$728
Tommy Bahama	3,387	$2,395,000	$2,479,000	$2,827,000	$2,533,608	$2,402,062	19.6%	$709
Lululemon	3,099	$6,836,000	$5,010,000	$6,194,000	$6,685,376	$6,742,842	5.7%	$2,176
Lego	2,321	$1,665,000	$2,985,000	$3,319,000	$3,052,182	$2,965,632	10.3%	$1,278

(1)	All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the Shops at Mission Viejo Property.
(3)	Based on estimates provided by the borrower sponsor as Macy’s does not report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover schedule at the Shops at Mission Viejo Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	102,876	10.2%	NAP	NAP		102,876	10.2%	NAP	NAP
2025 & MTM	27	75,833	7.5%	$2,824,046	14.2%		178,709	17.7%	$2,824,046	14.2%
2026	25	94,348	9.3%	$4,893,766	24.7%		273,057	27.0%	$7,717,812	38.9%
2027	18	51,790	5.1%	$2,746,512	13.8%		324,847	32.1%	$10,464,324	52.7%
2028	8	12,949	1.3%	$1,037,348	5.2%		337,796	33.4%	$11,501,673	57.9%
2029	12	30,543	3.0%	$1,168,107	5.9%		368,339	36.4%	$12,669,780	63.8%
2030	12	387,629	38.3%	$2,119,516	10.7%		755,968	74.7%	$14,789,296	74.5%
2031	4	8,022	0.8%	$540,251	2.7%		763,990	75.5%	$15,329,547	77.2%
2032	4	89,093	8.8%	$2,100,725	10.6%		853,083	84.3%	$17,430,273	87.8%
2033	3	14,333	1.4%	$463,498	2.3%		867,416	85.7%	$17,893,771	90.1%
2034	3	4,808	0.5%	$416,273	2.1%		872,224	86.2%	$18,310,044	92.2%
2035	2	32,196	3.2%	$1,207,566	6.1%		904,420	89.4%	$19,517,610	98.3%
2036 & Thereafter	2	107,585	10.6%	$334,110	1.7%		1,012,005	100.0%	$19,851,720	100.0%
Total	120	1,012,005	100.0%	$19,851,720	100.	0%
(1)	Based on the underwritten rent roll dated October 23, 2024 inclusive of rent steps through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Shops at Mission Viejo Property is located in the South submarket of the broader Orange County retail market. The Shops at Mission Viejo Property benefits from its accessible location as it is adjacent to Interstate 5, which is a main thoroughfare throughout Orange County and allows for direct access to Los Angeles. Residential development dominates the area surrounding the Shops at Mission Viejo Property. Additionally, the Shops at Mission Viejo Property is the southernmost mall in the competitive set as identified in the appraisal. Providence Mission Hospital and Saddleback College, the two largest employers in Mission Viejo, are both located across the street from the Shops at Mission Viejo Property. Providence Mission Hospital is in the midst of a $712 million expansion and Saddleback College, which consists of approximately 26,000 students, recently completed an expansion project in March of 2024 that added a $60 million facility dedicated to student services.

The South retail submarket consists of approximately 9.7 million SF and is the second largest of the five submarkets within the approximately 41.6 million SF Orange County market. As of the second quarter of 2024, the 6.5% vacancy rate in the submarket is lower than the 6.7% vacancy rate for the Orange County retail market. Additionally, the South submarket asking rent of $39.34 per square foot is greater than the Orange County market asking rent of $34.68 per square foot. Asking rent in the submarket and market have grown each year since 2021.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius was 293,855, 469,899 and 651,466, respectively. Additionally, for the same period, the average household income within the same radii was $164,778, $166,335 and $167,972, respectively.

The following table presents certain information relating to comparable retail centers for the Shops at Mission Viejo Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Shops at Mission Viejo Mission Viejo, CA	1979 / 2000, 2021	1,012,005(2)(3)	89.8%(2)(3)	NAP	$665(4)	Macy’s, Nordstrom, Dick’s
Irvine Spectrum Center Irvine, CA	1995 / 2016	1,388,737	95%	11 miles	$1,100 - $1,200(5)	Nordstrom, Target, Regal Cinemas, Dave & Busters, Newfound Market
Fashion Island Newport Beach, CA	1967 / 2003, 2017	1,573,000	96%	15 miles	$1,400 - $1,600(5)	Nordstrom, Macy’s, Bloomingdale’s, Neiman Marcus, Whole Foods, Cinema
South Coast Plaza Costa Mesa, CA	1967 / 1999	2,740,000	95%	18 miles	$1,300 - $1,500(5)	Bloomingdale’s, Macy’s, Saks Fifth Avenue, Nordstrom
Marketplace at Laguna Niguel and Plaza De La Paz Laguna Niguel, CA	1990 & 1994 / 1994	811,000	94%	4 miles	NAV	Kohl’s, Costco, The Home Depot, Hobby Lobby, Walmart, Marshall’s, Old Navy
Outlets at San Clemente San Clemente, CA	2015 / NAP	369,500	85%	11 miles	$500 - $550	Metropolitan Theatres, Nike, H&M
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of October 23, 2024.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral Macy’s space.
(4)	Represents sales per square foot as of September 30, 2024 for in-line tenants. All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor.
(5)	Includes sales attributed to Apple.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Shops at Mission Viejo– Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,200 SF	$80.00	8	3.0%	$40.00
1,201 – 2,000 SF	$60.00	8	3.0%	$40.00
2,001 – 3,500 SF	$45.00	8	3.0%	$40.00
3,501 – 5,000 SF	$35.00	8	3.0%	$40.00
5,001 – 10,000 SF	$27.00	8	3.0%	$40.00
10,000 SF +	$30.00	8	3.0%	$40.00
Restaurants	$45.00	10	3.0%	$75.00
Jewelers	$80.00	8	3.0%	$40.00
Food Court	$100.00	8	3.0%	$40.00
Kiosk	$400.00	5	3.0%	$40.00
ATM	$600.00	5	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraiser concluded to an “as is” value for the Shops at Mission Viejo Property of $343,600,000 as of October 30, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 5, 2024, there was no evidence of any recognized environmental conditions at the Shops at Mission Viejo Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shops at Mission Viejo Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023(2)	TTM 9/30/2024(2)	Underwritten	Per SF	%(3)
Base Rent	$20,285,085	$19,884,382	$19,881,736	$19,292,499	$19,487,194	$19.26	52.8%
Contractual Rent Steps(4)	0	0	0	0	364,526	$0.36	1.0
Credit Tenant Rent Steps	0	0	0	0	121,892	$0.12	0.3
Temporary Tenant Rent	1,568,156	2,041,575	2,193,164	2,015,799	2,101,000	$2.08	5.7
Percentage in Lieu Rent	344,873	110,773	299,278	281,009	248,573	$0.25	0.7
Overage Rent	926,893	1,599,365	1,334,111	1,266,529	862,043	$0.85	2.3
Other Rental Income	205,717	205,944	189,833	196,947	202,000	$0.20	0.5
Gross-Up Vacant Rent	0	0	0	0	4,465,543	$4.41	12.1
Net Rental Income	$23,330,724	$23,842,039	$23,898,122	$23,052,783	$27,852,771	$27.52	75.5%
Total Recoveries	8,741,330	7,737,820	8,631,027	8,571,797	9,056,105	$8.95	24.5
Gross Potential Income	$32,072,054	$31,579,859	$32,529,149	$31,624,580	$36,908,876	$36.47	100.0%
Vacancy & Bad Debt	0	0	0	0	(5,283,576)	(5.22)	(14.3)
Miscellaneous Income	1,028,204	1,018,361	1,213,703	1,146,579	1,321,000	$1.31	3.6
Effective Gross Income	$33,100,258	$32,598,220	$33,742,852	$32,771,159	$32,946,299	$32.56	89.3%

Taxes	1,501,687	1,719,161	1,748,385	1,757,126	1,780,005	$1.76	5.4
Insurance	966,390	1,058,211	1,195,409	1,318,030	1,363,648	$1.35	4.1
Management Fee	993,121	1,007,385	1,002,899	983,193	988,329	$0.98	3.0
Other Expenses	3,770,823	4,063,412	4,574,669	4,570,007	4,639,596	$4.58	14.1
Total Expenses	7,232,021	7,848,169	8,521,362	8,628,356	8,771,579	$8.67	26.6%

Net Operating Income	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$24,174,721	$23.89	73.4%
Capital Expenditures	0	0	0	0	54,901	$0.05	0.2
TI/LC	0	0	0	0	549,005	$0.54	1.7
Net Cash Flow	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$23,570,815	$23.29	71.5%
(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	The decrease from 2023 NOI to TTM 9/30/2024 NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.8% as of the end of 2023 to 96.3% as of October 23, 2024.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Contractual Rent Steps were taken through December 2025.

Property Management. The Shops at Mission Viejo Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,981,224 for outstanding tenant improvement allowances and leasing commissions and (ii) $429,705 for outstanding gap rent.

Tax Escrows – On a monthly basis, during the continuance of a Reserve Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period, except if the Shops at Mission Viejo Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Retail– Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
555 The Shops at Mission Viejo	Shops at Mission Viejo	Cut-off Date LTV:	52.4%
Mission Viejo, CA 92691		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.4%

Replacement Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $12,000 on a monthly basis for replacements and repairs to be made at the Shops at Mission Viejo Property.

TI/LC Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $79,000 on a monthly basis for ongoing leasing reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), on a monthly basis the borrower is required to escrow an amount equal to 1/12th of the applicable Major Tenant Threshold Amount (as defined below) until such Major Tenant Threshold Amount is reached.

A “Reserve Trigger Period” commences upon the net operating income debt yield (the “NOI Debt Yield”) falling below 10.50% for two consecutive calendar quarters, and cures upon the NOI Debt Yield reaching 10.50% for two consecutive calendar quarters.

A “Major Tenant Trigger Event” commences upon the earlier to occur of (i) a Major Tenant (as defined below) bankruptcy event, (ii) a Major Tenant vacates its space or goes dark for a period of at least 90 days or (iii) a Major Tenant Renewal Event (as defined below).

Such Major Tenant Trigger Event will be cured with respect to (a) clause (i) above, upon the resolution of the bankruptcy event or the Major Tenant Threshold Amount has been deposited into the Major Tenant reserve account or a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability capped at the applicable Major Tenant Threshold Amount, (b) clause (ii) above, the Major Tenant reopens for 30 consecutive days or, if applicable, the Major Tenant Threshold Amount has been deposited into the Major Tenant reserve account or (c) clause (iii) above, a Major Tenant Renewal Event Cure (as defined below).

A “Major Tenant” means Macy’s (193,500 SF of collateral space), Nordstrom, Dick’s or any replacement tenant occupying at least 50% of the space occupied by one or more of the foregoing.

A “Major Tenant Renewal Event” means, unless such Major Tenant lease has been renewed or extended, the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing its lease and (y) the date that is six months prior to the date of such Major Tenant’s lease expiration.

A Major Tenant Renewal event will be cured upon (a) such Major Tenant renews and/or extends the Major Tenant lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, (c) the applicable notice of intent not to renew has been rescinded, (d) the applicable Major Tenant Threshold Amount has been deposited into the Major Tenant Reserve Account or (e) at the borrower’s election, a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability limited to the applicable Major Tenant Threshold Amount (collectively, a “Major Tenant Renewal Event Cure”).

“Major Tenant Threshold Amount” means the amount, with respect to (i) the Macy’s collateral space, of $9,675,000, (ii) the space occupied by Nordstrom, of $8,250,000 and (iii) the space occupied by Dick’s, of $4,000,000.

Lockbox / Cash Management. The Shops at Mission Viejo Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Lockbox Event Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Shops at Mission Viejo Whole Loan or (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager or (iii) the NOI Debt Yield being less than 10.50% for two consecutive calendar quarters. A Lockbox Event Period will end with respect to (a) clause (i) above, if the cure of the event of default has been accepted by the lenders, (b) clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Shops at Mission Viejo Property or (c) clause (iii) above, if (A) the NOI Debt Yield is greater than or equal to 10.50% for two consecutive calendar quarters, (B) the borrower prepays a portion of the Shops at Mission Viejo Whole Loan in accordance with the Shops at Mission Viejo Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.50%, together with, if prior to the open period, the yield maintenance premium or (C) the borrower delivers to the lenders (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to the lenders and for which a rating agency confirmation has been received or (4) a letter of credit, in each case, in an amount which, if applied to the repayment of the Shops at Mission Viejo Whole Loan would result in a debt yield equal to 10.50%.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. However, the Shops at Mission Viejo Whole Loan documents permit the borrower to enter into a Property Assessed Clean Energy loan for an amount not to exceed $5,000,000, subject to the consent of the lenders and delivery of a rating agency confirmation.

Partial Release. The Shops at Mission Viejo Whole Loan documents permit the borrower to obtain the release of non-income producing portions of the Shops at Mission Viejo Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Additionally, the borrower is permitted to release the proposed space for a planned 50,000 square foot lifestyle development that is expected to break ground in the near future without the payment of a release price provided that, among other conditions, the borrower satisfies the REMIC requirements. The proposed expansion space is expected to be located between Dick’s and Macy’s.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Wells Fargo Commercial Mortgage Trust 2025-C64	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

A.J. Sfarra	Tel. (212) 214-5613

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BMO Capital Markets Corp.

Paul Vanderslice	Tel. (917) 996-4514

David Schell	Tel. (347) 996-0721

Andrew Noonan	Tel. (347) 446-3147

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

SG Americas Securities, LLC

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weiss	Tel. (212) 278-6570

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Michael Barbieri	Tel. (212) 713-1181

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97